MORGAN STANLEY DEAN WITTER CHARTER SERIES

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.

                            ------------------------

                                   SUPPLEMENT
                                 TO PROSPECTUS
                             DATED OCTOBER 11, 2000

YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED OCTOBER 11, 2000. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY "S-," WHICH RELATE TO THIS SUPPLEMENT.

                            ------------------------

                             MORGAN STANLEY DW INC.


                 THE DATE OF THIS SUPPLEMENT IS APRIL 12, 2001

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Notice to Investors...................................................  S-1

Summary...............................................................  S-1

Use of Proceeds.......................................................  S-2

The Charter Series....................................................  S-2

Selected Financial Data and Selected Quarterly Financial Data.........  S-7

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................  S-10

Quantitative and Qualitative Disclosures About Market Risk............  S-13

The General Partner...................................................  S-19

The Trading Advisors..................................................  S-22

The Commodity Brokers.................................................  S-46

Experts...............................................................  S-46

Potential Advantages..................................................  S-47

Supplemental Performance Information..................................  S-52

Financial Statements..................................................  S-69

                              NOTICE TO INVESTORS

     On April 2, 2001, Dean Witter Reynolds Inc., the selling agent and non-clearing commodity broker for each partnership, changed its name to Morgan Stanley DW Inc.

                                    SUMMARY

     THE FOLLOWING UPDATES AND REPLACES THE BREAK-EVEN INFORMATION CONTAINED ON THE COVER AND PAGE 7.

                              BREAK-EVEN ANALYSIS

     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break-even after one year and after more than two years. The fees and expenses applicable to each partnership are described on page 7.


                                                                $20,000 INVESTMENT
                                                                ------------------
Management Fee..............................................             400
Brokerage Fee...............................................           1,400
Less: Interest Income (1)...................................            (980)
Incentive Fee (2)...........................................              --
Redemption Charge (3).......................................             408
Amount of trading profits a partnership must earn for you to recoup your initial investment at the end of one year
  after paying a redemption charge..........................           1,228
Trading profits as a percentage of net assets that a
  partnership must earn for you to recoup your initial
  investment at the end of one year after paying a
  redemption charge.........................................            6.14%
Amount of trading profits a partnership must earn each year
  for you to recoup your initial investment after two years
  with no redemption charge.................................             820
Trading profits as a percentage of net assets that a
  partnership must earn each year for you to recoup your
  initial investment after two years with no redemption
  charge....................................................            4.10%

------------------
(1) The partnerships receive interest at the rate earned by Morgan Stanley DW on its U.S. Treasury bill investments with customer segregated funds as if 100% of each partnership's average daily net assets for the month were held and invested at that rate. In addition, Morgan Stanley DW will credit each partnership with 100% of the interest income Morgan Stanley DW receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. For purposes of the break-even calculation, it was estimated that approximately 80% of a partnership's average daily funds maintained in trading accounts will be on deposit with Morgan Stanley DW and earn interest income at a rate of approximately 5.00%, and that approximately 20% of a partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 4.50%. An interest rate of 5.00% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Morgan Stanley DW earned in excess of such amount. The combined rate used for this break-even analysis is estimated to be approximately 4.90%.

(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break-even point. Further, trading profits are not necessary to cover the redemption charge because the interest earned by the partnership during the year will exceed the redemption charge to the investor.

(3) Units redeemed at the end of one year from the date of purchase are generally subject to a 2% redemption charge; after two years there are no redemption charges.


                                USE OF PROCEEDS



     THE FOLLOWING UPDATES AND REPLACES THE FIRST PARAGRAPH ON PAGE 25.



     To the extent the partnerships' funds are held by the commodity brokers in customer segregated accounts relating to trading in U.S. exchange-traded futures and options, those funds, along with segregated funds of other customers in the accounts, may be invested by the commodity brokers, under applicable CFTC regulations, in obligations of, or fully guaranteed by, the U.S., general obligations of any state or any political subdivision thereof, general obligations issued by any agency sponsored by the U.S., certificates of deposit issued by a bank as defined in the Exchange Act or a domestic branch of a foreign bank insured by the FDIC, commercial paper, corporate notes, general obligations of a sovereign nation, and interests in money market mutual funds, subject to conditions and restrictions regarding marketability, investment quality, and investment concentration. In addition, such investments may be bought and sold pursuant to designated repurchase and reverse repurchase agreements. To the extent the partnerships' funds are held by the commodity brokers in secured accounts relating to trading in futures or options contracts on non-U.S. exchanges or in forward contracts, such funds may be invested by the commodity brokers, under applicable CFTC regulations, in the instruments described above for customer segregated funds, in equity and debt securities traded on established securities markets in the U.S., and in other debt instruments that are rated in one of the top two rating categories by Moody's Investor Service, Inc. or Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. A significant portion of the partnerships' funds held by Morgan Stanley DW will be held in secured accounts and will be invested in short-term or medium-term commercial paper rated AAA or the equivalent or in other permitted debt instruments rated AAA or the equivalent.


                               THE CHARTER SERIES

     THE FOLLOWING UPDATES AND REPLACES THE TABLE UNDER THE SUB-CAPTION "-- GENERAL" ON PAGE 26.



     Following is a summary of information relating to the sale of units of each partnership through February 28, 2001:


                             CHARTER             CHARTER             CHARTER             CHARTER
                              GRAHAM             MILLBURN             WELTON              DWFCM*
                             -------             --------            -------             -------
Units sold..............   2,932,246.327       3,684,417.585       3,611,379.756       6,757,118.891
Units available for
  sale..................   6,067,753.673       5,315,582.415       5,388,620.244       1,663,743.509
Total proceeds
  received..............  $   28,849,500      $   35,885,160      $   31,931,940      $   68,826,941
General partner
  contributions.........  $      250,000      $      310,000      $      295,000      $      722,486
Number of limited
  partners..............           1,448               1,576               1,432               2,727
Net asset value per
  unit..................          $12.72              $10.22               $7.54              $16.82

------------------
     *Charter DWFCM was originally formed under the name DWFCM International Access Fund L.P. on October 23, 1993 and commenced operations on March 3, 1994. The partnership was renamed Morgan Stanley Dean Witter Charter DWFCM L.P. when it became part of the Charter Series of partnerships and, in an effort to value its units in a manner consistent with the other Charter Series partnerships, each outstanding unit of DWFCM International Access Fund L.P. was converted to 100 units of Charter DWFCM.

     THE FOLLOWING UPDATES AND REPLACES THE PERFORMANCE INFORMATION UNDER THE SUB-CAPTION "-- PERFORMANCE RECORDS" BEGINNING ON PAGE 29.


PERFORMANCE RECORDS


     A summary of performance information for each partnership from its commencement of operations through February 28, 2001 is set forth in Capsules I through IV below. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The "Current net asset value per unit" figure for Charter DWFCM has been adjusted to reflect the 100-for-1 unit conversion that took place on December 1, 2000, when Charter DWFCM became part of the Charter Series of partnerships. You should note that the performance information set forth in Capsule IV prior to December 2000 is based in part on the fees and expenses paid by DWFCM International Access Fund L.P. at that time and does not reflect the fees and expenses currently being paid by Charter DWFCM. You should read the footnotes on pages 32 and 33, which are an integral part of the following capsules.


     You are cautioned that the information set forth in each capsule is not indicative of, and has no bearing on, any trading results that may be attained by any partnership in the future. Past results are not a guarantee of future results. We cannot assure you that a partnership will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a partnership's total income and may generate profits where there have been realized or unrealized losses from futures, forward, and options trading.

                         PERFORMANCE OF CHARTER GRAHAM                 CAPSULE I

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $29,099,499
Current capitalization: $30,362,608
Current net asset value per unit: $12.72
Worst monthly % drawdown: (8.00)% (March 1999)
Worst month-end peak-to-valley drawdown: (17.06)% (6 months, February 2000-July
2000)
Cumulative return since inception: 27.20%

                                                                 MONTHLY PERFORMANCE
                                                                 -------------------
                    MONTH                               2001             2000             1999
                    -----                               ----             ----             ----
                                                         %                %                %
January......................................           (1.99)            2.53            --
February.....................................            3.41            (2.37)           --
March........................................                             0.29            (8.00)
April........................................                            (4.94)            4.24
May..........................................                            (3.97)           (5.94)
June.........................................                            (5.51)            6.65
July.........................................                            (1.80)           (2.60)
August.......................................                             7.09             4.70
September....................................                            (1.60)            1.22
October......................................                             2.93            (6.04)
November.....................................                            16.54             1.82
December.....................................                            13.47             8.32

Compound Annual/
  Period Rate of Return......................            1.35            21.96             2.90
                                                      (2 months)                        (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        PERFORMANCE OF CHARTER MILLBURN               CAPSULE II

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $36,195,158
Current capitalization: $30,469,625
Current net asset value per unit: $10.22
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown: (23.11)% (13 months, July 1999-July
2000)
Cumulative return since inception: 2.20%

                                                                 MONTHLY PERFORMANCE
                                                                 -------------------
                    MONTH                               2001             2000             1999
                    -----                               ----             ----             ----
                                                         %                %                %
January......................................            0.58             2.16            --
February.....................................           (2.29)           (1.79)           --
March........................................                            (5.26)           (0.50)
April........................................                             0.68             5.03
May..........................................                            (2.25)           (3.54)
June.........................................                            (4.72)            5.16
July.........................................                            (1.45)           (3.77)
August.......................................                             3.07             0.98
September....................................                            (2.26)            0.19
October......................................                             4.02           (12.69)
November.....................................                             4.45             1.44
December.....................................                            16.59             1.53

Compound Annual/
  Period Rate of Return......................           (1.73)           12.07            (7.20)
                                                      (2 months)                        (10 months)

                         PERFORMANCE OF CHARTER WELTON               CAPSULE III
Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $32,226,940
Current capitalization: $20,956,081
Current net asset value per unit: $7.54
Worst monthly % drawdown: (7.70)% (March 1999)
Worst month-end peak-to-valley drawdown: (29.10)% (19 months, March 1999-September 2000)
Cumulative return since inception: (24.60)%

                                                                 MONTHLY PERFORMANCE
                                                      ------------------------------------------
                    MONTH                               2001             2000             1999
                    -----                               ----             ----             ----
                                                         %                %                %
January......................................           (5.37)           (6.05)           --
February.....................................           (2.84)            1.79            --
March........................................                             3.75            (7.70)
April........................................                            (6.43)            0.33
May..........................................                            (3.02)           (3.46)
June.........................................                            (2.61)            3.02
July.........................................                            (4.85)           (4.13)
August.......................................                             2.68            (3.17)
September....................................                            (7.32)           (2.22)
October......................................                             2.12            (6.94)
November.....................................                             1.93             6.43
December.....................................                            11.11             7.85

Compound Annual/
  Period Rate of Return......................           (8.05)           (8.17)          (10.70)
                                                      (2 months)                       (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          PERFORMANCE OF CHARTER DWFCM                CAPSULE IV

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $69,547,430
Current capitalization: $36,543,359
Current net asset value per unit: $16.82
Worst monthly % drawdown past five years: (11.64)% (February 1996)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (18.66)% (10 months, September 1995-June 1996)
Worst month-end peak-to-valley drawdown since inception: (22.84)% (7 months, July 1994-January 1995)
Cumulative return since inception: 68.20%

                                                           MONTHLY PERFORMANCE
                       --------------------------------------------------------------------------------------------
        MONTH            2001        2000        1999        1998        1997        1996        1995        1994
        -----            ----        ----        ----        ----        ----        ----        ----        ----
                          %           %           %           %           %           %           %           %
January..............    (4.29)      (0.68)      (5.38)      (1.65)      10.03        2.85      (12.87)      --
February.............     0.42       (0.66)       1.34       (2.21)       6.10      (11.64)      11.47       --
March................                 4.72       (3.27)      (0.69)      (8.05)       0.89       28.77        2.28
April................                 2.15        2.78       (5.90)      (5.89)       3.90        4.41       (2.36)
May..................                 2.34       (4.36)       6.70        0.37       (4.67)       1.21        2.58
June.................                (4.32)       0.54       (0.81)       0.41       (1.55)      (2.60)       2.15
July.................                (7.75)      (0.47)      (4.53)      15.17        5.97        0.48       (4.57)
August...............                 3.32        5.00       15.33       (3.21)      (2.48)       3.58       (5.22)
September............                (1.33)       0.14        1.62        4.51        4.88       (4.93)      (1.44)
October..............                 1.29       (9.69)       1.57       (4.59)       8.88       (1.79)       4.96
November.............                 4.31        2.39       (5.12)       6.81        7.53       (4.17)       1.72
December.............                20.52        2.35        2.44        4.43       (8.37)       1.68       (6.95)
Compound Annual/
  Period Rate of
  Return.............    (3.89)      23.77       (9.21)       5.07       26.22        3.97       21.88       (7.32)
                       (2 months)                                                                         (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


     Capsule IV-A, following, is a pro forma of Capsule IV, adjusted to reflect the interest income that would have been received, and the brokerage, management, and incentive fees that would have been paid, by Charter DWFCM under its new arrangements as part of the Charter Series rather than those previously recognized by DWFCM International Access Fund L.P. The footnotes on page 33 are an integral part of Capsule IV-A.



     You are cautioned that the performance information set forth in the following Capsule performance summary is not indicative of, and may have no bearing on, the trading results that may be attained by Charter DWFCM or its trading advisor in the future, since past results are not a guarantee of future results. There can be no assurance that Charter DWFCM or its trading advisor will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of Charter DWFCM's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                    CAPSULE IV-A
                            PRO FORMA OF CAPSULE IV
                          PERFORMANCE OF CHARTER DWFCM

Worst monthly % drawdown past five years: (11.36)% (February 1996)
Worst monthly % drawdown since inception: (12.61)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (15.54)% (10 months, September 1995-June 1996)
Worst month-end peak-to-valley drawdown since inception: (21.40)% (7 months, July 1994-January 1995)

Cumulative return since inception: 86.68%


                                                           MONTHLY PERFORMANCE
                       --------------------------------------------------------------------------------------------
        MONTH            2001        2000        1999        1998        1997        1996        1995        1994
        -----            ----        ----        ----        ----        ----        ----        ----        ----
                          %           %           %           %           %           %           %           %
January..............    (4.30)      (0.64)      (5.33)      (1.55)       9.28        3.27      (12.61)
February.............     0.41       (0.41)       1.23       (2.40)       5.94      (11.36)      11.95
March................                 4.95       (3.06)      (0.53)      (7.23)       1.29       28.37        2.12
April................                 2.11        2.82       (5.78)      (5.69)       4.01        4.32       (2.50)
May..................                 2.48       (4.25)       6.75        0.63       (4.36)       1.54        2.61
June.................                (4.33)       0.53       (0.59)       0.67       (1.20)      (2.33)       2.31
July.................                (7.78)      (0.23)      (4.41)      14.79        6.43        0.57       (4.53)
August...............                 3.33        4.89       15.30       (2.98)      (2.14)       3.77       (4.87)
September............                (1.18)       0.37        1.64        4.40        5.18       (4.29)      (1.40)
October..............                 1.41       (9.70)       1.47       (4.39)       8.90       (1.40)       5.31
November.............                 4.30        2.43       (5.21)       6.62        6.79       (3.79)       2.11
December.............                20.72        2.31        2.40        4.33       (7.33)       2.08       (6.60)
Compound Annual/
  Period Rate of
  Return.............    (3.91)      25.01       (8.61)       5.44       26.88        7.58       25.67       (5.99)
                       (2 months)                                                                         (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA



     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED ON PAGES
34-36.



     The following are the results of operations and selected quarterly financial data for each partnership for the periods indicated. Per unit results for Charter DWFCM have been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000.


                                 CHARTER GRAHAM

SELECTED FINANCIAL DATA


                                                                              FOR THE PERIOD FROM
                                                                                 MARCH 1, 1999
                                                              FOR THE YEAR     (COMMENCEMENT OF
                                                                 ENDED          OPERATIONS) TO
                                                              DECEMBER 31,       DECEMBER 31,
                                                                  2000               1999
                                                              ------------    -------------------
                                                                   $                 $
REVENUES
Trading profit:
  Realized..................................................    4,638,274             839,458
  Net change in unrealized..................................    2,344,969           1,070,531
                                                              -----------         -----------
    Total Trading Results...................................    6,983,243           1,909,989
Interest income (Dean Witter Reynolds)......................    1,242,395             444,815
                                                              -----------         -----------
    Total Revenues..........................................    8,225,638           2,354,804
                                                              -----------         -----------
EXPENSES
Brokerage fees (Dean Witter Reynolds).......................    1,517,906             723,042
Incentive fees..............................................      950,165           --
Management fees.............................................      433,688             206,583
                                                              -----------         -----------
    Total Expenses..........................................    2,901,759             929,625
                                                              -----------         -----------
NET INCOME..................................................    5,323,879           1,425,179
                                                              ===========         ===========
NET INCOME ALLOCATION:
Limited Partners............................................    5,265,407           1,408,675
General Partner.............................................       58,472              16,504
NET INCOME PER UNIT:
Limited Partners............................................         2.26                 .29
General Partner.............................................         2.26                 .29
TOTAL ASSETS AT END OF PERIOD...............................   30,380,410          21,028,305
TOTAL NET ASSETS AT END OF PERIOD...........................   28,771,158          20,661,112
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................        12.55               10.29
General Partner.............................................        12.55               10.29

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2000
March 31...............................................   $   645,703          $    76,251           $ 0.04
June 30................................................    (2,661,171)          (3,154,240)           (1.42)
September 30...........................................     1,159,061              695,863             0.31
December 31............................................     9,082,045            7,706,005             3.33
                                                          -----------          -----------           ------
Total..................................................   $ 8,225,638          $ 5,323,879           $ 2.26
                                                          ===========          ===========           ======
1999
March 31...............................................   $  (317,134)         $  (349,858)          $(0.80)
June 30................................................       570,495              392,101             0.42
September 30...........................................       911,488              593,509             0.31
December 31............................................     1,189,955              789,427             0.36
                                                          -----------          -----------           ------
Total..................................................   $ 2,354,804          $ 1,425,179           $ 0.29
                                                          ===========          ===========           ======

                                CHARTER MILLBURN

SELECTED FINANCIAL DATA


                                                                              FOR THE PERIOD FROM
                                                                                 MARCH 1, 1999
                                                              FOR THE YEAR     (COMMENCEMENT OF
                                                                 ENDED          OPERATIONS) TO
                                                              DECEMBER 31,       DECEMBER 31,
                                                                  2000               1999
                                                              ------------    -------------------
                                                                   $                $
REVENUES
Trading profit (loss):
  Realized..................................................       76,367         (2,134,562)
  Net change in unrealized..................................    4,050,018            920,823
                                                               ----------         ----------
    Total Trading Results...................................    4,126,385         (1,213,739)
Interest income (Dean Witter Reynolds)......................    1,404,756            559,942
                                                               ----------         ----------
    Total Revenues..........................................    5,531,141           (653,797)
                                                               ----------         ----------
EXPENSES
Brokerage fees (Dean Witter Reynolds).......................    1,699,726            912,182
Management fees.............................................      485,636            260,624
Incentive fees..............................................      --                 103,350
                                                               ----------         ----------
    Total Expenses..........................................    2,185,362          1,276,156
                                                               ----------         ----------
NET INCOME (LOSS)...........................................    3,345,779         (1,929,953)
                                                               ==========         ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners............................................    3,310,250         (1,909,044)
General Partner.............................................       35,529            (20,909)
NET INCOME (LOSS) PER UNIT:
Limited Partners............................................         1.12               (.72)
General Partner.............................................         1.12               (.72)
TOTAL ASSETS AT END OF PERIOD...............................   30,595,019         23,708,029
TOTAL NET ASSETS AT END OF PERIOD...........................   29,782,599         23,303,720
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................        10.40               9.28
General Partner.............................................        10.40               9.28

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2000
March 31...............................................   $  (702,882)         $(1,243,143)          $(0.46)
June 30................................................      (988,574)          (1,542,703)           (0.55)
September 30...........................................       362,262             (173,618)           (0.06)
December 31............................................     6,860,335            6,305,243             2.19
                                                          -----------          -----------           ------
Total..................................................   $ 5,531,141          $ 3,345,779           $ 1.12
                                                          ===========          ===========           ======
1999
March 31...............................................   $    11,129          $   (25,133)          $(0.05)
June 30................................................       998,179              663,290             0.65
September 30...........................................        69,864             (342,234)           (0.28)
December 31............................................    (1,732,969)          (2,225,876)           (1.04)
                                                          -----------          -----------           ------
Total..................................................   $  (653,797)         $(1,929,953)          $(0.72)
                                                          ===========          ===========           ======

                                 CHARTER WELTON

SELECTED FINANCIAL DATA


                                                                              FOR THE PERIOD FROM
                                                                                 MARCH 1, 1999
                                                              FOR THE YEAR     (COMMENCEMENT OF
                                                                 ENDED          OPERATIONS) TO
                                                              DECEMBER 31,       DECEMBER 31,
                                                                  2000               1999
                                                              ------------    -------------------
                                                                   $                $
REVENUES
Trading profit (loss):
  Realized..................................................   (2,859,783)        (1,636,293)
  Net change in unrealized..................................    1,578,590          1,722,849
                                                               ----------         ----------
    Total Trading Results...................................   (1,281,193)            86,556
Interest income (Dean Witter Reynolds)......................    1,274,899            521,699
                                                               ----------         ----------
    Total Revenues..........................................       (6,294)           608,255
                                                               ----------         ----------
EXPENSES
Brokerage fees (Dean Witter Reynolds).......................    1,547,098            852,522
Management fees.............................................      442,028            243,578
                                                               ----------         ----------
    Total Expenses..........................................    1,989,126          1,096,100
                                                               ----------         ----------
NET LOSS....................................................   (1,995,420)          (487,845)
                                                               ==========         ==========
NET LOSS ALLOCATION:
Limited Partners............................................   (1,972,281)          (481,546)
General Partner.............................................      (23,139)            (6,299)
NET LOSS PER UNIT:
Limited Partners............................................        (0.73)             (1.07)
General Partner.............................................        (0.73)             (1.07)
TOTAL ASSETS AT END OF PERIOD...............................   23,235,404         23,455,371
TOTAL NET ASSETS AT END OF PERIOD...........................   22,309,441         23,077,361
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................         8.20               8.93
General Partner.............................................         8.20               8.93

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2000
March 31...............................................   $   388,352          $  (124,909)          $(0.07)
June 30................................................    (2,342,058)          (2,871,389)           (1.03)
September 30...........................................    (1,594,584)          (2,083,265)           (0.74)
December 31............................................     3,541,996            3,084,143             1.11
                                                          -----------          -----------           ------
Total..................................................   $    (6,294)         $(1,995,420)          $(0.73)
                                                          ===========          ===========           ======
1999
March 31...............................................   $  (405,344)         $  (448,855)          $(0.77)
June 30................................................       276,019               42,626            (0.02)
September 30...........................................    (1,207,416)          (1,588,856)           (0.85)
December 31............................................     1,944,996            1,507,240             0.57
                                                          -----------          -----------           ------
Total..................................................   $   608,255          $  (487,845)          $(1.07)
                                                          ===========          ===========           ======

                                 CHARTER DWFCM

SELECTED FINANCIAL DATA


                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------------------------------------
                                                                 2000         1999         1998         1997         1996
                                                              ----------   ----------   ----------   ----------   ----------
                                                                  $            $            $            $            $
REVENUES
Trading profit (loss):
 Realized...................................................   5,655,002   (3,118,414)  10,745,170    9,351,615    5,018,781
 Net change in unrealized...................................   3,263,304    1,054,886   (6,135,777)   5,066,794     (307,152)
                                                              ----------   ----------   ----------   ----------   ----------
   Total Trading Results....................................   8,918,306   (2,063,528)   4,609,393   14,418,409    4,711,629
Interest income (Dean Witter Reynolds)......................   1,611,060    1,492,539    1,722,659    1,839,463    1,841,956
                                                              ----------   ----------   ----------   ----------   ----------
   Total Revenues...........................................  10,529,366     (570,989)   6,332,052   16,257,872    6,553,585
                                                              ----------   ----------   ----------   ----------   ----------
EXPENSES
Brokerage commissions (Dean Witter Reynolds)................   1,821,573    2,089,386    2,293,998    2,944,705    3,548,366
Management fees (Dean Witter Futures & Currency
 Management)................................................     982,932    1,194,754    1,365,216    1,393,730    1,401,716
Incentive fees (Dean Witter Futures & Currency
 Management)................................................     205,168       --          284,832    1,009,675       --
Transaction fees and costs..................................      83,748      134,354      154,590      186,730      232,569
Administrative expenses.....................................      66,000       72,000       74,000       96,000       92,000
                                                              ----------   ----------   ----------   ----------   ----------
   Total Expenses...........................................   3,159,421    3,490,494    4,172,636    5,630,840    5,274,651
                                                              ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)...........................................   7,369,945   (4,061,483)   2,159,416   10,627,032    1,278,934
                                                              ==========   ==========   ==========   ==========   ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners............................................   7,257,147   (4,013,384)   2,098,465   10,408,317    1,247,078
General Partner.............................................     112,798      (48,099)      60,951      218,715       31,856
NET INCOME (LOSS) PER UNIT:
Limited Partners............................................        3.36        (1.43)        0.75         3.08         0.45
General Partner.............................................        3.36        (1.43)        0.75         3.08         0.45
TOTAL ASSETS AT END OF PERIOD...............................  38,755,372   36,874,230   45,904,521   48,991,106   45,730,849
TOTAL NET ASSETS AT END OF PERIOD...........................  37,382,311   36,185,214   45,472,168   48,002,629   44,794,454
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................       17.50        14.14        15.57        14.82        11.74
General Partner.............................................       17.50        14.14        15.57        14.82        11.74

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                   NET INCOME
                                                                                                   (LOSS) PER
                                                                                   NET          UNIT OF LIMITED
                     QUARTER ENDED                          REVENUE           INCOME (LOSS)   PARTNERSHIP INTEREST
-------------------------------------------------------   -----------         -------------   --------------------
2000
March 31...............................................   $ 2,017,694          $ 1,142,792           $ 0.47
June 30................................................       766,640               36,666             0.00
September 30...........................................    (1,355,919)          (2,028,558)           (0.87)
December 31............................................     9,100,951            8,219,045             3.76
                                                          -----------          -----------           ------
Total..................................................   $10,529,366          $ 7,369,945           $ 3.36
                                                          ===========          ===========           ======
1999
March 31...............................................   $(2,319,679)         $(3,270,440)          $(1.13)
June 30................................................       410,969             (467,316)           (0.17)
September 30...........................................     2,734,548            1,804,346             0.66
December 31............................................    (1,396,827)          (2,128,073)           (0.79)
                                                          -----------          -----------           ------
Total..................................................   $  (570,989)         $(4,061,483)          $(1.43)
                                                          ===========          ===========           ======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE YEAR 2000 INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- RESULTS OF OPERATIONS" ON PAGES 37-43.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.


     2000 Results. For the year ended December 31, 2000, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 15.8% were recorded in the currency markets primarily during January, April, August, and October from short positions in the euro and Swiss franc as the value of these European currencies weakened relative to the U.S.

dollar amid skepticism about Europe's economic outlook. Additional gains were recorded primarily during November from short positions in the Korean won as its value weakened versus the U.S. dollar due to concerns over political and economic woes in that region. In the interest rate futures markets, gains of approximately 12.9% were recorded primarily during November and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European and Australian interest rate futures as prices in these markets rose amid the speculation that the U.S. Federal Reserve would lower interest rates in the near future. In the energy markets, gains of approximately 11.9% were recorded primarily during May, August, September, November and December from long positions in natural gas futures as prices climbed to all-time highs amid supply and storage concerns. A portion of the partnership's overall gains was partially offset by losses of approximately 3.7% recorded in the metals markets primarily during November and December from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy.


     For the year ended December 31, 2000, Charter Graham recorded total trading revenues, including interest income, of $8,225,638. Total expenses for the year ended December 31, 2000 were $2,901,759, resulting in net income of $5,323,879. The net asset value of a unit increased from $10.29 at December 31, 1999 to $12.55 at December 31, 2000.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     2000 Results. For the year ended December 31, 2000, Charter Millburn posted an increase in net asset value per unit. The most significant gains of approximately 11.1% were recorded in the energy markets primarily during February, May, June, August, October, and November from long positions in crude oil futures and its refined products as oil prices increased on concerns about future output levels from the world's leading producer countries amid increasing demand and rising concerns regarding supplies and production levels. Additional gains were recorded during May, August, September, and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 8.1% were recorded primarily during August, November and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities. Additional gains were recorded during December from long positions in European interest rate futures as prices rose amid speculation that the U.S. Federal Reserve would lower interest rates. A portion of the partnership's overall gains was partially offset by losses of approximately 3.3% recorded in the global stock index futures markets primarily from long futures positions in the Hang Seng Index as most global equity prices reversed lower in early January amid fears of interest rate hikes. During March and June, additional losses were recorded from trading Hang Seng Index futures due to trendless price movement within most of the world's stock markets.

     For the year ended December 31, 2000, Charter Millburn recorded total trading revenues, including interest income, of $5,531,141. Total expenses for the year ended December 31, 2000 were $2,185,362, resulting in net income of $3,345,779. The net asset value of a unit increased from $9.28 at December 31, 1999 to $10.40 at December 31, 2000.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     2000 Results. For the year ended December 31, 2000, Charter Welton posted a decrease in net asset value per unit. The most significant losses of approximately 10.8% were recorded in the global stock index futures markets primarily during January from long positions in U.S. stock index futures as U.S. and European equity prices reversed lower, after rallying higher in December 1999, amid fears of interest rate hikes in the U.S. and Europe. During April, additional losses were recorded from long U.S. stock index futures positions as domestic equity prices declined following the release of an unexpected jump in the Consumer Price Index. In the metals markets, losses of approximately 5.6% resulted primarily from short aluminum futures positions as prices reversed sharply higher during mid-June on institutional buying and fears that U.S. capacity could be hit further by power shortages. Additional losses were incurred throughout the fourth quarter from long positions in copper and aluminum futures as prices declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. A portion of the partnership's overall losses was partially offset by gains of approximately 7.2% recorded in the energy markets primarily during November and December from long positions in natural gas futures as prices trended higher on supply and storage concerns. In the global interest rate futures markets, gains of approximately 6.5% were recorded primarily during August and December from long positions in U.S. interest rate futures as prices climbed higher amid a drop in stock prices and as fears of an economic slowdown drew investors to the perceived safety of government securities.

     For the year ended December 31, 2000, Charter Welton recorded total trading losses, net of interest income, of $6,294. Total expenses for the year ended December 31, 2000 were $1,989,126, resulting in net loss of $1,995,420. The net asset value of a unit decreased from $8.93 at December 31, 1999 to $8.20 at December 31, 2000.

     RESULTS OF OPERATIONS FOR MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.

     2000 Results. For the year ended December 31, 2000, Charter DWFCM posted an increase in net asset value per unit. The partnership posted gains in 2000 as a result of strong trends in the energy and currency futures markets. In the energy sector, profits of approximately 20.2% resulted primarily from long positions in the natural gas and crude oil futures markets. Natural gas saw its price rise to record levels in 2000. Recent low inventory levels, sluggish supply and cold winter weather combined to push prices to such high levels. In the crude oil market, gains were realized from long positions earlier in the year as prices rose to nine-year highs on a combination of cold weather, declining inventories and increasing demand. In addition, concerns about future output levels from the world's leading producer countries added to the upward price momentum. Later in the year, however, profits resulted from short positions as the price of crude oil futures fell on expectations that Iraqi oil exports would resume and on fears that the slowdown in the economy would curb demand while at the same time increase supply. In the currency markets, gains of approximately 15.4% were recorded primarily from short positions in the euro, Swiss franc and Swedish krona as the value of these European currencies weakened relative to the U.S. dollar amid skepticism about Europe's economic outlook. Strong economic data out of the U.S. and interest rate hikes in the U.S. also boosted the dollar and, subsequently, added to the euro's difficulties. Later in the year as the bullish trend in the U.S. dollar reversed, additional gains were recorded from long positions in the euro, Swiss franc and Swedish krona verses the U.S. dollar as a result of new confidence in the European economy and an overall skepticism regarding the U.S. economy. A portion of these gains was offset by losses experienced in the metals and stock index futures markets. The majority of losses, approximately 8.8%, were experienced in the metals markets primarily from aluminum futures. From a technical standpoint, the price of aluminum traded in a very volatile pattern throughout the year leaving little opportunity for the development of trends. In addition, long positions in this market, particularly in the second half of the year, resulted in losses as price declined after concerns mounted that demand would weaken amid a cooling of the U.S. economy. Losses of approximately 6.1% were recorded in the global stock index futures markets. The S&P 500 Index traded in a very choppy pattern resulting in losses for both long and short positions. Contributing to this price pattern was uncertainty over the state of the U.S. economy.

     For the year ended December 31, 2000, Charter DWFCM recorded total trading revenues, including interest income, of $10,529,366. Total expenses for the year ended December 31, 2000 were $3,159,421, resulting in net income of $7,369,945. The net asset value of a unit increased from $14.14 at December 31, 1999 to $17.50 at December 31, 2000.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE YEAR 2000 INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS" ON PAGES 47-49.

CHARTER GRAHAM:

     As of December 31, 2000 and 1999, Charter Graham's total capitalization was approximately $29 million and $21 million, respectively.

                                                                        VAR
                                                                   DECEMBER 31,
                                                                -------------------
                               MARKET CATEGORY                    2000       1999
                               ---------------                    ----       ----
                                                                   %          %
                Commodity.....................................   (0.90)     (0.55)
                Equity........................................   (0.42)     (0.81)
                Currency......................................   (0.64)     (1.45)
                Interest Rate.................................   (2.77)     (0.90)
                Aggregate Value at Risk.......................   (2.77)     (2.05)

CHARTER MILLBURN:

     As of December 31, 2000 and 1999, Charter Millburn's total capitalization was approximately $30 million and $23 million, respectively.

                                                                        VAR
                                                                   DECEMBER 31,
                                                                -------------------
                               MARKET CATEGORY                    2000       1999
                               ---------------                    ----       ----
                                                                   %          %
                Commodity.....................................   (0.84)     (0.74)
                Equity........................................   (0.44)     (0.75)
                Currency......................................   (1.76)     (0.92)
                Interest Rate.................................   (2.27)     (0.80)
                Aggregate Value at Risk.......................   (3.03)     (1.71)

CHARTER WELTON:

     As of December 31, 2000 and 1999, Charter Welton's total capitalization was approximately $22 million and $23 million, respectively.

                                                                        VAR
                                                                   DECEMBER 31,
                                                                -------------------
                               MARKET CATEGORY                    2000       1999
                               ---------------                    ----       ----
                                                                   %          %
                Commodity.....................................   (1.68)     (0.54)
                Equity........................................   (0.00)     (1.95)
                Currency......................................   (1.60)     (0.55)
                Interest Rate.................................   (3.01)     (0.08)
                Aggregate Value at Risk.......................   (3.82)     (2.22)

CHARTER DWFCM:

     As of December 31, 2000 and 1999, Charter DWFCM's total capitalization was approximately $37 million and $36 million, respectively.

                                                                        VAR
                                                                   DECEMBER 31,
                                                                -------------------
                               MARKET CATEGORY                    2000       1999
                               ---------------                    ----       ----
                                                                   %          %
                Commodity.....................................   (1.07)     (0.81)
                Equity........................................   (0.11)     (0.14)
                Currency......................................   (1.79)     (0.91)
                Interest Rate.................................   (3.11)     (0.24)
                Aggregate Value at Risk.......................   (3.71)     (1.35)

     The tables below supplement the December 31, 2000 VaR set forth above by presenting each partnership's high, low, and average VaR as a percentage of total net assets for the four calendar quarter reporting periods from January 1, 2000 through December 31, 2000.

CHARTER GRAHAM

                     MARKET CATEGORY                       HIGH             LOW            AVERAGE
                     ---------------                       ----             ---            -------
                                                           %                %                %
        Commodity.................................        (1.59)           (0.90)           (1.30)
        Equity....................................        (1.21)           (0.40)           (0.69)
        Currency..................................        (2.33)           (0.64)           (1.60)
        Interest Rate.............................        (2.77)           (0.96)           (1.68)
        Aggregate Value at Risk...................        (3.30)           (1.93)           (2.78)

CHARTER MILLBURN

                     MARKET CATEGORY                       HIGH             LOW            AVERAGE
                     ---------------                       ----             ---            -------
                                                           %                %                %
        Commodity.................................        (1.42)           (0.59)           (1.01)
        Equity....................................        (0.88)           (0.34)           (0.59)
        Currency..................................        (1.77)           (0.92)           (1.52)
        Interest Rate.............................        (2.27)           (0.61)           (1.39)
        Aggregate Value at Risk...................        (3.03)           (1.77)           (2.43)

CHARTER WELTON

                     MARKET CATEGORY                       HIGH             LOW            AVERAGE
                     ---------------                       ----             ---            -------
                                                           %                %                %
        Commodity.................................        (1.73)           (0.58)           (1.30)
        Equity....................................        (1.47)           (0.00)           (0.56)
        Currency..................................        (1.60)           (1.11)           (1.38)
        Interest Rate.............................        (3.01)           (1.08)           (1.62)
        Aggregate Value at Risk...................        (3.82)           (1.98)           (2.74)

CHARTER DWFCM

                     MARKET CATEGORY                       HIGH             LOW            AVERAGE
                     ---------------                       ----             ---            -------
                                                           %                %                %
        Commodity.................................        (2.60)           (1.07)           (2.01)
        Equity....................................        (1.43)           (0.00)           (0.40)
        Currency..................................        (3.06)           (1.62)           (2.08)
        Interest Rate.............................        (3.11)           (0.53)           (1.79)
        Aggregate Value at Risk...................        (3.79)           (2.95)           (3.53)

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP AS OF DECEMBER 31, 2000, UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES" ON PAGES 50-54.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     The following were the primary trading risk exposures of the partnership as of December 31, 2000, by market sector. It should be anticipated however, that these market exposures will vary materially over time.


     Interest Rate. The primary market exposure of Charter Graham is to the global interest rate sector. Exposure was primarily spread across the U.S., European, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. Charter Graham's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries include Britain, Canada, France, Germany, Italy, Japan, and the U.S. However, Charter Graham also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of Charter Graham for the foreseeable future. The changes in interest rates which have the most effect on Charter Graham are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by Charter Graham are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Graham, were the medium- to long-term rates to remain steady.



     Currency. The second largest market exposure at December 31, 2000 was in the currency sector. Charter Graham's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Graham trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At December 31, 2000, Charter Graham's major exposures were in the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of Charter Graham's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing Value at Risk in a functional currency other than dollars.


     Equity. The primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by Charter Graham are by law limited to futures on broadly based indices. As of December 31, 2000, Charter Graham's primary exposures were to the TOPIX (Japan), Hang Seng (China), and DAX (Germany) stock indices. Charter Graham is primarily exposed to the risk of adverse price trends or static markets in the U.S., European, and Japanese indices. Static markets would not cause major market changes but would make it difficult for Charter Graham to avoid being "whipsawed" into numerous small losses.

Commodity

     Energy. On December 31, 2000, Charter Graham's energy exposure was shared primarily by futures contracts in the crude oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. Charter Graham's primary metals market exposure is to fluctuations in the price of gold and palladium. Although the trading advisor will from time to time trade base metals such as zinc and nickel, the principal market exposures of Charter Graham have consistently been to precious metals, such as gold and palladium. Gold prices continued to be volatile during the quarter. The general partner anticipates that precious metals will remain the primary metals market exposure of Charter Graham.

     Soft Commodities and Agriculturals. On December 31, 2000, Charter Graham had exposure to the markets that comprise these sectors. Most of the exposure, however, was to the cocoa, corn, and cotton markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

     The following were the primary trading risk exposures of Charter Millburn as of December 31, 2000, by market sector. It should be anticipated however, that these market exposures will vary materially over time.

     Currency. The primary market exposure of Charter Millburn at December 31, 2000, was in the currency sector. Charter Millburn's currency exposure is to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Millburn trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At December 31, 2000, Charter Millburn's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of Charter Millburn's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing Value at Risk in a functional currency other than dollars.


     Interest Rate. The second largest market exposure at December 31, 2000 was in the global interest rate sector. Charter Millburn's exposure to the interest rate market complex was primarily spread across the U.S., German, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter Millburn and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. Charter Millburn's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries include Britain, Canada, France, Germany, Italy, Japan, and the U.S. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of Charter Millburn for the foreseeable future. The changes in interest rates which have the most effect on Charter Millburn are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by Charter Millburn are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Millburn, were the medium- to long-term rates to remain steady.


     Equity. The primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by Charter Millburn are by law limited to futures on broadly based indices. As of December 31, 2000, Charter Millburn's primary exposures were to the TOPIX (Japan), DAX (Germany), and Nikkei (Japan) stock indices. Charter Millburn is primarily exposed to the risk of adverse price trends or static markets in the U.S. and Japanese indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity

     Energy. On December 31, 2000, Charter Millburn's energy exposure was shared primarily by futures contracts in the crude oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Metals. Charter Millburn's primary metals market exposure is to fluctuations in the price of gold. Although the trading advisor will from time to time trade base metals such as zinc and copper, the principal market exposures of the partnership have consistently been to gold. Gold prices continued to be volatile. The general partner anticipates that precious metals will remain the primary metals market exposure of Charter Millburn.

     Soft Commodities and Agriculturals. On December 31, 2000, Charter Millburn had exposure to the markets that comprise these sectors. Most of the exposure, however, was to the coffee and corn markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

     The following were the primary trading risk exposures of Charter Welton as of December 31, 2000 by market sector. It should be anticipated however, that these market exposures will vary materially over time.


     Interest Rate. The primary market exposure of Charter Welton at December 31, 2000 was in the global interest rate sector. Exposure was primarily spread across the U.S., German, and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter Welton and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. Charter Welton's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries and Australia. The G-7 countries include Britain, Canada, France, Germany, Italy, Japan, and the U.S. The general partner anticipates that G-7 interest rates will remain the primary interest rate exposure of Charter Welton for the foreseeable future. The changes in interest rates, which have the most effect on the partnership, are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by Charter Welton are in medium- to long-term instruments. Consequently, even a material change in short-term rates would have little effect on Charter Welton, were the medium- to long-term rates to remain steady.



     Currency. The second largest market exposure at December 31, 2000 was in the currency sector. Charter Welton's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter Welton trades in a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At December 31, 2000, Charter Welton's major exposures were to the euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of Charter Welton's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing Value at Risk in a functional currency other than dollars.


Commodity

     Energy. On December 31, 2000, Charter Welton's energy exposure was shared primarily by futures contracts in the crude oil and natural gas markets. Price movements in these markets result from political developments in the Middle East, weather patterns, and other economic fundamentals. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Soft Commodities and Agriculturals. On December 31, 2000, Charter Welton had exposure to the markets that comprise these sectors. Most of the exposure, however, was to the sugar and soybean meal markets. Supply and demand inequalities, severe weather disruption, and market expectations affect price movements in these markets.

     Metals. Charter Welton's metals market exposure is primarily to fluctuations in the price of base metals. During periods of volatility, base metals will affect performance dramatically. The trading advisor will from time to time trade precious metals, such as, silver. Silver prices remained volatile over this period. The trading advisor has from time to time taken positions as they have perceived market opportunities to develop. The general partner anticipates that the base metals will remain the primary metals market exposure of Charter Welton.

MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.

     The following were the primary trading risk exposures of Charter DWFCM as of December 31, 2000, by market sector. It should be anticipated however, that these market exposures will vary materially over time.


     Interest Rate. The largest market exposure at December 31, 2000 was in the interest rate complex. Exposure was spread across European, U.S., Japanese and Australian interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by Charter DWFCM and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Charter DWFCM's profitability. Charter DWFCM's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries include Britain, Canada, France, Germany, Italy, Japan, and the U.S. However, Charter DWFCM also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that G-7 and Australian interest rates will remain the primary interest rate exposure of Charter DWFCM for the foreseeable future. The changes that have the most effect on Charter DWFCM are in short- to intermediate-term as opposed to long-term rates as most of the speculative interest rate futures positions held by Charter DWFCM are in short-term and medium-term instruments.



Commodity


     Energy. On December 31, 2000, Charter DWFCM's second largest exposure was in the energy complex. The largest exposure was in natural gas, followed by crude oil and brent crude. Price movement in these markets results from political developments in Middle Eastern and in OPEC and non-OPEC oil producing countries. Weather patterns and other economic fundamentals also affect prices. It is possible that volatility will remain high. Significant profits and losses, which have been experienced in the past, will continue to be experienced in this market. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and may continue in this choppy pattern.

     Currency. The third largest market exposure of Charter DWFCM on December 31, 2000 was in the foreign exchange complex. The currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. Charter DWFCM trades in a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At December 31, 2000 Charter DWFCM's major exposures were in the Euro currency crosses and outright U.S. dollar positions. Outright positions consist of the U.S. dollar versus other currencies. These other currencies include the major and minor currencies. The general partner does not anticipate that the risk profile of Charter DWFCM's currency sector will change significantly in the future. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the dollar-based partnership in expressing Value at Risk in a functional currency other than dollars.

     Equity. There was a relatively small exposure to stock indices as of December 31, 2000. Charter DWFCM trades these markets in the U.S. and Japan and had small positions in both markets. Stock indices are affected by the same factors that influence the underlying equity issues such as the monetary and fiscal policies of government, profit outlook and general economic conditions.

     THE FOLLOWING UPDATES THE INFORMATION FOR EACH PARTNERSHIP AS OF DECEMBER 31, 2000 UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE" ON PAGE 54.

     FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

CHARTER GRAHAM         CHARTER MILLBURN       CHARTER WELTON         CHARTER DWFCM
---------------------  ---------------------  ---------------------  ---------------------
Australian dollars     euros                  None                   None
British pounds         Japanese yen
euros
Japanese yen

                              THE GENERAL PARTNER

     THE FOLLOWING INDIVIDUAL WAS ADDED AS A DIRECTOR OF THE GENERAL PARTNER.

     Anthony J. DeLuca, age 38, is a Director of the general partner. Mr. DeLuca is also a Director of Dean Witter Futures & Currency Management. Mr. DeLuca was appointed the Controller of Asset Management for MSDW in June 1999. Prior to that Mr. DeLuca was a partner at the accounting firm of Ernst & Young LLP, where he had MSDW as a major client. Mr. DeLuca had worked continuously at Ernst & Young LLP ever since 1984, after he graduated from Pace University with a B.B.A. degree in Accounting.

     THE FOLLOWING UPDATES AND REPLACES THE CHART AND FOOTNOTES THERETO UNDER THE SUB-CAPTION "-- DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGES 58-59.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1996 THROUGH FEBRUARY 28,
                                     2001)

                                                                                 CURRENT      CURRENT      CUMULATIVE
                                                                                  TOTAL      NET ASSET       RETURN
                                        START      CLOSE        AGGREGATE       NET ASSET    VALUE PER        SINCE
          FUND TYPE/FUND(1)            DATE(2)    DATE(3)    SUBSCRIPTION(4)    VALUE(5)      UNIT(6)     INCEPTION(7)
          -----------------            -------    -------    ---------------    ---------    ---------    ------------
                                                                   $                $            $            %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)              Jul-83     N/A           29,276,299       7,991,708    2,982.92        204.38
DW Diversified Futures Fund L.P.       Apr-88     N/A          206,815,107      82,763,557    1,143.79        353.51
DW Multi-Market Portfolio L.P.(12)     Sep-88     N/A          252,526,000       8,000,987    1,296.10         29.61
DW Diversified Futures Fund II L.P.    Jan-89     N/A           13,210,576       8,113,478    2,989.55        198.96
DW Diversified Futures Fund III L.P.   Nov-90     N/A          126,815,755      45,836,406    1,889.21         88.92
DW Portfolio Strategy Fund L.P.(13)    Feb-91     N/A          143,522,564      92,262,687    2,614.17        161.42
Morgan Stanley Dean Witter             Nov-94     N/A           71,979,411      54,729,907       15.80         58.00
 Spectrum Global Balanced L.P.
Morgan Stanley Dean Witter Spectrum
 Commodity L.P.                        Jan-98     N/A           44,077,420      18,462,283        7.43        (25.70)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                  Jan-85     Dec-91        19,122,276         281,303      456.80        (53.15)
DW Cornerstone Fund II (14)            Jan-85     N/A           65,653,270      23,176,048    4,192.23        329.97
DW Cornerstone Fund III (14)           Jan-85     N/A          137,132,762      28,309,966    3,083.07        216.21
DW Cornerstone Fund IV (14)            May-87     N/A          168,114,264      96,078,531    5,263.50        439.85
Morgan Stanley Dean Witter             Aug-91     N/A          316,601,503     230,123,294       24.35        143.50
 Spectrum Select L.P.(15)
DW Global Perspective Portfolio L.P.   Mar-92     N/A           67,424,535      11,417,540    1,002.87          0.29
DW World Currency Fund L.P.            Apr-93     N/A          114,945,830      16,074,226    1,023.83          2.38
Morgan Stanley Dean Witter             Nov-94     N/A          125,308,583      73,262,477       10.56          5.60
 Spectrum Strategic L.P.
Morgan Stanley Dean Witter             Nov-94     N/A          338,628,594     271,721,548       16.26         62.60
 Spectrum Technical L.P.
Morgan Stanley Dean Witter             Jul-00     N/A           21,048,321      19,577,892       10.90          9.00
 Spectrum Currency L.P.
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)        Feb-90     N/A          109,013,535      38,140,813    1,909.62         90.96
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.   Mar-89     Mar-96       162,203,303       4,966,449    1,056.55          5.66
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/            Nov-94     N/A           39,077,530      32,219,041    2,299.88        129.99
 Chesapeake L.P.
Morgan Stanley Dean Witter/            Feb-96     N/A           33,770,611      12,630,832    1,261.79         26.18
 JWH Futures Fund L.P.
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.              Oct-98     N/A           26,782,412      15,588,578      928.26         (7.17)
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.                     May-00     N/A           27,600,493      30,260,628    1,098.25          9.83


                                          WORST       WORST PEAK-
                                        MONTHLY %      TO-VALLEY
          FUND TYPE/FUND(1)            DRAWDOWN(8)    DRAWDOWN(9)
          -----------------            -----------    -----------
                                           %               %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                 (17.54)          (48.63)
                                            4/86       7/83-12/86
DW Diversified Futures Fund L.P.          (12.85)          (24.86)
                                            5/90        5/95-6/96
DW Multi-Market Portfolio L.P.(12)        (13.26)          (29.84)
                                            2/96        5/95-6/96
DW Diversified Futures Fund II L.P.       (13.41)          (25.62)
                                            8/89        5/95-6/96
DW Diversified Futures Fund III L.P.      (13.62)          (27.00)
                                            1/92        5/95-6/96
DW Portfolio Strategy Fund L.P.(13)       (14.40)          (31.83)
                                            1/92        7/99-9/00
Morgan Stanley Dean Witter                 (7.92)          (10.64)
 Spectrum Global Balanced L.P.              2/96        2/96-5/96
Morgan Stanley Dean Witter Spectrum
 Commodity L.P.                            (9.09)          (38.60)
                                           11/98        2/98-2/99
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I                     (20.88)          (64.47)
                                            8/91        4/86-8/91
DW Cornerstone Fund II (14)               (11.74)          (32.70)
                                            9/89       7/88-10/89
DW Cornerstone Fund III (14)              (18.28)          (32.35)
                                            2/89       2/89-10/89
DW Cornerstone Fund IV (14)               (21.04)          (45.21)
                                            9/89        7/89-9/89
Morgan Stanley Dean Witter                (13.72)          (26.78)
 Spectrum Select L.P.(15)                   1/92        6/95-8/96
DW Global Perspective Portfolio L.P.      (12.10)          (40.90)
                                           10/99        8/93-1/95
DW World Currency Fund L.P.                (9.68)          (46.04)
                                            5/95        8/93-1/95
Morgan Stanley Dean Witter                (18.47)          (43.28)
 Spectrum Strategic L.P.                    2/00       1/00-10/00
Morgan Stanley Dean Witter                 (9.96)          (24.31)
 Spectrum Technical L.P.                   10/99        5/99-9/00
Morgan Stanley Dean Witter                 (1.64)           (2.42)
 Spectrum Currency L.P.                    11/00        1/01-2/01
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)            (7.48)          (13.08)
                                            2/96        2/96-5/96
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.       (5.62)          (14.69)
                                            1/91        8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/               (17.34)          (33.68)
 Chesapeake L.P.                            5/99       9/98-10/00
Morgan Stanley Dean Witter/                (9.62)          (46.68)
 JWH Futures Fund L.P.                     10/99        7/99-9/00
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.                 (10.76)          (31.12)
                                            3/00        3/99-7/00
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.                         (1.91)           (2.18)
                                            7/00        6/00-7/00


                                                           COMPOUND ANNUAL RATES OF RETURN(10)
                                       ----------------------------------------------------------------------------
          FUND TYPE/FUND(1)               2001          2000         1999         1998         1997         1996
          -----------------            -----------   -----------   ---------   ----------   -----------   ---------
                                           %             %             %           %            %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund(11)                   (5.71)         9.08        (8.54)       12.01        22.60        19.09
                                       (2 months)
DW Diversified Futures Fund L.P.            (2.67)        22.00       (11.14)        6.22        11.96        (2.66)
                                       (2 months)
DW Multi-Market Portfolio L.P.(12)          (3.14)        21.64        (8.77)        5.63        13.28        (6.76)
                                       (2 months)
DW Diversified Futures Fund II L.P.         (2.81)        20.33        (9.50)        5.22        11.28        (4.83)
                                       (2 months)
DW Diversified Futures Fund III L.P.        (2.91)        21.99       (10.56)        5.39        12.29        (4.73)
                                       (2 months)
DW Portfolio Strategy Fund L.P.(13)         (1.68)         9.87        (6.85)        9.46        11.28        25.50
                                       (2 months)
Morgan Stanley Dean Witter                  (2.83)         0.87         0.75        16.36        18.23        (3.65)
 Spectrum Global Balanced L.P.         (2 months)
Morgan Stanley Dean Witter Spectrum
 Commodity L.P.                             (5.35)         3.15        15.83       (34.30)
                                       (2 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I

DW Cornerstone Fund II (14)                 (5.13)        11.46        (5.42)       12.54        18.05        11.47
                                       (2 months)
DW Cornerstone Fund III (14)                 1.50         (0.26)       (6.78)        9.13        10.24         8.24
                                       (2 months)
DW Cornerstone Fund IV (14)                 (2.05)        14.74        (1.13)        6.80        38.41        12.97
                                       (2 months)
Morgan Stanley Dean Witter                   3.31          7.14        (7.56)       14.15         6.22         5.27
 Spectrum Select L.P.(15)              (2 months)
DW Global Perspective Portfolio L.P.        (0.25)         3.63        (9.83)       11.25        11.16         9.26
                                       (2 months)
DW World Currency Fund L.P.                 (3.12)         6.36         2.65        (2.61)       39.35        12.97
                                       (2 months)
Morgan Stanley Dean Witter                  (0.47)       (33.06)       37.23         7.84         0.37        (3.53)
 Spectrum Strategic L.P.               (2 months)
Morgan Stanley Dean Witter                   1.12          7.85        (7.51)       10.18         7.49        18.35
 Spectrum Technical L.P.               (2 months)
Morgan Stanley Dean Witter                  (2.42)        11.70
 Spectrum Currency L.P.                (2 months)    (6 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P.(16)             (1.66)         6.69        (3.82)       10.54        15.39        (5.28)
                                       (2 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.                                                              1.00
                                                                                            (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                  7.71          7.38        (3.48)       19.93        15.38        15.23
 Chesapeake L.P.                       (2 months)
Morgan Stanley Dean Witter/                  5.84          9.78       (22.29)        4.04        13.66        18.17
 JWH Futures Fund L.P.                 (2 months)                                                         (11 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/Market
 Street Futures Fund L.P.                    0.68         (5.55)       (2.63)        0.26
                                       (2 months)                              (3 months)
Morgan Stanley Dean Witter Strategic
 Alternatives L.P.                           0.88          8.87
                                       (2 months)    (8 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FOOTNOTES TO DEMETER MANAGEMENT CORPORATION PERFORMANCE INFORMATION

1. "Publicly-offered" funds are pools offered to the public. "Privately-offered" funds are pools offered in private placements exempt from registration. Funds with "principal protection" are pools with an investment feature that guarantees the return of the amount originally invested, generally within 5 to 7 years. Funds without "principal protection" do not guarantee the return of an investor's investment.

2.  "Start Date" is the month and year that the pool began trading.

3. "Close Date" is the month and year that the pool liquidated its assets and stopped doing business.

4. "Aggregate Subscriptions" is the aggregate of all amounts contributed to the pool, including investments that were later redeemed by investors.

5. "Current Total Net Asset Value" is the net asset value of the pool as of February 28, 2001, or, in the case of liquidated pools, the net asset value of the pool on the date of liquidation.

6. "Current Net Asset Value per Unit" is calculated by dividing the current total net asset value by the total number of units outstanding as of February 28, 2001, or, in the case of a liquidated pool, the date of liquidation.

7. "Cumulative Return Since Inception" is the percentage change in the net asset value of a unit from its Start Date through February 28, 2001, or, in the case of a liquidated pool, its Start Date through the date of liquidation.

8. "Worst Monthly Drawdown" means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures. The month in which the worst monthly drawdown occurred during the history of the pool is set forth under "Worst Monthly % Drawdown."

9. "Worst Peak-to-Valley Drawdown" is the largest percentage decline in the net asset value per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones. The months during which the worst peak-to-valley drawdown occurred are set forth under "Worst Peak-to-Valley Drawdown."

10. "Compound Annual Rates of Return" are calculated annually by multiplying on a compound basis each of the monthly rates of return during the year (not shown), and not by adding or averaging such monthly rates of return. For the year in which a pool commenced operations and for 2000, "Compound Annual Rates of Return" reflect the compounded monthly rates of return (not shown) from the Start Date for, or the beginning of, such partial year.

11. Columbia was a publicly-offered fund with more than one advisor from its inception in July 1983 through January 1988, at which point it became a publicly-offered fund with one advisor.

12. Multi-Market was a publicly-offered fund with more than one advisor with principal protection from its inception in September 1988 through September 30, 1993, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

13. Portfolio Strategy was a publicly-offered fund with one advisor with principal protection from its inception in February 1991 through July 31, 1996, at which point it was changed to a publicly-offered fund with one advisor without principal protection.

14. Subscriptions for interests in Cornerstone II, Cornerstone III, and Cornerstone IV included an up-front 7.625% of net asset value selling commission and continuing offering expense charge until sales to new investors were terminated on September 30, 1994. Because sales occurred throughout the year and, therefore, the amount of the net asset value-based charge varied among investors, it was not practicable to include the up-front charge in determining the Cornerstone Funds' annual return for 1994.


15. Each unit of Spectrum Select was split 100-for-1 after the close of business on June 1, 1998. All investors in Spectrum Select prior to June 1, 1998, had their units increased by a corresponding amount to reflect this revaluation and all return calculations in the table have been adjusted accordingly.



16. The performance record of Principal Plus includes the performance of Dean Witter Principal Plus Fund Management L.P., a subsidiary pool.

                              THE TRADING ADVISORS

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

     The general partner reallocated the assets of Charter Graham among three trading programs offered by the trading advisor. Through December 31, 2000, 100% of the assets of Charter Graham were traded pursuant to the Global Diversified Program at 1.5 times standard leverage. Commencing January 1, 2001, the assets of Charter Graham were reallocated as follows: approximately 60% of the assets to the Global Diversified Program at 1.5 times standard leverage, approximately 20% of the assets to the K4 Program at 1.5 times standard leverage, and approximately 20% of the assets to the Non-Trend Based Program at 1.5 times standard leverage. Furthermore, all subscriptions, redemptions, and exchanges into or out of Charter Graham will be allocated in the same proportion.

     Please refer to pages 65-66 of the prospectus for a description of the Global Diversified Program, the K4 Program, and the Non-Trend Based Program.


     THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS AND CERTAIN OTHER PERSONNEL OF GRAHAM UNDER THE SUB-CAPTIONS "-- PRINCIPALS" ON PAGE 61 AND "-- CERTAIN OTHER PERSONNEL" ON PAGE 63.



     Mr. Cronin and Mr. Napolitano are no longer principals of Graham. Mr. Lee is no longer associated with Graham.



     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION RELATING TO THE TRADING ADVISOR UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF GRAHAM" ON PAGES 67-72. THE FOOTNOTES ON PAGES 72-73 AND S-32 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULES A-1, E-1, AND I-1 ARE PRO FORMAS OF CAPSULE A, E, AND I, RESPECTIVELY, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES, INTEREST INCOME, AND LEVERAGE APPLIED TO CHARTER GRAHAM.



     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Charter Graham or its trading advisor in the future, since past results are not a guarantee of future results. There can be no assurance that Charter Graham or its trading advisor will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                       CAPSULE A
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 GLOBAL DIVERSIFIED PROGRAM (STANDARD LEVERAGE)


     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Global Diversified Program (Standard Leverage)
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: February 1995
     Number of open accounts: 5
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $152,489,000
     Largest monthly drawdown (past five years): (6.93)% - (February 1996) Largest monthly drawdown (since inception): (6.93)% - (February 1996) Worst peak-to-valley drawdown (past five years): (13.74)% - (April 1998 - July 1998)
     Worst peak-to-valley drawdown (since inception): (13.74)% - (April 1998 - July 1998)
     Accounts closed with positive net performance (past 5 years): 9
     Accounts closed with positive net performance (since 1995): 9
     Accounts closed with negative net performance (past 5 years): 2
     Accounts closed with negative net performance (since 1995): 2


                                                                RATE OF RETURN
                       ------------------------------------------------------------------------------------------------
        MONTH             2001         2000           1999           1998           1997           1996        1995
        -----             ----         ----           ----           ----           ----           ----        ----
                          %             %              %              %              %              %          %
January..............     (1.40)        1.17          (0.08)          1.65           4.19           7.43
February.............      1.56        (1.08)          0.95           1.41          (1.53)         (5.69)       6.48
March................                   0.51          (5.09)          4.56           0.90           1.25       11.89
April................                  (2.91)          2.63          (3.02)         (4.71)          3.47        2.81
May..................                  (2.52)         (4.14)         (0.82)         (1.35)         (0.31)       4.49
June.................                  (3.33)          5.65          (5.95)         (0.84)          1.26        1.62
July.................                  (0.63)         (1.86)         (3.49)          3.72          (0.45)      (1.06)
August...............                   4.29           3.37          11.01          (2.64)         (1.62)      (4.83)
September............                  (1.16)          1.07           6.93           2.11           1.21       (3.62)
October..............                   2.21          (3.61)          3.24           4.14           5.71       (1.55)
November.............                  10.06           1.66          (2.80)          0.50           3.26        3.14
December.............                   9.23           5.14           0.09           1.85          (1.05)       5.81

Compound Annual/
  Period Rate of
  Return.............      0.14        15.83           5.12          12.20           6.04          14.70       26.83
                       (2 months)                                                                           (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                             PRO FORMA OF CAPSULE A
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE

     Largest monthly drawdown (past five years): (10.87)% - (February 1996) Largest monthly drawdown (since inception): (10.87)% - (February 1996) Worst peak-to-valley drawdown (past five years): (19.34)% - (April 1998 - July 1998)
     Worst peak-to-valley drawdown (since inception): (19.34)% - (April 1998 - July 1998)

                                                   RATE OF RETURN
                  ---------------------------------------------------------------------------------
     MONTH           2001         2000        1999       1998       1997       1996        1995
     -----           ----         ----        ----       ----       ----       ----        ----
                     %            %            %          %          %          %          %
January.........     (2.26)        1.64       (6.21)      2.24       6.66      10.95
February........      2.12        (2.29)       3.37       1.96      (3.11)    (10.87)       9.84
March...........                   0.81       (5.66)      6.67       1.36       1.98       17.72
April...........                  (4.65)       3.63      (4.78)     (7.40)      6.16        4.18
May.............                  (4.07)      (6.45)     (1.47)     (2.29)     (0.78)       6.59
June............                  (5.35)       8.26      (9.15)     (1.57)      2.01        2.39
July............                  (1.42)      (3.36)     (5.37)      5.37      (0.93)      (1.88)
August..........                   6.05        4.98      16.34      (4.26)     (2.72)      (7.56)
September.......                  (2.14)       1.57       9.74       2.94       1.58       (5.66)
October.........                   3.07       (5.79)      4.77       6.56       9.06       (2.60)
November........                  15.39        2.20      (5.23)      0.61       4.76        4.49
December........                  14.01        7.94      (0.25)      3.14      (2.29)       8.79

Compound Annual/
Period Rate of
  Return........     (0.19)       20.24        2.80      13.41       7.12      18.43       39.29
                  (2 months)                                                            (11 months)

                                                                       CAPSULE B

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Graham Global Diversified Program at 150% Leverage Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: May 1997
     Number of open accounts: 7
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $72,864,000
     Largest monthly drawdown: (9.84)% - (June 1998)
     Worst peak-to-valley drawdown: (20.01)% - (April 1998 - July 1998) 2001 year-to-date return (2 months): 0.98%
     2000 annual return: 24.33%
     1999 annual return: 6.17%
     1998 annual return: 17.00%
     1997 annual return (8 months): 11.56%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 SELECTIVE TRADING PROGRAM (STANDARD LEVERAGE)


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Selective Trading Program (Standard Leverage) Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1998
     Number of open accounts: 2
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $87,765,000
     Largest monthly drawdown: (3.00)% - (June 1998)
     Worst peak-to-valley drawdown: (7.21)% - (February 2000 - June 2000) 2001 year-to-date return (2 months): 5.44%
     2000 annual return: 7.07%
     1999 annual return: 0.91%
     1998 annual return: 25.86%


                                                                       CAPSULE D

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                   SELECTIVE TRADING PROGRAM AT 150% LEVERAGE

     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Selective Trading Program at 150% Leverage
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 0
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (3.26)% - (March 2000)
     Worst peak-to-valley drawdown: (7.10)% - (February 2000 - April 2000) 2000 annual return (4 months): (6.22)%
     1999 annual return (7 months): 6.54%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE E

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                         K4 PROGRAM (STANDARD LEVERAGE)


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program (Standard Leverage)
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 1
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $113,487,000
     Largest monthly drawdown: (4.83)% - (February 2000)
     Worst peak-to-valley drawdown: (8.00)% - (February 2000 - June 2000)


                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................           2.37             1.94             0.82
February................           5.01            (4.73)            0.08
March...................                            1.75            (3.53)
April...................                            1.04             1.73
May.....................                           (2.27)            1.59
June....................                           (3.89)            2.01
July....................                            0.71            (2.51)
August..................                            2.40             3.84
September...............                            0.99             1.14
October.................                            1.44            (3.99)
November................                            7.41             0.09
December................                            9.37             6.23

Compound Annual/
  Period Rate of
  Return................           7.50            16.39             7.25
                               (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE E-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  PRO FORMA OF CAPSULE E AT 1.5 TIMES LEVERAGE

     Largest monthly drawdown: (7.46)% - (February 2000)
     Worst peak-to-valley drawdown: (12.90)% - (February 2000 - June 2000)

                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................           3.04             2.41             0.97
February................           6.36            (7.46)            0.03
March...................                            2.46            (5.49)
April...................                            1.53             2.26
May.....................                           (3.67)            2.15
June....................                           (6.08)            3.00
July....................                            0.90            (4.00)
August..................                            3.58             5.57
September...............                            1.40             1.32
October.................                            2.06            (6.27)
November................                           10.94            (0.09)
December................                           12.00             9.03

Compound Annual/
  Period Rate of Return......      9.59            19.87             7.68
                               (2 months)

                                                                       CAPSULE F

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                          K4 PROGRAM AT 150% LEVERAGE


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: K4 Program at 150% Leverage
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 1
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $6,301,000
     Largest monthly drawdown: (6.61)% - (February 2000)
     Worst peak-to-valley drawdown: (12.35)% - (February 2000 - June 2000) 2001 year-to date return (2 months): 10.49%
     2000 annual return (6 months): (10.05)%
     1999 annual return (7 months): 8.96%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE G

                        GRAHAM CAPITAL MANAGEMENT, L.P.
            DISCRETIONARY TRADING GROUP PROGRAM (STANDARD LEVERAGE)


     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Discretionary Trading Group Program (Standard Leverage) Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 1
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $5,055,000
     Largest monthly drawdown: (2.22)% - (August 1999)
     Worst peak-to-valley drawdown: (4.18)% - (June 1999 - August 1999)
     2001 year-to-date return (2 months): 4.63%
     2000 annual return: 8.20%
     1999 annual return: (1.03)%


                                                                       CAPSULE H

                        GRAHAM CAPITAL MANAGEMENT, L.P.
              DISCRETIONARY TRADING GROUP PROGRAM AT 150% LEVERAGE


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Discretionary Trading Group Program at 150% Leverage Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 0
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (5.59)% - (August 1999)
     Worst peak-to-valley drawdown: (11.87)% - (June 1999 - October 1999) 2000 annual return (4 months): (1.00)%
     1999 annual return (7 months): (10.22)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE I
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  NON-TREND BASED PROGRAM (STANDARD LEVERAGE)


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program (Standard Leverage) Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1999
     Number of open accounts: 1
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $93,219,000
     Largest monthly drawdown: (5.01)% - (October 1999)
     Worst peak-to-valley drawdown: (8.48)% - (May 1999 - October 1999)


                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................          (2.81)            4.07            (2.92)
February................           0.81             2.25             0.87
March...................                           (1.28)            5.81
April...................                           (0.60)            3.38
May.....................                            4.15            (1.23)
June....................                            2.10            (2.11)
July....................                           (3.11)            1.62
August..................                           (0.39)           (3.23)
September...............                            2.19             1.33
October.................                           (2.58)           (5.01)
November................                            0.19             0.92
December................                            4.65             1.55

Compound Annual/
  Period Rate of
  Return................          (2.02)           11.86             0.46
                               (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE I-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  PRO FORMA OF CAPSULE I AT 1.5 TIMES LEVERAGE

     Largest monthly drawdown: (7.83)% - (October 1999)
     Worst peak-to-valley drawdown: (14.25)% - (May 1999 - October 1999)

                                              RATE OF RETURN
                               --------------------------------------------
         MONTH                    2001             2000             1999
         -----                    ----             ----             ----
                                  %                %                %
January.................          (4.36)            5.96            (4.59)
February................           1.04             3.22             1.15
March...................                           (2.20)            8.04
April...................                           (1.13)            4.18
May.....................                            6.46            (2.09)
June....................                            2.84            (3.63)
July....................                           (4.82)            2.28
August..................                           (0.67)           (5.27)
September...............                            3.18             1.77
October.................                           (4.01)           (7.83)
November................                            0.18             1.18
December................                            6.91             2.11

Compound Annual/
  Period Rate of Return......     (3.36)           16.12            (3.76)
                               (2 months)

                                                                       CAPSULE J
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                    NON-TREND BASED PROGRAM AT 150% LEVERAGE


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Non-Trend Based Program at 150% Leverage
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: June 1999
     Number of open accounts: 3
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $32,105,000
     Largest monthly drawdown: (8.42)% - (October 1999)
     Worst peak-to-valley drawdown: (14.33)% - (June 1999 - October 1999) 2001 year-to date return (2 months): (2.67)%
     2000 annual return: 21.01%
     1999 annual return (7 months): (9.67)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE K
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                               GLOBAL FX PROGRAM


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: Global FX Program
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: May 1997
     Number of open accounts: 3
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $34,909,000
     Largest monthly drawdown: (4.29)% - (October 1999)
     Worst peak-to-valley drawdown: (9.79)% - (April 1998 - July 1999) 2001 year-to-date return (2 months): (2.72)%
     2000 annual return: 3.62%
     1999 annual return: (1.37)%
     1998 annual return: (3.52)%
     1997 annual return (8 months): 5.19%


                                                                       CAPSULE L
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM


     Name of commodity trading advisor: Graham Capital Management, L.P. Name of program: International Financial Program
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: January 1996
     Termination of trading in program: December 1998
     Number of open accounts: 0
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (8.41)% - (June 1998)
     Worst peak-to-valley drawdown: (18.07)% - (April 1998 - June 1998) 1998 annual return: 8.15%
     1997 annual return: 5.14%
     1996 annual return: 13.98%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE M
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM


     Name of commodity trading advisor: Graham Capital Management, L.P.
     Name of program: Natural Resource Program
     Inception of trading by commodity trading advisor: February 1995 Inception of trading in program: September 1996
     Termination of trading in program: December 1998
     Number of open accounts: 0
     Aggregate assets overall: $741,181,000
     Aggregate assets in program: $0
     Largest monthly drawdown: (6.68)% - (October 1997)
     Worst peak-to-valley drawdown: (19.22)% - (February 1997 - November 1997) 1998 annual return: 4.71%
     1997 annual return: (15.22)%
     1996 annual return (4 months): 2.80%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

      FOOTNOTES TO GRAHAM'S CAPSULE A-1, E-1, AND I-1 PRO FORMA SUMMARIES

     Capsules A-1, E-1, and I-1 above reflect pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio, K-4 Program, and Non-Trend Based Program, respectively, the trading programs employed for Charter Graham by Graham. The pro forma adjustments are an attempt approximately to reflect Charter Graham's brokerage, management, and incentive fees, interest income, and leverage as opposed to the fees, expenses, interest income, and leverage applicable to the various accounts included in Capsules A, E, and I above.

     Capsules A-1, E-1, and I-1 must be read in conjunction with the description of Graham and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Graham as compared to Graham's actual trading: and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsules A-1, E-1, and I-1 is relevant to evaluating an investment in Charter Graham, no representation is or could be made that the Capsules present what the results of Charter Graham could have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.


     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION RELATING TO THE TRADING ADVISOR UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF MILLBURN" ON PAGES 79-85. THE FOOTNOTES ON PAGE 86 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULE A-1 IS A PRO FORMA OF CAPSULE A, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES AND INTEREST INCOME APPLIED TO CHARTER MILLBURN.



     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Charter Millburn or its trading advisor in the future, since past results are not a guarantee of future results. There can be no assurance that Charter Millburn or its trading advisor will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.


                                                                       CAPSULE A

                        MILLBURN RIDGEFIELD CORPORATION
                    DIVERSIFIED PORTFOLIO (NORMAL LEVERAGE)


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio (Normal Leverage)
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: February 1971
     Number of open accounts: 17
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $378,907,721
     Largest monthly drawdown (past 5 years): (13.79)% - (October 1999) Largest monthly drawdown (since 1977): (22.91)% - (April 1978)
     Worst peak-to-valley drawdown (past 5 years): (23.97)% - (July 1997 - September 2000)
     Worst peak-to-valley drawdown (since 1977): (32.50)% - (April 1986 - December 1986)
     Accounts closed with positive net performance (past 5 years): 11 Accounts closed with positive net performance (since 1977): 23 Accounts closed with negative net performance (past 5 years): 2 Accounts closed with negative net performance (since 1977): 4


                                                                 RATE OF RETURN
                  -------------------------------------------------------------------------------------------------------------
     MONTH           2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
     -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                     %            %          %          %          %          %          %          %          %          %
January.........      0.63        1.99      (4.01)      2.91       8.14       7.43      (3.09)     (7.56)     (2.69)     (8.53)
February........     (1.56)      (1.73)      3.08      (2.71)      5.72     (11.05)      6.81      (1.47)      5.78      (1.34)
March...........                 (4.55)      1.21       1.14      (2.83)      0.80      16.85       7.67      (0.70)     (0.72)
April...........                  0.67       5.51      (7.38)     (3.01)      5.72       4.64      (2.27)      5.76      (0.73)
May.............                 (1.94)     (3.34)      4.04       1.50      (6.72)     (1.10)      4.63      (1.79)      0.90
June............                 (4.85)      5.80       2.32       0.52       3.91       0.99       5.80      (2.54)     14.25
July............                 (1.86)     (3.82)     (4.96)      8.15       1.37      (2.48)     (3.00)      5.11       8.87
August..........                  3.30       1.17       6.94      (8.52)     (1.88)      1.43      (5.26)     (8.06)      7.56
September.......                 (2.85)      0.73       5.53       1.20       2.79      (1.84)      3.68       1.09      (0.19)
October.........                  4.59     (11.81)     (1.84)     (2.21)     10.64       0.06       3.02      (0.70)     (3.95)
November........                  6.19       2.19      (0.75)     (0.31)      3.96       0.19       4.76       1.33       2.66
December........                 14.92       2.68       2.71       4.95       1.08       7.90       2.46       9.02      (0.73)

Compound Annual/
Period Rate of
  Return........     (0.94)      12.97      (1.99)      7.17      12.61      17.33      32.82      11.78      10.88      17.30
                  (2 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                    RATE OF RETURN (CONTINUED)
                       -------------------------------------------------------------------------------------
       MONTH             1991       1990       1989       1988       1987       1986       1985       1984
       -----             ----       ----       ----       ----       ----       ----       ----       ----
                          %          %          %          %          %          %          %          %
January............      (5.32)      4.13       3.18      (8.23)     13.86       3.84       5.69       5.03
February...........       1.40       4.21      (4.67)      1.30       0.16      14.91       7.69       0.05
March..............       2.60       2.99       7.53      (4.11)      3.34       1.59      (4.65)      1.08
April..............      (0.09)      2.40      (1.51)     (1.87)     10.29      (7.05)     (2.12)      2.45
May................      (1.13)     (5.66)     17.04       6.09      (3.59)     (2.74)     (4.52)      4.76
June...............       1.63       3.51      (8.11)     17.89      (3.63)     (9.34)     (2.12)     (6.11)
July...............      (4.02)     16.05      (3.62)     (9.26)      1.12       5.98      14.68      19.22
August.............      (6.09)      3.39      (8.53)     (0.47)     (3.72)      7.22      (2.75)     (9.05)
September..........       0.91       2.67      (2.74)      0.67      (5.88)    (18.35)    (14.63)      4.14
October............      (0.30)      7.65      (8.78)      1.64       1.66      (6.21)      9.15      (2.80)
November...........       0.10       3.00       4.74       6.11       9.67      (5.36)     12.43      (6.69)
December...........      16.35       0.24       7.93      (4.27)      9.44      (1.44)      6.42      11.04

Compound Annual/
  Period Rate of
  Return...........       4.44      53.01      (0.94)      2.70      35.02     (19.36)     23.44      21.72

                                                RATE OF RETURN (CONTINUED)
                        --------------------------------------------------------------------------
       MONTH              1983       1982       1981       1980       1979       1978       1977
       -----              ----       ----       ----       ----       ----       ----       ----
                           %          %          %          %          %          %          %
January.............       6.28       4.77      11.39      20.82      (2.45)      6.33       2.16
February............      (1.29)      8.68      10.40       3.81       5.52       3.91      (1.15)
March...............      (2.12)      9.14      (8.62)      8.62       0.66      20.99       2.70
April...............      (0.42)     (1.58)      9.48      (2.97)      6.82     (22.91)      7.02
May.................       1.13      (0.82)      7.43       5.25       4.45      12.78      (7.51)
June................      (6.95)      8.99       9.74       3.44       7.41      (2.57)      1.21
July................      (1.11)    (11.00)      6.96       1.18      (2.50)      8.54       6.84
August..............       5.57       3.32      (0.15)     (2.32)      1.82       1.02      (4.37)
September...........      (2.05)      7.66      (3.60)     (1.81)     14.84       5.34      (9.65)
October.............       2.25      (4.04)     (4.79)      9.00      (0.74)     12.01       4.80
November............      (7.08)     (2.57)      8.24       3.75       5.42     (14.17)     (3.62)
December............      (3.13)      5.49     (10.00)      5.44       6.11      (5.42)     10.57

Compound Annual/
  Period Rate of
  Return............      (9.44)     29.09      38.50      66.53      57.18      18.92       7.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO

     Largest monthly drawdown (past 5 years): (13.29)% - (October 1999) Largest monthly drawdown (since 1977): (22.81)% - (April 1978)
     Worst peak-to-valley drawdown: (past five years): (24.74)% - (July 1999 - March 2000)
     Worst peak-to-valley drawdown (since 1977): (32.74)% - (April 1986 - December 1986)

                                                                  RATE OF RETURN
                   ------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January..........     0.33        1.79      (4.38)      3.03       7.64       6.90      (3.26)     (8.11)     (2.99)     (8.76)
February.........    (2.07)      (2.13)      2.66      (3.63)      5.26     (12.54)      6.34      (2.11)      5.66      (1.65)
March............                (4.85)      0.95       0.96      (3.61)      0.64      14.62       7.36      (1.19)     (1.05)
April............                 0.36       6.10      (7.86)     (3.67)      5.69       3.98      (2.56)      5.63      (1.05)
May..............                (2.21)     (4.24)      3.76       1.21      (7.12)     (1.49)      4.63      (2.39)      0.45
June.............                (5.17)      6.30       2.12       0.27       3.79       0.79       5.36      (2.96)     14.29
July.............                (2.20)     (4.58)     (5.26)      9.06       1.06      (3.09)     (3.56)      5.48       8.13
August...........                 2.94       0.90       7.04     (10.12)     (2.15)      1.42      (5.74)     (9.29)      6.59
September........                (3.21)      0.56       6.13       0.91       2.75      (2.33)      3.38       0.86      (0.48)
October..........                 4.32     (13.29)     (2.39)     (2.82)     11.58      (0.72)      2.89      (0.85)     (4.58)
November.........                 6.06       1.85      (1.10)     (0.64)      3.57      (0.15)      5.29       1.27       2.77
December.........                16.49       2.39       2.77       5.32       0.91       8.57       2.05       9.83      (1.07)

Compound Annual/
 Period Rate of
  Return.........    (1.75)      10.80      (6.30)      4.50       7.40      13.59      25.77       7.77       7.84      12.24
                   (2 months)

                                                      RATE OF RETURN (CONTINUED)
                         -------------------------------------------------------------------------------------
        MONTH              1991       1990       1989       1988       1987       1986       1985       1984
        -----              ----       ----       ----       ----       ----       ----       ----       ----
                            %          %          %          %          %          %          %          %
January..............      (5.73)      4.08       3.51      (8.25)     14.69       3.99       6.38       5.37
February.............       1.13       4.36      (4.93)      1.32       0.35      14.98       7.86       0.56
March................       2.56       3.23       8.21      (4.10)      3.71       1.84      (4.84)      1.53
April................      (0.41)      2.54      (1.68)     (1.89)     10.69      (6.95)     (2.08)      2.81
May..................      (1.30)     (6.90)     17.33       6.20      (3.61)     (2.79)     (4.19)      5.32
June.................       1.55       3.71      (9.81)     18.42      (3.59)     (9.11)     (1.97)     (5.56)
July.................      (4.60)     18.53      (4.22)     (9.85)      1.29       6.05      15.83      20.16
August...............      (6.52)      3.67      (9.36)     (0.41)     (3.63)      7.26      (3.15)     (9.74)
September............       0.43       2.52      (2.90)      0.77      (5.94)    (18.03)    (14.38)      5.05
October..............      (0.54)      6.85      (8.98)      1.77       1.83      (6.14)      9.21      (2.65)
November.............      (0.38)      2.72       4.66       6.87      10.23      (5.31)     13.43      (6.39)
December.............      19.70       0.14       7.92      (4.66)      9.97      (1.28)      6.74      11.29

Compound Annual/
  Period Rate of
  Return.............       3.67      53.71      (3.99)      3.19      39.15     (18.10)     27.54      27.12

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                RATE OF RETURN (CONTINUED)
                        --------------------------------------------------------------------------
       MONTH              1983       1982       1981       1980       1979       1978       1977
       -----              ----       ----       ----       ----       ----       ----       ----
                           %          %          %          %          %          %          %
January.............       6.88       5.00      11.68      21.32      (1.87)      6.45       1.53
February............      (1.30)     10.33      11.02       4.27       6.10       4.15      (0.60)
March...............      (2.01)     10.14      (9.73)      9.45       1.32      21.52       2.74
April...............      (0.23)     (1.05)     11.51      (2.81)      7.57     (22.81)      7.03
May.................       1.47      (0.50)      8.09       5.11       5.41      13.16      (6.61)
June................      (6.71)      9.38      10.33       3.17       9.04      (1.97)      1.52
July................      (0.76)    (11.05)      6.78       1.56      (1.78)      9.15       6.89
August..............       5.81       3.12       0.17      (2.23)      2.24       2.88      (4.09)
September...........      (1.74)      7.63      (3.76)     (1.49)     15.15       5.64      (9.29)
October.............       2.31      (4.25)     (4.95)     10.15      (0.09)     12.31       5.08
November............      (6.63)     (2.45)      8.61       4.43       5.81     (15.13)     (3.16)
December............      (2.75)      5.60      (9.87)      6.49       6.74      (4.99)     11.03

Compound Annual/
  Period Rate of
  Return............      (6.42)     33.80      42.56      74.85      70.18      23.93      10.55

                                                                       CAPSULE B

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio--High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: April 1998
     Number of open accounts: 0
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $0
     Largest monthly drawdown: (9.36)% - (April 1998)
     Worst peak-to-valley drawdown: (17.07)% - (July 1999 - March 2000) 2000 year-to-date return (3 months): (8.46)%
     1999 annual return: (4.94)%
     1998 annual return (9 months): 4.67%


                                                                       CAPSULE C

                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio-2X Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: January 1998
     Number of open accounts: 0
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $0
     Largest monthly drawdown: (12.39)% - (July 1998)
     Worst peak-to-valley drawdown: (25.40)% - (January 1998 - July 1998) 1999 annual return (5 months): 8.76%
     1998 annual return: (4.42)%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE D

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--2.5X LEVERAGE


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Diversified Portfolio-2.5X Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: December 1999
     Number of open accounts: 1
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $1,981,218
     Largest monthly drawdown: (12.17)% - (March 2000)
     Worst peak-to-valley drawdown: (19.84)% - (January 2000 - July 2000) 2001 year-to-date return (2 months): 1.09%
     2000 annual return: 18.15%
     1999 annual return (1 month): 3.50%


                                                                       CAPSULE E

                        MILLBURN RIDGEFIELD CORPORATION
                      CURRENCY PORTFOLIO (NORMAL LEVERAGE)


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio (Normal Leverage)
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
     Number of open accounts: 2
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $28,339,959
     Largest monthly drawdown: (9.08)% - (February 1996)
     Worst peak-to-valley drawdown: (27.06)% - (July 1997 - September 2000) 2001 year-to-date return (2 months): (0.45)%
     2000 annual return: 6.89%
     1999 annual return: 5.22%
     1998 annual return: (5.02)%
     1997 annual return: 20.86%
     1996 annual return: 11.29%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F

                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Currency Portfolio - High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
     Number of open accounts: 1
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: 5,588,237
     Largest monthly drawdown: (9.31)% - (June 2000)
     Worst peak-to-valley drawdown: (36.82)% - (September 1997 - July 2000) 2001 year-to-date return (2 months): (2.50)%
     2000 annual return: (2.05)%
     1999 annual return: 6.00%
     1998 annual return: (15.45)%
     1997 annual return: 27.99%
     1996 annual return: 16.36%


                                                                       CAPSULE G

                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: November 1989
     Number of open accounts: 2
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: 22,054,771
     Largest monthly drawdown: (9.08)% - (February 1996)
     Worst peak-to-valley drawdown: (34.97)% - (September 1999 - July 2000) 2001 year-to-date return (2 months): 0.27%
     2000 annual return: (8.11)%
     1999 annual return: (0.77)%
     1998 annual return: 2.03%
     1997 annual return: 13.65%
     1996 annual return: 11.38%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE H

                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE


     Name of commodity trading advisor: Millburn Ridgefield Corporation Name of program: Global Portfolio - High Leverage
     Inception of trading by commodity trading advisor: February 1971 Inception of trading in program: July 1993
     Number of open accounts: 0
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: $0
     Largest monthly drawdown: (12.55)% - (February 1996)
     Worst peak-to-valley drawdown: (20.05)% - (June 1994 - January 1995) 1997 annual return: 11.82%
     1996 annual return: 11.15%


                                                                       CAPSULE I

                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO


     Name of commodity trading advisor: Millburn Ridgefield Corporation
     Name of program: World Resource Portfolio
     Inception of trading by commodity trading advisor: February 1971
     Inception of trading in program: September 1995
     Number of open accounts: 2
     Aggregate assets overall: $474,486,065
     Aggregate assets in program: 36,462,904
     Largest monthly drawdown: (14.82)% - (October 1999)
     Worst peak-to-valley drawdown: (29.82)% - (February 1997 - September 2000) 2001 year-to-date return (2 months): (3.80)%
     2000 annual return: 2.34%
     1999 annual return: (9.58)%
     1998 annual return: 5.66%
     1997 annual return: 1.88%
     1996 annual return: 8.33%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.


     Effective May 1, 2001, the trading advisor will no longer solely trade the partnership's assets pursuant to its Diversified Portfolio, but will also trade the partnership's assets pursuant to its Alpha Portfolio as an overlay to the Diversified Portfolio. Trading the Alpha Portfolio as an overlay to the Diversified Portfolio will enable Charter Welton to gain exposure to both trading programs as if 100% of the assets of Charter Welton were traded in each program. The additional exposure provided by the use of the Alpha Portfolio as an overlay to the Diversified Portfolio will result in an increase in the percentage of Charter Welton's assets committed to meet minimum exchange margin for all positions from a range of 5% to 20% to a range of 10% to 40%.


     Please refer to page 90 for a description of the Diversified Portfolio and the Alpha Portfolio.


     THE FOLLOWING UPDATES AND REPLACES THE PAST PERFORMANCE INFORMATION RELATING TO THE TRADING ADVISOR UNDER THE SUB-CAPTION "-- PAST PERFORMANCE OF WELTON" ON PAGES 91-93. THE FOOTNOTES ON PAGES 93-94 AND S-45-S-46 ARE AN INTEGRAL PART OF EACH CAPSULE. CAPSULES A-1 AND B-1 ARE PRO FORMAS OF CAPSULES A AND B, RESPECTIVELY, ADJUSTED FOR THE BROKERAGE, MANAGEMENT, AND INCENTIVE FEES APPLIED TO CHARTER WELTON.



     You are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by Charter Welton or its trading advisor in the future, since past results are not a guarantee of future results. There can be no assurance that Charter Welton or its trading advisor will make any profits at all, or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

                                                                       CAPSULE A
                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO


Name of commodity trading advisor: Welton Investment Corporation
Name of program: Diversified Portfolio
Inception of trading by commodity trading advisor: February 1989
Inception of trading in program: April 1992
Number of open accounts: 17
Aggregate assets overall (excluding notional): $78,506,917
Aggregate assets overall (including notional): $217,412,313
Aggregate assets in program (excluding notional): $69,650,316
Aggregate assets in program (including notional): $85,049,960
Largest monthly drawdown (past 5 years): (15.94)% - (February 1996)
Largest monthly drawdown (since inception): (15.94)% - (February 1996) Worst peak-to-valley drawdown (past 5 years): (28.82)% - (October 1998 - September 2000)
Worst peak-to-valley drawdown (since inception): (28.82)% - (October 1998 - September 2000)
Accounts closed with positive net performance (past 5 years): 22
Accounts closed with positive net performance (since inception): 33 Accounts closed with negative net performance (past 5 years): 46
Accounts closed with negative net performance (since inception): 54


                                                                  RATE OF RETURN
                   -------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January..........    (5.07)      (5.97)     (2.26)     (1.71)      2.42       5.94      (3.94)     (4.74)     (0.12)
February.........    (2.49)       2.33      (2.54)      6.81       6.21     (15.94)      8.90      (6.67)     15.85
March............                 4.35      (7.90)      6.18      (1.57)     (1.86)     10.11       0.69      (0.09)
April............                (6.62)      1.12      (3.50)      0.28       4.66       3.57      (5.32)      7.04      (0.48)
May..............                (2.81)     (3.34)      2.30       3.78      (7.71)     11.71       5.77      (6.61)     (7.47)
June.............                (2.14)      3.43      (0.84)      5.96      (1.72)     (1.38)      5.72      (1.89)      9.32
July.............                (4.78)     (3.82)     (0.25)     12.83      (2.83)     (2.57)     (4.04)     11.40      12.72
August...........                 3.09      (2.33)      5.63      (6.16)     (2.70)     (1.25)     (6.40)     (4.45)     (1.77)
September........                (7.13)     (1.61)      2.35       1.25       7.48       1.55       3.18       0.66      (6.89)
October..........                 2.60      (7.10)     (4.66)     (6.14)     13.16      (7.39)      0.48       4.90      (0.86)
November.........                 2.42       6.79       2.65       2.79       9.97       4.77      14.60       5.05      (2.10)
December.........                11.50       7.81       2.04       1.23       2.15       9.44       1.23      10.48      (4.98)

Compound Annual/
 Period Rate of
  Return.........    (7.43)      (4.75)    (12.32)     17.52      23.62       7.17      36.35       2.38      47.90      (4.29)
                   (2 months)                                                                                          (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE A-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO

Largest monthly drawdown (past 5 years): (16.74)% - (February 1996)
Largest monthly drawdown (since inception): (16.74)% - (February 1996) Worst peak-to-valley drawdown (past 5 years): (32.32)% - (October 1998 - September 2000)
Worst peak-to-valley drawdown (since inception): (32.32)% - (October 1998 - September 2000)

                                                                  RATE OF RETURN
                   -------------------------------------------------------------------------------------------------------------
      MONTH          2001        2000       1999       1998       1997       1996       1995       1994       1993       1992
      -----          ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %          %          %          %          %          %          %          %          %
January..........    (5.37)      (6.13)     (2.50)     (1.95)      2.20       5.95      (4.08)     (4.86)     (0.12)
February.........    (2.78)       2.09      (2.75)      7.19       5.51     (16.74)      8.47      (6.99)     17.01
March............                 4.19      (8.13)      6.38      (1.64)     (1.79)     10.19       0.74       0.31
April............                (6.87)      0.97      (3.94)      0.59       4.89       3.68      (5.67)      5.81      (0.55)
May..............                (3.02)     (3.42)      2.28       3.81      (7.78)     11.35       5.76      (7.05)     (7.11)
June.............                (2.33)      3.29      (0.99)      5.55      (1.87)     (1.11)      5.79      (1.97)      9.76
July.............                (5.06)     (4.04)     (0.41)     12.05      (2.79)     (2.48)     (4.31)     12.45      10.80
August...........                 2.87      (2.49)      5.84      (7.32)     (2.73)     (1.01)     (6.45)     (5.44)     (0.88)
September........                (7.37)     (1.79)      2.09       1.21       7.52       1.95       3.53       0.61      (6.95)
October..........                 2.35      (7.33)     (5.20)     (6.58)     13.21      (7.53)      0.56       5.37      (0.67)
November.........                 2.24       6.60       2.55       2.65       9.51       5.35      14.24       4.90      (1.74)
December.........                11.39       7.57       1.98       1.20       2.02       9.71       1.09      10.02      (4.81)

Compound Annual/
 Period Rate of
  Return.........    (8.00)      (7.12)    (14.32)     16.03      19.24       5.74      37.68       1.26      47.05      (3.73)
                   (2 months)                                                                                          (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE B

                         WELTON INVESTMENT CORPORATION
                                ALPHA PORTFOLIO


     Name of commodity trading advisor: Welton Investment Corporation Name of program: Alpha Portfolio
     Inception of trading by commodity trading advisor: February 1989 Inception of trading in program: April 2000
     Number of open accounts: 12
     Aggregate assets overall (excluding notional): $78,506,917 Aggregate assets overall (including notional): $217,412,313 Aggregate assets in program (excluding notional): $8,856,601 Aggregate assets in program (including notional): $132,362,353 Largest monthly drawdown: (2.79)% - (April 2000)
     Worst peak-to-valley drawdown: (2.79)% - (April 2000)


                                     RATE OF RETURN
                               ---------------------------
         MONTH                    2001             2000
         -----                    ----             ----
                                  %                %
January.................          (0.40)
February................           0.01
March...................
April...................                           (2.79)
May.....................                            0.51
June....................                            1.23
July....................                            1.64
August..................                            2.58
September...............                            0.16
October.................                           (0.67)
November................                            1.02
December................                           (1.06)

Compound Period
  Rate of Return........          (0.39)            2.54
                               (2 months)       (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                     CAPSULE B-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE B
                                ALPHA PORTFOLIO

     Largest monthly drawdown: (2.95)% - (May 2000)
     Worst peak-to-valley drawdown: (2.95)% - (May 2000)

                                     RATE OF RETURN
                               ---------------------------
         MONTH                    2001             2000
         -----                    ----             ----
                                  %                %
January.................          (0.60)
February................           0.04
March...................
April...................                           (2.95)
May.....................                            0.41
June....................                            1.20
July....................                            1.83
August..................                            2.42
September...............                           (0.03)
October.................                           (0.76)
November................                            0.88
December................                           (1.81)

Compound Period
  Rate of Return........          (0.56)            1.08
                               (2 months)       (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE C

                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                            AS OF FEBRUARY 28, 2001


    February 1989      Date advisor began trading client accounts
      $78,506,917      Total assets under management by the advisor representing
                       actual funds
     $217,412,313      Total assets under management by the advisor representing
                       nominal funds

-------------------------------------------------------------------------------------
                              GLOBAL
                             FINANCIALS    GLOBAL      INTERNATIONAL      WORLD
                             AND METALS   FINANCIALS   INTEREST RATE    EQUITY INDEX
      TRADING PROGRAM        PORTFOLIO    PORTFOLIO    PORTFOLIO        PORTFOLIO
-------------------------------------------------------------------------------------
Date Program Began Trading     Apr-92       Nov-94         Mar-92          May-94
Actual Funds Managed           Closed       Closed         Closed          Closed
                               Jun-00       Jun-00         Mar-96          Jun-96
Open Accounts                       0            0              0               0
Closed Accounts                     5            5              1               2
Accounts Closed at a Profit         5            4              0               0
Accounts Closed at a Loss           0            1              1               2
Annual Rates of Return
1996                            10.12%        7.05%        (14.87)%        (14.82)%
1997                            19.18%       14.35%            --              --
1998                            19.14%       19.45%            --              --
1999                           (11.68)%     (13.84)%           --              --
2000                            (9.83)%     (21.53)%           --              --

Largest Single Monthly
Drawdown1                      (15.72)%     (15.70)%       (14.47)%         (9.71)%
Date of Drawdown               Feb-96       Feb-96         Feb-96          Jun-96
Largest Peak-to-Valley
Drawdown2                      (27.51)%     (30.20)%       (32.40)%        (25.18)%
Date of Peak                   Feb-96       Feb-96         Dec-93          May-94
Date of Valley                 Aug-96       Aug-96         Jan-95          Jan-96
-------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         ADDITIONAL FOOTNOTES TO WELTON'S CAPSULE PERFORMANCE SUMMARIES

     Furthermore, as of December 2000 the subset of accounts deemed to be "fully-funded" no longer represented 10% of the aggregate nominal account size of all accounts traded in the portfolio. At that point, the Fully-Funded Subset no longer met one of the two qualifying tests prescribed by the CFTC. Because there is no applicable regulation to address such a circumstance, the rates of return presented from December 2000 forward continue to be based on those accounts deemed to be fully-funded. Additional tests using alternative return calculation methods defined by the CFTC have been performed to ensure that the rates of return being presented are not misleading as to the results of the portfolio.

   FOOTNOTES TO WELTON'S CAPSULE A-1 AND B-1 PRO FORMA PERFORMANCE SUMMARIES

     Capsules A-1 and B-1 above reflect pro forma rates of return, which are the result of the general partner making certain pro forma adjustments to the past performance record of client accounts managed pursuant to the Diversified Portfolio and Alpha Portfolio, the trading programs to be employed for Charter Welton by Welton. The pro forma adjustments are an attempt approximately to reflect Charter Welton's brokerage, management, and incentive fees and interest income, as opposed to the fees, expenses, and interest income applicable to the various accounts included in Capsules A and B above.

     Capsules A-1 and B-1 must be read in conjunction with the description of Welton and its trading programs above. Furthermore, you must be aware that pro forma rates of return have certain inherent limitations: (A) pro forma adjustments are only an approximate means of modifying historical records to reflect certain aspects of the economic terms of a new commodity pool, constitute no more than mathematical adjustments to actual performance numbers, and give no effect whatsoever to such factors as possible changes in trading approach that might have resulted from the different fee structure, interest income, leverage, and other factors applicable to Charter Welton as compared to Welton's actual trading: and (B) there are different means by which the pro forma adjustments could have been made.

     While the general partner believes that the information set forth in Capsules A-1 and B-1 are relevant to evaluating an investment in Charter Welton, no representation is or could be made that the Capsules present what the results of Charter Welton could have been in the past or are likely to be in the future. Past results are not a guarantee of future results.

MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.


     THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS OF DWFCM ON PAGE 95 UNDER THE SUB-CAPTION "-- PRINCIPALS."



     Mr. Anthony J. DeLuca was added as a principal of DWFCM.


     THE FOLLOWING UPDATES AND REPLACES THE LAST SENTENCE OF THE FIRST FULL PARAGRAPH ON PAGE 97 UNDER THE SUB-CAPTION "-- TRADING METHODOLOGY."


     As of February 28, 2001, Dean Witter Futures & Currency Management was managing approximately $105 million of customer funds in the Global Portfolio and approximately $189 million of client assets in all of its trading programs.


                             THE COMMODITY BROKERS

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER "THE COMMODITY BROKERS" ON PAGE 5 AND BEGINNING ON PAGE 100.



     Effective November 13, 2000, Morgan Stanley & Co. Incorporated became the clearing commodity broker and foreign currency forward counterparty for Charter Graham, Charter Millburn, and Charter Welton, other than for those trades on the London Metal Exchange, which are cleared by Morgan Stanley International Limited. As such, all discussions in the prospectus relating to Carr Futures, Inc. are no longer relevant. As set forth in the prospectus, Morgan Stanley & Co. Incorporated and Morgan Stanley International Limited perform these services for Charter DWFCM.


                                    EXPERTS

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 120.

     The statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., Morgan Stanley Dean Witter Charter Welton L.P. and Morgan Stanley Dean Witter Charter DWFCM L.P. (formerly, DWFCM International Access Fund L.P.) as of December 31, 2000 and 1999, and the related statements of operations, changes in partners' capital, and cash flows for the year ended December 31, 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P., and and for each of the three years in the period ended December 31, 2000 for Morgan Stanley Dean Witter Charter DWFCM L.P. as well as the statements of financial condition of Demeter Management Corporation as of November 30, 2000 and 1999 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and is included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for Morgan Stanley Dean Witter & Co.

                              POTENTIAL ADVANTAGES

     THE FOLLOWING TABLE UPDATES AND REPLACES THROUGH FEBUARY 28, 2001, THE "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE ON PAGE 127. THE NOTES ON PAGES 128 AND 129 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                  U.S. TREASURY                                                                      PUBLIC
                         U.S.     BONDS (LEHMAN    U.S. CORPORATE    NON-U.S.      GLOBAL                            MANAGED
                        STOCKS       BROTHERS      BONDS (SALOMON     STOCKS       STOCKS          MANAGED        FUTURES FUNDS
                       (S&P 500      TREASURY        CORPORATE      (MSCI EAFE   (MSCI WORLD   FUTURES (BARCLAY    (MAR PUBLIC
                        INDEX)     BOND INDEX)      BOND INDEX)       INDEX)       INDEX)         CTA INDEX)       FUND INDEX)
                       --------   --------------   --------------   ----------   -----------   ----------------   -------------
                         %            %                %               %            %              %                  %
1980.................    32.5           N/A             (2.7)          24.4          27.7            63.7               N/A
1981.................    (4.9)          1.1             (1.2)          (1.0)         (3.3)           23.9               N/A
1982.................    21.5          41.1             42.5           (0.8)         11.3            16.7               N/A
1983.................    22.6           1.8              6.3           24.6          23.3            23.8               N/A
1984.................     6.3          14.7             16.9            7.9           5.8             8.7               1.4
1985.................    31.7          32.0             30.1           56.7          41.8            25.5              21.9
1986.................    18.7          24.2             19.9           69.9          42.8             3.8             (14.4)
1987.................     5.3          (2.7)            (0.3)          24.9          16.8            57.3              43.1
1988.................    16.6           9.1             10.7           28.6          23.9            21.8               7.3
1989.................    31.7          18.9             16.2           10.8          17.2             1.8               4.7
1990.................    (3.1)          4.6              6.8          (23.2)        (16.5)           21.0              14.2
1991.................    30.5          17.9             19.9           12.5          19.0             3.7              10.0
1992.................     7.6           7.8              9.4          (11.8)         (4.7)           (0.9)             (1.4)
1993.................    10.1          16.4             13.2           32.9          23.1            10.4              10.7
1994.................     1.3          (6.9)            (5.8)           8.1           5.6            (0.7)             (7.7)
1995.................    37.6          30.7             27.2           11.6          21.3            13.7              13.9
1996.................    23.0          (0.4)             1.3            6.4          14.0             9.1               9.8
1997.................    33.4          14.9             11.6            2.1          16.2            10.9               7.6
1998.................    28.6          13.5             12.5           20.3          24.8             7.0               7.9
1999.................    21.0          (8.7)            (6.6)          27.3          25.3            (1.2)             (1.4)
2000.................    (9.1)         20.1             10.7          (14.0)        (12.9)            7.9               4.7
2001*................    (5.9)          2.1              2.8           (7.4)         (6.6)           (0.2)             (1.2)


---------------
*Through Febuary 28, 2001


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE "CORRELATION ANALYSIS" CHARTS ON PAGES 130 AND 131.

     The following charts were prepared by the general partner to illustrate the correlation of the trading program(s) employed by each partnership's trading advisor. Investors are cautioned that the performance information set forth in the following charts is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by a partnership in the future.

                                 CHARTER GRAHAM
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter Graham       Index        Bond Index
                               ---------------     -------      -------------
Charter Graham                      1.00            (0.08)          0.15
S&P 500 Index                                        1.00           0.11
Salomon Corp. Bond Index                                            1.00

              During the 24 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Graham and            ... Charter Graham and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          7 of 24                 Both             8 of 24
Positive       months                 Positive         months

Different     10 of 24                Different       12 of 24
               months                                   months

Both          7 of 24                 Both             4 of 24
Negative       months                 Negative          months

Data: 24 months of trading from March 1999 through February 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                CHARTER MILLBURN
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                              Charter Millburn      Index        Bond Index
                              ----------------     -------      -------------
Charter Millburn                    1.00            (0.08)           0.15
S&P 500 Index                                        1.00            0.11
Salomon Corp. Bond Index                                             1.00

              During the 24 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Millburn and          ... Charter Millburn and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          7 of 24                 Both             7 of 24
Positive       months                 Positive         months

Different    10 of 24                 Different        14 of 24
               months                                   months

Both          7 of 24                 Both             3 of 24
Negative       months                 Negative          months

Data: 24 months of trading from March 1999 through February 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter Welton       Index        Bond Index
                               ---------------     -------      -------------
Charter Welton                      1.00             0.32           0.13
S&P 500 Index                                        1.00           0.11
Salomon Corp. Bond Index                                            1.00

              During the 24 months of trading since March 1999,
                        the monthly returns of ...

 ... Charter Welton and            ... Charter Welton and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both          7 of 24                 Both             7 of 24
Positive       months                 Positive         months

Different     7 of 24                 Different        11 of 24
               months                                   months

Both         10 of 24                 Both             6 of 24
Negative       months                 Negative          months

Data: 24 months of trading from March 1999 through February 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                 CHARTER DWFCM
                              CORRELATION ANALYSIS

                                                   S&P 500      Salomon Corp.
                               Charter DWFCM        Index        Bond Index
                               -------------       -------      -------------
Charter DWFCM                      1.00              0.01           0.20
S&P 500 Index                                        1.00           0.35
Salomon Corp. Bond Index                                            1.00

              During the 84 months of trading since March 1994,
                        the monthly returns of ...

 ... Charter DWFCM and             ... Charter DWFCM and the
    the S&P 500 Index were:           Salomon Corp. Bond Index were:

Both         33 of 24                 Both            31 of 24
Positive       months                 Positive         months

Different    38 of 24                 Different       41 of 24
               months                                   months

Both         13 of 24                 Both            12 of 24
Negative       months                 Negative          months

Data: 84 months of trading from March 1994 through February 2001.
Monthly returns for the S&P 500 Index and the Salomon Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH FEBRUARY 28, 2001, THE "MANAGED FUTURES VS. STOCKS" CHART ON PAGE 132. THE NOTES ON PAGE 133 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                             S&P 500 Index                                         12-month
                       (STOCKS)                                                    holding
                                                                                   periods

                                ROR                 QTRLY           ANNUAL
           12/79                            1000.00
            1/80              6.20%         1062.00
            2/80              0.00%         1062.00
            3/80             -9.70%          958.99          -4.10%
            4/80              4.60%         1003.10
            5/80              5.10%         1054.26
            6/80              3.20%         1087.99          13.45%
            7/80              7.00%         1164.15
            8/80              1.00%         1175.79
            9/80              2.90%         1209.89          11.20%
           10/80              2.00%         1234.09
           11/80             10.70%         1366.14
           12/80             -3.00%         1325.15           9.53%         32.52%          32.52%
            1/81             -4.20%         1269.50                                         19.54%
            2/81              1.70%         1291.08                                         21.57%
            3/81              4.00%         1342.72           1.33%                         40.01%
            4/81             -1.90%         1317.21                                         31.31%
            5/81              0.30%         1321.16                                         25.32%
            6/81             -0.60%         1313.24          -2.20%                         20.70%
            7/81              0.20%         1315.86                                         13.03%
            8/81             -5.80%         1239.54                                          5.42%
            9/81             -4.90%         1178.80         -10.24%                         -2.57%
           10/81              5.40%         1242.46                                          0.68%
           11/81              4.10%         1293.40                                         -5.32%
           12/81             -2.60%         1259.77           6.87%         -4.93%          -4.93%
            1/82             -1.30%         1243.40                                         -2.06%
            2/82             -5.60%         1173.76                                         -9.09%
            3/82             -0.50%         1167.90          -7.29%                        -13.02%
            4/82              4.50%         1220.45                                         -7.35%
            5/82             -3.40%         1178.96                                        -10.76%
            6/82             -1.50%         1161.27          -0.57%                        -11.57%
            7/82             -1.80%         1140.37                                        -13.34%
            8/82             12.10%         1278.35                                          3.13%
            9/82              1.20%         1293.69          11.40%                          9.75%
           10/82             11.50%         1442.47                                         16.10%
           11/82              4.00%         1500.17                                         15.99%
           12/82              1.90%         1528.67          18.16%         21.34%          21.34%
            1/83              3.70%         1585.23                                         27.49%
            2/83              2.30%         1621.69                                         38.16%
            3/83              3.70%         1681.69          10.01%                         43.99%
            4/83              7.90%         1814.55                                         48.68%
            5/83             -0.90%         1798.22                                         52.53%
            6/83              3.90%         1868.35          11.10%                         60.89%
            7/83             -3.00%         1812.30                                         58.92%
            8/83              1.50%         1839.48                                         43.89%
            9/83              1.40%         1865.23          -0.17%                         44.18%
           10/83             -1.20%         1842.85                                         27.76%
           11/83              2.10%         1881.55                                         25.42%
           12/83             -0.50%         1872.14           0.37%         22.47%          22.47%
            1/84             -0.60%         1860.91                                         17.39%
            2/84             -3.50%         1795.78                                         10.73%
            3/84              1.70%         1826.31          -2.45%                          8.60%
            4/84              0.90%         1842.74                                          1.55%
            5/84             -5.50%         1741.39                                         -3.16%
            6/84              2.20%         1779.70          -2.55%                         -4.74%
            7/84             -1.20%         1758.35                                         -2.98%
            8/84             11.00%         1951.77                                          6.10%
            9/84              0.00%         1951.77           9.67%                          4.64%
           10/84              0.40%         1959.57                                          6.33%
           11/84             -1.10%         1938.02                                          3.00%
           12/84              2.60%         1988.41           1.88%          6.21%           6.21%
            1/85              7.80%         2143.50                                         15.19%
            2/85              1.20%         2169.22                                         20.80%
            3/85              0.10%         2171.39           9.20%                         18.90%
            4/85             -0.10%         2169.22                                         17.72%
            5/85              5.80%         2295.04                                         31.79%
            6/85              1.60%         2331.76           7.39%                         31.02%
            7/85             -0.10%         2329.42                                         32.48%
            8/85             -0.90%         2308.46                                         18.28%
            9/85             -3.10%         2236.90          -4.07%                         14.61%
           10/85              4.60%         2339.79                                         19.40%
           11/85              6.90%         2501.24                                         29.06%
           12/85              4.80%         2621.30          17.18%         31.83%          31.83%
            1/86              0.60%         2637.03                                         23.02%
            2/86              7.50%         2834.81                                         30.68%
            3/86              5.60%         2993.55          14.20%                         37.86%
            4/86             -1.10%         2960.63                                         36.48%
            5/86              5.30%         3117.54                                         35.84%
            6/86              1.70%         3170.54           5.91%                         35.97%
            7/86             -5.60%         2992.99                                         28.49%
            8/86              7.40%         3214.47                                         39.25%
            9/86             -8.30%         2947.67          -7.03%                         31.77%
           10/86              5.80%         3118.63                                         33.29%
           11/86              2.40%         3193.48                                         27.68%
           12/86             -2.60%         3110.45           5.52%         18.66%          18.66%
            1/87             13.50%         3530.36                                         33.88%
            2/87              4.00%         3671.57                                         29.52%
            3/87              2.90%         3778.05          21.46%                         26.21%
            4/87             -0.90%         3744.05                                         26.46%
            5/87              0.90%         3777.74                                         21.18%
            6/87              5.00%         3966.63           4.99%                         25.11%
            7/87              5.10%         4168.93                                         39.29%
            8/87              3.70%         4323.18                                         34.49%
            9/87             -2.20%         4228.07           6.59%                         43.44%
           10/87            -21.50%         3319.03                                          6.43%
           11/87             -8.20%         3046.87                                         -4.59%
           12/87              7.60%         3278.43         -22.46%          5.40%           5.40%
            1/88              4.20%         3416.13                                         -3.24%
            2/88              4.70%         3576.69                                         -2.58%
            3/88             -3.10%         3465.81           5.72%                         -8.26%
            4/88              1.10%         3503.93                                         -6.41%
            5/88              0.90%         3535.47                                         -6.41%
            6/88              4.60%         3698.10           6.70%                         -6.77%
            7/88             -0.40%         3683.31                                        -11.65%
            8/88             -3.40%         3558.08                                        -17.70%
            9/88              4.30%         3711.07           0.35%                        -12.23%
           10/88              2.80%         3814.98                                         14.94%
           11/88             -1.40%         3761.57                                         23.46%
           12/88              1.70%         3825.52           3.08%         16.69%          16.69%
            1/89              7.30%         4104.78                                         20.16%
            2/89             -2.50%         4002.16                                         11.90%
            3/89              2.30%         4094.21           7.02%                         18.13%
            4/89              5.20%         4307.11                                         22.92%
            5/89              4.00%         4479.40                                         26.70%
            6/89             -0.60%         4452.52           8.75%                         20.40%
            7/89              9.00%         4853.25                                         31.76%
            8/89              2.00%         4950.31                                         39.13%
            9/89             -0.40%         4930.51          10.74%                         32.86%
           10/89             -2.30%         4817.11                                         26.27%
           11/89              2.00%         4913.45                                         30.62%
           12/89              2.40%         5031.37           2.05%         31.52%          31.52%
            1/90             -6.70%         4694.27                                         14.36%
            2/90              1.30%         4755.30                                         18.82%
            3/90              2.60%         4878.94          -3.03%                         19.17%
            4/90             -2.50%         4756.96                                         10.44%
            5/90              9.80%         5223.14                                         16.60%
            6/90             -0.70%         5186.58           6.31%                         16.49%
            7/90             -0.30%         5171.02                                          6.55%
            8/90             -9.00%         4705.63                                         -4.94%
            9/90             -4.90%         4475.05         -13.72%                         -9.24%
           10/90             -0.40%         4457.15                                         -7.47%
           11/90              6.50%         4746.87                                         -3.39%
           12/90              2.80%         4879.78           9.04%         -3.01%          -3.01%
            1/91              4.40%         5094.49                                          8.53%
            2/91              7.20%         5461.30                                         14.85%
            3/91              2.40%         5592.37          14.60%                         14.62%
            4/91              0.20%         5603.55                                         17.80%
            5/91              4.30%         5844.50                                         11.90%
            6/91             -4.60%         5575.66          -0.30%                          7.50%
            7/91              4.70%         5837.71                                         12.89%
            8/91              2.40%         5977.82                                         27.04%
            9/91             -1.70%         5876.20           5.39%                         31.31%
           10/91              1.30%         5952.59                                         33.55%
           11/91             -4.00%         5714.48                                         20.38%
           12/91             11.40%         6365.93           8.33%         30.46%          30.46%
            1/92             -1.90%         6244.98                                         22.58%
            2/92              1.30%         6326.17                                         15.84%
            3/92             -1.90%         6205.97          -2.51%                         10.97%
            4/92              2.90%         6385.94                                         13.96%
            5/92              0.50%         6417.87                                          9.81%
            6/92             -1.50%         6321.60           1.86%                         13.38%
            7/92              4.10%         6580.79                                         12.73%
            8/92             -2.00%         6449.17                                          7.89%
            9/92              1.20%         6526.56           3.24%                         11.07%
           10/92              0.30%         6546.14                                          9.97%
           11/92              3.40%         6768.71                                         18.45%
           12/92              1.20%         6849.94           4.95%          7.60%           7.60%
            1/93              0.80%         6904.74                                         10.56%
            2/93              1.40%         7001.40                                         10.67%
            3/93              2.10%         7148.43           4.36%                         15.19%
            4/93             -2.40%         6976.87                                          9.25%
            5/93              2.70%         7165.24                                         11.65%
            6/93              0.30%         7186.74           0.54%                         13.69%
            7/93             -0.40%         7157.99                                          8.77%
            8/93              3.80%         7430.00                                         15.21%
            9/93             -0.80%         7370.56           2.56%                         12.93%
           10/93              2.10%         7525.34                                         14.96%
           11/93             -1.00%         7450.09                                         10.07%
           12/93              1.20%         7539.49           2.29%         10.07%          10.07%
            1/94              3.40%         7795.83                                         12.91%
            2/94             -2.70%         7585.34                                          8.34%
            3/94             -4.40%         7251.59          -3.82%                          1.44%
            4/94              1.30%         7345.86                                          5.29%
            5/94              1.60%         7463.39                                          4.16%
            6/94             -2.50%         7276.81           0.35%                          1.25%
            7/94              3.30%         7516.94                                          5.01%
            8/94              4.10%         7825.14                                          5.32%
            9/94             -2.40%         7637.33           4.95%                          3.62%
           10/94              2.20%         7805.35                                          3.72%
           11/94             -3.60%         7524.36                                          1.00%
           12/94              1.50%         7637.23           0.00%          1.30%           1.30%
            1/95              2.60%         7835.79                                          0.51%
            2/95              3.90%         8141.39                                          7.33%
            3/95              3.00%         8385.63           9.80%                         15.64%
            4/95              2.90%         8628.81                                         17.47%
            5/95              4.00%         8973.97                                         20.24%
            6/95              2.30%         9180.37           9.48%                         26.16%
            7/95              3.30%         9483.32                                         26.16%
            8/95              0.30%         9511.77                                         21.55%
            9/95              4.20%         9911.27           7.96%                         29.77%
           10/95             -0.40%         9871.62                                         26.47%
           11/95              4.40%        10305.97                                         36.97%
           12/95              1.90%        10501.79           5.96%         37.51%          37.51%
            1/96              3.40%        10858.85                                         38.58%
            2/96              0.90%        10956.58                                         34.58%
            3/96              1.00%        11066.14           5.37%                         31.97%
            4/96              1.50%        11232.13                                         30.17%
            5/96              2.60%        11524.17                                         28.42%
            6/96              0.40%        11570.27           4.56%                         26.03%
            7/96             -4.40%        11061.17                                         16.64%
            8/96              2.10%        11293.46                                         18.73%
            9/96              5.60%        11925.89           3.07%                         20.33%
           10/96              2.80%        12259.82                                         24.19%
           11/96              7.60%        13191.56                                         28.00%
           12/96             -2.00%        12927.73           8.40%         23.10%          23.10%
            1/97              6.20%        13729.25                                         26.43%
            2/97              0.80%        13839.09                                         26.31%
            3/97             -4.10%        13271.68           2.66%                         19.93%
            4/97              6.00%        14067.98                                         25.25%
            5/97              6.10%        14926.13                                         29.52%
            6/97              4.50%        15597.81          17.53%                         34.81%
            7/97              8.00%        16845.63                                         52.30%
            8/97             -5.60%        15902.28                                         40.81%
            9/97              5.50%        16776.90           7.56%                         40.68%
           10/97             -3.30%        16223.26                                         32.33%
           11/97              4.60%        16969.53                                         28.64%
           12/97              1.70%        17258.02           2.87%         33.50%          33.50%
            1/98              1.10%        17447.85                                         27.09%
            2/98              7.20%        18704.10                                         35.15%
            3/98              5.10%        19658.01          13.91%                         48.12%
            4/98              1.00%        19854.59                                         41.13%
            5/98             -1.70%        19517.06                                         30.76%
            6/98              4.10%        20317.26           3.35%                         30.26%
            7/98             -1.10%        20093.77                                         19.28%
            8/98            -14.50%        17180.17                                          8.04%
            9/98              6.40%        18279.70         -10.03%                          8.96%
           10/98              8.10%        19760.36                                         21.80%
           11/98              6.10%        20965.74                                         23.55%
           12/98              5.80%        22181.76          21.35%         28.53%          28.53%
            1/99              4.20%        23113.39                                         32.47%
            2/99             -3.10%        22396.87                                         19.74%
            3/99              4.00%        23292.75           5.01%                         18.49%
            4/99              3.90%        24201.17                                         21.89%
            5/99             -2.40%        23620.34                                         21.02%
            6/99              5.50%        24919.46           6.98%                         22.65%
            7/99             -3.10%        24146.95                                         20.17%
            8/99             -0.50%        24026.22                                         39.85%
            9/99             -2.70%        23377.51          -6.19%                         27.89%
           10/99              6.30%        24850.29                                         25.76%
           11/99              2.00%        25347.30                                         20.90%
           12/99              5.90%        26842.79          14.82%         21.01%          21.01%
            1/00             -5.00%        25500.65                                         10.33%
            2/00             -1.90%        25016.14                                         11.69%
            3/00              9.80%        27467.72           2.33%                         17.92%
            4/00             -3.00%        26643.69                                         10.09%
            5/00             -2.10%        26084.17                                         10.43%
            6/00              2.50%        26736.28          -2.66%                          7.29%
            7/00             -1.60%        26308.50                                          8.95%
            8/00              6.20%        27939.62                                         16.29%
            9/00             -5.30%        26458.82          -1.04%                         13.18%
           10/00             -0.40%        26352.99                                          6.05%
           11/00             -7.90%        24271.10                                         -4.25%
           12/00              0.50%        24392.46          -7.81%         -9.13%          -9.13%
            1/01              3.50%        25246.19                                         -1.00%
            2/01             -9.10%        22948.79                         -5.92%          -8.26%

                 Source: Thomson Financial Software Solutions, Boston, MA


                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                  holding
                                                                                    periods

                       ROR                       QTRLY           ANNUAL
                                         1000.00
                          29.26%         1292.60
                           1.41%         1310.83
                           4.43%         1368.90          36.89%
                          -2.13%         1339.74
                           3.48%         1386.36
                           3.05%         1428.64           4.36%
                          11.44%         1592.08
                           0.94%         1607.05
                           0.67%         1617.81          13.24%
                           1.19%         1637.07
                          -0.25%         1632.97
                           0.24%         1636.89           1.18%          63.69%         63.69%
                           5.25%         1722.83                                         33.28%
                           0.78%         1736.27                                         32.46%
                          -3.98%         1667.16           1.85%                         21.79%
                           1.22%         1687.50                                         25.96%
                           3.56%         1747.58                                         26.06%
                          16.46%         2035.23          22.08%                         42.46%
                          -2.73%         1979.67                                         24.34%
                           3.05%         2040.05                                         26.94%
                          -2.57%         1987.62          -2.34%                         22.86%
                          -2.25%         1942.90                                         18.68%
                           6.71%         2073.27                                         26.96%
                          -2.18%         2028.07           2.04%          23.90%         23.90%
                           1.67%         2061.94                                         19.68%
                           3.05%         2124.83                                         22.38%
                           7.34%         2280.79          12.46%                         36.81%
                          -0.74%         2263.91                                         34.16%
                           3.16%         2335.45                                         33.64%
                           6.82%         2494.73           9.38%                         22.58%
                          -9.12%         2267.21                                         14.52%
                           4.30%         2364.70                                         15.91%
                           9.39%         2586.74           3.69%                         30.14%
                          -3.09%         2506.81                                         29.02%
                          -4.91%         2383.73                                         14.97%
                          -0.73%         2366.33          -8.52%          16.68%         16.68%
                          18.37%         2801.02                                         35.84%
                          -9.05%         2547.53                                         19.89%
                           2.04%         2599.50           9.85%                         13.97%
                          -0.82%         2578.18                                         13.88%
                           9.82%         2831.36                                         21.23%
                          -8.50%         2590.70          -0.34%                          3.85%
                           3.12%         2671.53                                         17.83%
                           9.06%         2913.57                                         23.21%
                           0.19%         2919.10          12.68%                         12.85%
                           1.83%         2972.52                                         18.58%
                          -4.17%         2848.57                                         19.50%
                           2.80%         2928.33           0.32%          23.75%         23.75%
                           1.60%         2975.18                                          6.22%
                          -0.96%         2946.62                                         15.67%
                           1.97%         3004.67           2.61%                         15.59%
                          -2.53%         2928.65                                         13.59%
                           4.12%         3049.31                                          7.70%
                          -9.81%         2750.17          -8.47%                          6.16%
                          21.33%         3336.78                                         24.90%
                          -8.00%         3069.84                                          5.36%
                           3.98%         3192.02          16.07%                          9.35%
                          -4.20%         3057.96                                          2.87%
                          -2.98%         2966.83                                          4.15%
                           7.33%         3184.30          -0.24%           8.74%          8.74%
                           2.57%         3266.13                                          9.78%
                           4.67%         3418.66                                         16.02%
                          -1.06%         3382.42           6.22%                         12.57%
                          -1.98%         3315.45                                         13.21%
                           1.34%         3359.88                                         10.18%
                          -4.83%         3197.60          -5.46%                         16.27%
                          13.96%         3643.98                                          9.21%
                          -1.62%         3584.95                                         16.78%
                          -7.69%         3309.27           3.49%                          3.67%
                           6.61%         3528.01                                         15.37%
                           4.69%         3693.47                                         24.49%
                           8.20%         3996.34          20.76%          25.50%         25.50%
                           1.87%         4071.07                                         24.64%
                          14.14%         4646.72                                         35.92%
                           5.62%         4907.86          22.81%                         45.10%
                          -6.23%         4602.10                                         38.81%
                          -3.92%         4421.70                                         31.60%
                          -1.46%         4357.14         -11.22%                         36.26%
                           3.25%         4498.75                                         23.46%
                           5.11%         4728.64                                         31.90%
                          -5.56%         4465.73           2.49%                         34.95%
                          -4.40%         4269.23                                         21.01%
                          -2.20%         4175.31                                         13.05%
                          -0.63%         4149.01          -7.09%           3.82%          3.82%
                          10.51%         4585.07                                         12.63%
                           0.61%         4613.04                                         -0.72%
                           3.37%         4768.50          14.93%                         -2.84%
                          22.07%         5820.90                                         26.48%
                          -1.81%         5715.54                                         29.26%
                          -3.24%         5530.36          15.98%                         26.93%
                           4.73%         5791.95                                         28.75%
                          -1.69%         5694.06                                         20.42%
                           0.72%         5735.06           3.70%                         28.42%
                           0.33%         5753.99                                         34.78%
                           8.60%         6248.83                                         49.66%
                           4.42%         6525.03          13.77%          57.27%         57.27%
                          -1.88%         6402.36                                         39.63%
                           0.70%         6447.17                                         39.76%
                          -3.43%         6226.03          -4.58%                         30.57%
                          -3.95%         5980.11                                          2.74%
                           8.95%         6515.33                                         13.99%
                          27.40%         8300.52          33.32%                         50.09%
                          -8.23%         7617.39                                         31.52%
                           0.54%         7658.52                                         34.50%
                           0.80%         7719.79          -7.00%                         34.61%
                           1.37%         7825.55                                         36.00%
                           2.62%         8030.58                                         28.51%
                          -1.07%         7944.66           2.91%          21.76%         21.76%
                           1.48%         8062.24                                         25.93%
                          -3.47%         7782.48                                         20.71%
                           3.65%         8066.54           1.53%                         29.56%
                          -2.50%         7864.87                                         31.52%
                          11.92%         8802.37                                         35.10%
                           1.28%         8915.04          10.52%                          7.40%
                          -1.74%         8759.92                                         15.00%
                          -5.83%         8249.21                                          7.71%
                          -3.04%         7998.44         -10.28%                          3.61%
                          -5.99%         7519.33                                         -3.91%
                           2.30%         7692.28                                         -4.21%
                           5.14%         8087.66           1.12%           1.80%          1.80%
                           1.54%         8212.21                                          1.86%
                           0.79%         8277.08                                          6.36%
                           3.02%         8527.05           5.43%                          5.71%
                           4.54%         8914.18                                         13.34%
                          -5.49%         8424.79                                         -4.29%
                           1.23%         8528.42           0.02%                         -4.34%
                           5.62%         9007.71                                          2.83%
                           6.69%         9610.33                                         16.50%
                           2.78%         9877.50          15.82%                         23.49%
                           1.15%         9991.09                                         32.87%
                          -0.47%         9944.13                                         29.27%
                          -1.57%         9788.01          -0.91%          21.02%         21.02%
                          -4.90%         9308.40                                         13.35%
                          -0.83%         9231.14                                         11.53%
                           4.28%         9626.23          -1.65%                         12.89%
                          -1.89%         9444.29                                          5.95%
                          -1.61%         9292.24                                         10.30%
                           2.66%         9539.41          -0.90%                         11.85%
                          -3.36%         9218.89                                          2.34%
                          -1.92%         9041.89                                         -5.91%
                           2.72%         9287.83          -2.64%                         -5.97%
                          -0.91%         9203.31                                         -7.88%
                           0.26%         9227.24                                         -7.21%
                          10.03%        10152.73           9.31%           3.73%          3.73%
                          -4.53%         9692.81                                          4.13%
                          -2.61%         9439.83                                          2.26%
                          -1.81%         9268.97          -8.70%                         -3.71%
                          -0.80%         9194.81                                         -2.64%
                          -0.73%         9127.69                                         -1.77%
                           4.44%         9532.96           2.85%                         -0.07%
                           4.31%         9943.83                                          7.86%
                           2.30%        10172.54                                         12.50%
                          -1.61%        10008.76           4.99%                          7.76%
                           0.19%        10027.78                                          8.96%
                           1.19%        10147.11                                          9.97%
                          -0.86%        10059.84           0.51%          -0.91%         -0.91%
                          -1.81%         9877.76                                          1.91%
                           5.47%        10418.07                                         10.36%
                          -0.50%        10365.98           3.04%                         11.84%
                           3.20%        10697.70                                         16.34%
                           0.62%        10764.02                                         17.93%
                           0.98%        10869.51           4.86%                         14.02%
                           3.71%        11272.77                                         13.36%
                          -3.11%        10922.18                                          7.37%
                          -0.85%        10829.35          -0.37%                          8.20%
                          -0.58%        10766.54                                          7.37%
                           0.15%        10782.68                                          6.26%
                           2.97%        11102.93           2.53%          10.37%         10.37%
                          -3.30%        10736.53                                          8.69%
                          -1.44%        10581.93                                          1.57%
                           2.03%        10796.74          -2.76%                          4.16%
                          -1.77%        10605.64                                         -0.86%
                           2.78%        10900.48                                          1.27%
                           2.50%        11172.99           3.48%                          2.79%
                          -1.04%        11056.79                                         -1.92%
                          -3.11%        10712.92                                         -1.92%
                           1.68%        10892.90          -2.51%                          0.59%
                           0.08%        10901.61                                          1.25%
                           1.68%        11084.76                                          2.80%
                          -0.49%        11030.45           1.26%          -0.65%         -0.65%
                          -1.79%        10833.00                                          0.90%
                           3.40%        11201.32                                          5.85%
                           6.42%        11920.45           8.07%                         10.41%
                           1.17%        12059.92                                         13.71%
                           0.51%        12121.42                                         11.20%
                          -1.29%        11965.06           0.37%                          7.09%
                          -1.23%        11817.89                                          6.88%
                           2.33%        12093.24                                         12.88%
                          -0.14%        12076.31           0.93%                         10.86%
                          -0.03%        12072.69                                         10.74%
                           1.04%        12198.24                                         10.05%
                           2.76%        12534.92           3.80%          13.64%         13.64%
                           2.64%        12865.84                                         18.77%
                          -4.77%        12252.14                                          9.38%
                           0.59%        12324.43          -1.68%                          3.39%
                           5.96%        13058.96                                          8.28%
                          -1.96%        12803.01                                          5.62%
                          -0.35%        12758.19           3.52%                          6.63%
                          -1.64%        12548.96                                          6.19%
                          -0.82%        12446.06                                          2.92%
                           2.22%        12722.36          -0.28%                          5.35%
                           5.49%        13420.82                                         11.17%
                           3.47%        13886.52                                         13.84%
                          -1.50%        13678.22           7.51%           9.12%          9.12%
                           3.86%        14206.20                                         10.42%
                           3.49%        14702.00                                         20.00%
                          -0.59%        14615.26           6.85%                         18.59%
                          -1.38%        14413.57                                         10.37%
                           0.32%        14459.69                                         12.94%
                           0.08%        14471.26          -0.99%                         13.43%
                           5.69%        15294.67                                         21.88%
                          -4.00%        14682.89                                         17.97%
                           1.01%        14831.18           2.49%                         16.58%
                          -1.60%        14593.88                                          8.74%
                           1.42%        14801.12                                          6.59%
                           2.48%        15168.19           2.27%          10.89%         10.89%
                           0.58%        15256.16                                          7.39%
                          -0.99%        15105.12                                          2.74%
                           0.54%        15186.69           0.12%                          3.91%
                          -3.39%        14671.86                                          1.79%
                           0.76%        14783.37                                          2.24%
                           0.36%        14836.59          -2.31%                          2.52%
                          -0.29%        14793.56                                         -3.28%
                           5.92%        15669.34                                          6.72%
                           3.16%        16164.49           8.95%                          8.99%
                          -0.75%        16043.26                                          9.93%
                          -0.93%        15894.06                                          7.38%
                           2.12%        16231.01           0.41%           7.01%          7.01%
                          -1.50%        15987.55                                          4.79%
                           2.62%        16406.42                                          8.61%
                          -1.22%        16206.26          -0.15%                          6.71%
                           1.81%        16499.60                                         12.46%
                          -1.43%        16263.65                                         10.01%
                           1.55%        16515.74           1.91%                         11.32%
                          -0.52%        16429.86                                         11.06%
                          -0.32%        16377.28                                          4.52%
                           0.05%        16385.47          -0.79%                          1.37%
                          -4.21%        15695.64                                         -2.17%
                           1.96%        16003.28                                          0.69%
                           0.22%        16038.48          -2.12%          -1.19%         -1.19%
                           1.41%        16264.63                                          1.73%
                          -0.44%        16193.06                                         -1.30%
                          -0.83%        16058.66           0.13%                         -0.91%
                          -1.61%        15800.11                                         -4.24%
                           0.80%        15926.51                                         -2.07%
                          -0.95%        15775.21          -1.77%                         -4.48%
                          -1.20%        15585.91                                         -5.14%
                           2.56%        15984.91                                         -2.40%
                          -1.49%        15746.73          -0.18%                         -3.90%
                           0.88%        15885.31                                          1.21%
                           2.74%        16320.56                                          1.98%
                           6.00%        17299.80           9.86%           7.86%          7.86%
                          -0.07%        17287.69                                          6.29%
                          -0.09%        17272.13                          -0.16%          6.66%

                 Source: Barclay Trading Group, Fairfield, IA

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH FEBRUARY 28, 2001, THE "IMPROVED PORTFOLIO EFFICIENCY" CHART ON PAGE 134. THE NOTES ON PAGE 134 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                         IMPROVED PORTFOLIO EFFICIENCY
                       JANUARY 1980 THROUGH FEBRUARY 2001

Risk/Return Analysis
January 1980 through February 2001
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                           Standard Deviation    Average Monthly ROR
                                                                     (x-axis)               (Y-axis)
-----------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                         4.3969%                1.3386%
100% Bonds (Salomon Corporate Bond Index)                           2.7970%                0.8980%
100% International Equities (MSCI EAFE Index)                       5.0080%                1.1235%
100% Managed Futures (Barclay CTA Index)                            5.1275%                1.2503%
50% Stocks/50% Bonds                                                2.9701%                1.1183%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                2.9348%                1.1761%
50% Stocks/40% Bonds/10% Mgd. Futures                               2.8326%                1.1535%
60% Stocks/40% Bonds                                                3.1879%                1.1624%
60% Stocks/30% Bonds/10% Mgd. Futures                               3.0763%                1.1976%
70% Stocks/30% Bonds                                                3.4474%                1.2064%
70% Stocks/20% Bonds/10% Mgd. Futures                               3.3592%                1.2416%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SUPPLEMENTAL PERFORMANCE INFORMATION


     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE CHARTS ON PAGES 139-146.


--------------------------------------------------------------------------------
                                 CHARTER GRAHAM

Prior to January 2, 2001, Graham traded 100% of Charter Graham's assets pursuant to its Global Diversified Program at Standard Leverage. Graham currently trades 60% of Charter Graham's assets pursuant to its Global Diversified Program at 150% Leverage, 20% of Charter Graham's assets pursuant to its K4 Program at 150% Leverage, and 20% of Charter Graham's assets pursuant to its Non-Trend Based Program at 150% Leverage. All of the performance data below is as of February 28, 2001.

--------------------------------------------------------------------------------
                           CHARTER GRAHAM STATISTICS

Trading Advisor:                                 Graham Capital Management, L.P.
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $30.4 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS
Compounded Annual Rate of Return:                                         12.77%
Standard Deviation of Monthly Returns:                                     6.20%
Annualized Standard Deviation:                                            21.49%
Sharpe Ratio:                                                               0.36
Largest Decline Period (2/00-7/00):                                      -17.06%
Average Recovery (No. of months):                                           4.00
Average Monthly Loss:                                                     -4.07%
Standard Deviation of Monthly Loss:                                        2.15%
% of Losing Months:                                                       45.83%
Average Monthly Gain:                                                      5.63%
Standard Deviation of Monthly Gain:                                        4.81%
% of Winning Months:                                                      54.17%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange     42%
Interest Rates       29%
Stock Indices        14%
Energies             12%
Metals                3%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham's trading programs.

--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS            METALS                STOCK
Corn                     Aluminum              INDICES
Lean Hogs                Copper                CAC 40
Live Cattle              Gold                  DAX
Soybean Meal             Lead                  FT-SE 100
Soybean                  Nickel                Hang Seng
Soybean Oil              Palladium             IBEX-35 PLUS
Wheat                    Zinc                  NASDAQ 100
SOFTS                    FOREIGN               Nikkei 225
Cocoa                    EXCHANGE              Russell 1000
Coffee                   Australian dollar     S&P 500
Cotton                   British pound         Topix
Sugar                    Canadian dollar       INTEREST
ENERGIES                 Euro                  RATES
Crude Oil                Japanese yen          Australian bonds
Gas Oil                  Korean won            British bonds
Natural Gas              Mexican peso          Eurobonds
Unleaded Gas             New Zealand           German bonds
                           dollar              Japanese bonds
                         Singapore dollar      Swiss bonds
                         South African rand    U.S. bonds
                         Swedish krona
                         Swiss franc
                         Thai baht
                         U.S. Dollar Index
                         Cross rates

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                        CHARTER GRAHAM FUND PERFORMANCE

         1999               2000               2001
         2.90%             21.96%              1.35%
      (10 months)                           (2 months)

--------------------------------------------------------------------------------
                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX

                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [CHART]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 2/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                    Charter
                                    Graham           MAR        S&P        SAL       EAFE
Charter Graham                       1.00           0.86      -0.08       0.15       0.09
MAR Index                                           1.00      -0.01       0.18       0.16
S & P 500 Index                                                1.00       0.11       0.77
Salomon Corporate Bond Index                                              1.00       0.10
MSCI EAFE Index                                                                      1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER MILLBURN

Millburn currently trades 100% of Charter Millburn's assets pursuant to its Diversified Portfolio. All of the performance data below is as of February 28, 2001.

--------------------------------------------------------------------------------
                          CHARTER MILLBURN STATISTICS

Trading Advisor:                                 Millburn Ridgefield Corporation
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $30.5 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          1.09%
Standard Deviation of Monthly Returns:                                     5.28%
Annualized Standard Deviation:                                            18.29%
Sharpe Ratio:                                                              -0.21
Largest Decline Period (7/99 - 7/00):                                    -23.11%
Average Recovery (No. of Months):                                           1.00
Average Monthly Loss:                                                     -3.68%
Standard Deviation of Monthly Loss:                                        3.31%
% of Losing Months:                                                       45.83%
Average Monthly Gain:                                                      3.53%
Standard Deviation of Monthly Gain:                                        4.30%
% of Winning Months:                                                      54.17%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange        42%
Interest Rates          23%
Stock Indices           10%
Agriculturals & Softs    7%
Energies                12%
Metals                   6%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Millburn adheres to a multi-time frame trend-following trading system. Millburn's trading methodology is quantitative and systematic. Computerized trading systems generate signals, which are implemented by Millburn's professional 24-hour trading staff. All trading systems utilized by Millburn have been created at the firm, where research efforts are facilitated by an extensive "in-house" database. The primary focus of Millburn's methodology is risk management, and the senior officers of the firm constantly monitor the entire process. Principals and employees of Millburn have a significant amount invested in Millburn's trading programs.

Trading and risk management in each market is controlled by a four-tiered set of systems. Level one involves the selection and combination of medium-term directional models. Following extensive testing, the best three or four directional models are carefully chosen for each market. The second level of Millburn's methodology is the implied option overlay. When the situation exists, Millburn will implement option positions in the direction of the underlying trend. The third level of the multi-tiered approach is the short-term tick trading system. By analyzing minute-by-minute price data, Millburn is able to isolate times when short-term trades against major trends may be profitable. The fourth level of Millburn's trading methodology is the historical volatility overlay. This overlay adjusts the size of the positions, not the direction. Once chosen, these four levels of systems work together to signal which markets to trade, how large a position to take, and whether to be long or short the instrument in question.
--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS            FOREIGN               STOCK
Corn                     EXCHANGE              INDICES
Wheat                    British pound         ASE All Ordinaries
SOFTS                    Canadian dollar       DAX
Cocoa                    Euro                  FT-SE 100
Coffee                   Japanese yen          Hang Seng
Cotton                   Mexican peso          NASDAQ 100
Sugar                    Norwegian krone       Nikkei 225
ENERGIES                 Singapore dollar      S&P 500
Crude Oil                Swiss franc           Topix
Gas Oil                  Thai baht             INTEREST
Heating Oil              Exotic currencies     RATES
Natural Gas              Cross rates           British bonds
Unleaded Gas                                   Euro bonds
METALS                                         German bonds
Aluminum                                       Japanese bonds
Copper                                         U.S. bonds
Gold
Zinc

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                       CHARTER MILLBURN FUND PERFORMANCE

         1999               2000               2001
        -7.20%             12.07%             -1.73%
     (10 months)                            (2 months)

--------------------------------------------------------------------------------
                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX

                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [CHART]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 2/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                    Charter
                                   Millburn          MAR        S&P        SAL       EAFE
Charter Millburn                     1.00           0.88      -0.08       0.15       0.06
MAR Index                                           1.00      -0.01       0.18       0.16
S & P 500 Index                                                1.00       0.11       0.77
Salomon Corporate Bond Index                                              1.00       0.10
MSCI EAFE Index                                                                      1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER WELTON


Welton currently trades 100% of Charter Welton's assets pursuant to its Diversified Portfolio. Effective May 1, 2001, the trading advisor will no longer solely trade the partnership's assets pursuant to its Diversified Portfolio, but also will trade the partnership's assets pursuant to its Alpha Portfolio as an overlay to the Diversified Portfolio. All of the performance data below is as of February 28, 2001.


--------------------------------------------------------------------------------
                           CHARTER WELTON STATISTICS

Trading Advisor:                                  Welton Investments Corporation
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $21.0 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                        -13.16%
Standard Deviation of Monthly Returns:                                     5.11%
Annualized Standard Deviation:                                            17.71%
Sharpe Ratio:                                                              -1.03
Largest Decline Period (3/00 - 9/00):                                    -29.10%
Average Recovery (No. of months):                                            N/A
Average Monthly Loss:                                                     -4.72%
Standard Deviation of Monthly Loss:                                        1.90%
% of Losing Months:                                                       58.33%
Average Monthly Gain:                                                      4.10%
Standard Deviation of Monthly Gain:                                        3.34%
% of Winning Months:                                                      41.67%
--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange         22%
Interest Rates           22%
Stock Indices            22%
Agriculturals            10%
Energies                 10%
Metals                   14%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Welton's Diversified Portfolio seeks to add value to investors' portfolios through goals of absolute performance, controlled downside volatility, and non-correlation to traditional equity and fixed income investments. Multiple non-directional (volatility and statistical arbitrage) as well as price directional (trend following) based technical models utilizing both options and futures are employed to diversify the basis of profitability and to balance return expectation with associated risk exposure across markets and trading methods in a variety of economic conditions.

Ongoing research and development is a focused commitment of resources to improve the consistency and quality of performance. It is Welton's position that no single type of market movement, trading time frame, overall macroeconomic environment, or any instrument of market mispricings that a trader may take advantage of will be present at any given time. Although the trading of Welton's portfolios is guided by the consistent application of proprietary mathematical models, there will always remain the potential for investment decisions requiring the discretion and judgment of Welton. These include, but are not limited to, contract month selection, analysis of portfolio balance, and capital requirements. Some principals of Welton have a significant amount of their personal capital invested in the Diversified Portfolio.
--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

AGRICULTURALS          METALS              STOCK INDICES
Azuki (R. Beans)       Aluminum            ASE All Ordinaries
Canola Oil             Copper              CAC 40
Corn                   Gold                DAX
Goldman Sachs          Lead                DJIA
  Commodity            Nickel              FT-SE 100
  Index                Palladium           Hang Seng
Lean Hogs              Platinum            IBEX-35 PLUS
Live Cattle            Silver              Mexican IPC
Pork Bellies           Tin                 MIB 30
Soybean Meal           Zinc                MSCI Hong Kong
Soybean Oil            FOREIGN             MSCI Taiwan
Soybeans               EXCHANGE            NASDAQ 100
Wheat                  Australian dollar   Nikkei 225
SOFTS                  British pound       Red Chip
Cocoa                  Canadian dollar     S&P 500
Coffee                 Euro                INTEREST
Cotton                 Japanese yen        RATES
Lumber                 Mexican peso        Australian bonds
Orange Juice           New Zealand         British bonds
Rubber                   dollar            Canadian bonds
Sugar                  South African rand  Euro bonds
ENERGIES               Swedish krona       German bonds
Crude Oil              Swiss franc         Italian bonds
Heating Oil            Cross rates         Japanese bonds
Natural Gas                                New Zealand bonds
Unleaded Gas                               U.S. Treasury bonds

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                        CHARTER WELTON FUND PERFORMANCE

         1999               2000               2001
        -10.70%            -8.17%             -8.05%
     (10 months)                            (2 months)

--------------------------------------------------------------------------------
                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX

                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [CHART]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 2/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                   Charter
                                   Welton           MAR        S&P        SAL       EAFE
Charter Welton                      1.00           0.71       0.32       0.13       0.49
MAR Index                                          1.00      -0.01       0.18       0.16
S & P 500 Index                                               1.00       0.11       0.77
Salomon Corporate Bond Index                                             1.00       0.10
MSCI EAFE Index                                                                     1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER DWFCM

Dean Witter Futures & Currency Management Inc. currently trades 100% of Charter DWFCM's assets pursuant to its Global Portfolio. All of the information below pertains to the Global Portfolio, with risk analysis statistics based on the actual performance of Charter DWFCM, except where otherwise noted. All of the performance data below is as of February 28, 2001.

--------------------------------------------------------------------------------
                            CHARTER DWFCM STATISTICS

Trading Advisor:                                  Dean Witter Futures & Currency
                                                                      Mgmt. Inc.
Began Trading:                                                     March 1, 1994
Total Assets in Fund:                                              $36.5 Million
Minimum Investment:                                                      $20,000
Monthly Management
  Fee:                                             1/12 of 2% of Beg. Net Assets
Monthly Brokerage
  Commission:                                      1/12 of 7% of Beg. Net Assets
Quarterly Incentive Fee:                                        20% of Quarterly
                                                                 Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          7.71%
Standard Deviation of Monthly Returns:                                     6.50%
Annualized Standard Deviation:                                            22.53%
Sharpe Ratio:                                                               0.12
Largest Decline Period (7/94 - 1/95):                                    -22.84%
Average Recovery (No. of months):                                           2.50
Average Monthly Loss:                                                     -4.34%
Standard Deviation of Monthly Loss:                                        3.05%
% of Losing Months:                                                       44.05%
Average Monthly Gain:                                                      4.88%
Standard Deviation of Monthly Gain:                                        5.55%
% of Winning Months:                                                      55.95%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exchange          30%
Interest Rates            20%
Stock Indices             10%
Energies                  20%
Metals                    20%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Dean Witter Futures & Currency Management's trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Dean Witter Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Dean Witter Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility, and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its thirteen year history, Dean Witter Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Dean Witter Futures & Currency Management clients.

--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED

Markets traded may include, but are not limited to, the following:

INTEREST RATES         FOREIGN EXCHANGE    STOCK INDICES
Australian 10 yr       Australian dollar   Nikkei 225
  Bond                 British pound       S&P 500
Eurobond               Euro
Eurodollars            Japanese yen
Japanese Gov't         South African rand
  Bond                 Swedish krona
T-Notes (10 yr)        Swiss franc
U.S. Bonds             METALS
ENERGIES               Aluminum
Brent Crude Oil        Copper
Crude Oil              Gold
Natural Gas

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                         CHARTER DWFCM FUND PERFORMANCE

  1994       1995       1996       1997       1998       1999       2000       2001
 -7.32%     21.88%      3.97%     26.22%      5.07%     -9.21%     23.77%     -3.89%
(10 months)                                                                  (2 months)

--------------------------------------------------------------------------------
                   ROLLING 12-MONTH PERFORMANCE VS. MAR INDEX

                                   [CHART]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)

                                   [CHART]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/94 - 2/01)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                Charter
                                 DWFCM           MAR        S&P        SAL       EAFE
Charter DWFCM                    1.00           0.85       0.01       0.20       0.07
MAR Index                                       1.00       0.01       0.28       0.03
S & P 500 Index                                            1.00       0.35       0.71
Salomon Corporate Bond Index                                          1.00       0.07
MSCI EAFE Index                                                                  1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Salomon Corporate Bond Index, and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The MAR Index performance data for managed futures is provided by Managed Accounts Reports, Inc., New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges, and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, clients should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE "FUND ASSET HISTORY" CHARTS ON PAGES 147 AND 148.

                                 CHARTER GRAHAM
                               FUND ASSET HISTORY

                    Feb-99        Dec-99      Dec-00          Feb-01
CHARTER GRAHAM      $4.363        $20.661     $28.771         $30.363

                                CHARTER MILLBURN
                               FUND ASSET HISTORY

                    Feb-99        Dec-99      Dec-00          Feb-01
CHARTER MILLBURN    $4.834        $23.304     $29.783         $30.470

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                               FUND ASSET HISTORY

                    Feb-99        Dec-99      Dec-00          Feb-01
CHARTER WELTON      $5.801        $23.077     $22.309         $20.956

                                 CHARTER DWFCM
                               FUND ASSET HISTORY

               Feb-94     Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99    Dec-00    Feb-01
CHARTER DWFCM  $20.265   $60.366   $53.645   $44.794   $48.003   $45.472   $36.185   $37.382   $36.543


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE "HISTORICAL PERFORMANCE COMPARISON" CHARTS ON PAGES 149 AND 150. AS OF FEBRUARY 2001, THERE WERE 60 PUBLIC MANAGED FUTURES FUNDS INCLUDED IN THE CALCULATION OF THE MAR INDEX.


                               CHARTER GRAHAM VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                      GRAHAM                           MAR INDEX
  Date              ROR      NAV              Monthly ROR           NAV

  Feb-99                     10.00                                  10.00
  Mar-99          -1.04%      9.90               -8.00%              9.20
  Apr-99           4.22%     10.31                4.24%              9.59
  May-99          -3.12%      9.99               -5.94%              9.02
  Jun-99           2.50%     10.24                6.65%              9.62
  Jul-99          -2.57%      9.98               -2.60%              9.37
  Aug-99           0.64%     10.04                4.70%              9.81
  Sep-99           0.49%     10.09                1.22%              9.93
  Oct-99          -5.04%      9.58               -6.04%              9.33
  Nov-99           1.81%      9.76                1.82%              9.50
  Dec-99           1.36%      9.89                8.32%             10.29
  Jan-00           0.69%      9.96                2.53%             10.55
  Feb-00          -2.26%      9.73               -2.37%             10.30
  Mar-00          -0.90%      9.64                0.29%             10.33
  Apr-00          -1.70%      9.48               -4.94%              9.82
  May-00           0.09%      9.49               -3.97%              9.43
  Jun-00          -2.10%      9.29               -5.51%              8.91
  Jul-00          -2.68%      9.04               -1.80%              8.75
  Aug-00           1.96%      9.22                7.09%              9.37
  Sep-00          -4.11%      8.84               -1.60%              9.22
  Oct-00           1.49%      8.97                2.93%              9.49
  Nov-00           6.18%      9.53               16.54%             11.06
  Dec-00           8.66%     10.35               13.47%             12.55
  Jan-01          -0.25%     10.32               -1.99%             12.30
  Feb-01           0.50%     10.38                3.41%             12.72

                              CHARTER MILLBURN VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                       MAR Public Index           Charter Millburn
    Date           ROR           NAV          Monthly ROR           NAV

   Feb-99                          10.00                          10.00
   Mar-99       -1.04%              9.90       -0.50%              9.95
   Apr-99        4.22%             10.31        5.03%             10.45
   May-99       -3.12%              9.99       -3.54%             10.08
   Jun-99        2.50%             10.24        5.16%             10.60
   Jul-99       -2.57%              9.98       -3.77%             10.20
   Aug-99        0.64%             10.04        0.98%             10.30
   Sep-99        0.49%             10.09        0.19%             10.32
   Oct-99       -5.04%              9.58      -12.69%              9.01
   Nov-99        1.81%              9.76        1.44%              9.14
   Dec-99        1.36%              9.89        1.53%              9.28
   Jan-00        0.69%              9.96        2.16%              9.48
   Feb-00       -2.26%              9.73       -1.79%              9.31
   Mar-00       -0.90%              9.64       -5.26%              8.82
   Apr-00       -1.70%              9.48        0.68%              8.88
   May-00        0.09%              9.49       -2.25%              8.68
   Jun-00       -2.10%              9.29       -4.72%              8.27
   Jul-00       -2.68%              9.04       -1.45%              8.15
   Aug-00        1.96%              9.22        3.07%              8.40
   Sep-00       -4.11%              8.84       -2.26%              8.21
   Oct-00        1.49%              8.97        4.02%              8.54
   Nov-00        6.18%              9.53        4.45%              8.92
   Dec-00        8.66%             10.35       16.59%             10.40
   Jan-01       -0.25%             10.32        0.58%             10.46
   Feb-01        0.50%             10.38       -2.29%             10.22

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                     MAR Public Index                  Charter Welton
    Date             ROR         NAV             Monthly ROR           NAV

   Feb-99                        10.00                                10.00
   Mar-99          -1.04%         9.90             -7.70%              9.23
   Apr-99           4.22%        10.31              0.33%              9.26
   May-99          -3.12%         9.99             -3.46%              8.94
   Jun-99           2.50%        10.24              3.02%              9.21
   Jul-99          -2.57%         9.98             -4.13%              8.83
   Aug-99           0.64%        10.04             -3.17%              8.55
   Sep-99           0.49%        10.09             -2.22%              8.36
   Oct-99          -5.04%         9.58             -6.94%              7.78
   Nov-99           1.81%         9.76              6.43%              8.28
   Dec-99           1.36%         9.89              7.85%              8.93
   Jan-00           0.69%         9.96             -6.05%              8.39
   Feb-00          -2.26%         9.73              1.79%              8.54
   Mar-00          -0.90%         9.64              3.75%              8.86
   Apr-00          -1.70%         9.48             -6.43%              8.29
   May-00           0.09%         9.49             -3.02%              8.04
   Jun-00          -2.10%         9.29             -2.61%              7.83
   Jul-00          -2.68%         9.04             -4.85%              7.45
   Aug-00           1.96%         9.22              2.68%              7.65
   Sep-00          -4.11%         8.84             -7.32%              7.09
   Oct-00           1.49%         8.97              2.12%              7.24
   Nov-00           6.18%         9.53              1.93%              7.38
   Dec-00           8.66%        10.35             11.11%              8.20
   Jan-01          -0.25%        10.32             -5.37%              7.76
   Feb-01           0.50%        10.38             -2.84%              7.54

                               CHARTER DWFCM VS.
                                   MAR INDEX
                       HISTORICAL PERFORMANCE COMPARISON

           MAR Public Index                         DWFCM
     Date          ROR          NAV              Monthly ROR      NAV

    Mar-94                    $10.00                              10.00
    Mar-94        2.30%       $10.23                2.28%         10.23
    Apr-94       -2.17%       $10.01               -2.36%          9.99
    May-94        1.72%       $10.18                2.58%         10.24
    Jun-94        3.29%       $10.52                2.15%         10.46
    Jul-94       -2.73%       $10.23               -4.57%          9.99
    Aug-94       -3.16%        $9.90               -5.22%          9.46
    Sep-94        1.00%       $10.00               -1.44%          9.33
    Oct-94        0.04%       $10.01                4.96%          9.79
    Nov-94        0.29%       $10.04                1.72%          9.96
    Dec-94       -1.37%        $9.90               -6.95%          9.27
    Jan-95       -4.23%        $9.48              -12.87%          8.07
    Feb-95        5.27%        $9.98               11.47%          9.00
    Mar-95       10.41%       $11.02               28.77%         11.59
    Apr-95        2.65%       $11.31                4.41%         12.10
    May-95        2.13%       $11.55                1.21%         12.25
    Jun-95       -1.41%       $11.39               -2.60%         11.93
    Jul-95       -3.07%       $11.04                0.48%         11.99
    Aug-95        0.59%       $11.10                3.58%         12.41
    Sep-95       -2.10%       $10.87               -4.93%         11.80
    Oct-95       -1.15%       $10.75               -1.79%         11.59
    Nov-95        0.85%       $10.84               -4.17%         11.11
    Dec-95        4.03%       $11.27                1.68%         11.30
    Jan-96        2.83%       $11.59                2.85%         11.62
    Feb-96       -7.35%       $10.74              -11.64%         10.27
    Mar-96        0.53%       $10.80                0.89%         10.36
    Apr-96        4.19%       $11.25                3.90%         10.76
    May-96       -3.15%       $10.90               -4.67%         10.26
    Jun-96        0.98%       $11.00               -1.55%         10.10
    Jul-96       -1.53%       $10.83                5.97%         10.70
    Aug-96       -0.29%       $10.80               -2.48%         10.44
    Sep-96        3.66%       $11.20                4.88%         10.95
    Oct-96        7.17%       $12.00                8.88%         11.92
    Nov-96        5.66%       $12.68                7.53%         12.82
    Dec-96       -2.41%       $12.38               -8.37%         11.74
    Jan-97        3.60%       $12.82               10.03%         12.92
    Feb-97        2.46%       $13.14                6.10%         13.71
    Mar-97       -0.64%       $13.05               -8.05%         12.61
    Apr-97       -1.91%       $12.80               -5.89%         11.86
    May-97       -1.59%       $12.60                0.37%         11.91
    Jun-97        0.81%       $12.70                0.41%         11.96
    Jul-97        6.44%       $13.52               15.17%         13.77
    Aug-97       -3.86%       $13.00               -3.21%         13.33
    Sep-97        1.12%       $13.14                4.51%         13.93
    Oct-97       -1.58%       $12.94               -4.59%         13.29
    Nov-97        0.97%       $13.06                6.81%         14.19
    Dec-97        1.97%       $13.32                4.43%         14.82
    Jan-98        0.20%       $13.34               -1.65%         14.58
    Feb-98       -0.88%       $13.23               -2.21%         14.26
    Mar-98        0.15%       $13.25               -0.69%         14.16
    Apr-98       -4.05%       $12.71               -5.90%         13.32
    May-98        3.38%       $13.14                6.70%         14.21
    Jun-98        0.38%       $13.19               -0.81%         14.10
    Jul-98       -1.05%       $13.05               -4.53%         13.46
    Aug-98        7.79%       $14.07               15.33%         15.52
    Sep-98        4.19%       $14.66                1.62%         15.78
    Oct-98       -0.62%       $14.57                1.57%         16.02
    Nov-98       -3.08%       $14.12               -5.12%         15.20
    Dec-98        1.80%       $14.37                2.44%         15.57
    Jan-99       -2.00%       $14.09               -5.38%         14.74
    Feb-99        1.73%       $14.33                1.34%         14.93
    Mar-99       -1.04%       $14.18               -3.27%         14.45
    Apr-99        4.22%       $14.78                2.78%         14.85
    May-99       -3.12%       $14.32               -4.36%         14.20
    Jun-99        2.50%       $14.68                0.54%         14.28
    Jul-99       -2.57%       $14.30               -0.47%         14.21
    Aug-99        0.64%       $14.39                5.00%         14.92
    Sep-99        0.49%       $14.46                0.14%         14.94
    Oct-99       -5.04%       $13.73               -9.69%         13.49
    Nov-99        1.81%       $13.98                2.39%         13.82
    Dec-99        1.36%       $14.17                2.35%         14.14
    Jan-00        0.69%       $14.27               -0.68%         14.04
    Feb-00       -2.26%       $13.95               -0.66%         13.95
    Mar-00       -0.90%       $13.82                4.72%         14.61
    Apr-00       -1.70%       $13.58                2.15%         14.92
    May-00        0.09%       $13.60                2.34%         15.27
    Jun-00       -2.10%       $13.31               -4.32%         14.61
    Jul-00       -2.68%       $12.95               -7.75%         13.48
    Aug-00        1.96%       $13.21                3.32%         13.93
    Sep-00       -4.11%       $12.67               -1.33%         13.74
    Oct-00        1.49%       $12.85                1.29%         13.92
    Nov-00        6.18%       $13.65                4.31%         14.52
    Dec-00        8.66%       $14.83               20.52%         17.50
    Jan-01       -0.25%       $14.79               -4.29%         16.75
    Feb-01        0.50%       $14.87                0.42%         16.82

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE "HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)" CHARTS ON PAGES 151 AND 152.


                               CHARTER GRAHAM VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  Inception-to-date     2 Year     1 Year     Year-to-date
CHARTER GRAHAM         12.77%           12.77%     23.49%        1.35%
MAR INDEX               1.86%            1.86%      6.61%        0.25%

                              CHARTER MILLBURN VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  Inception-to-date     2 Year     1 Year     Year-to-date
CHARTER MILLBURN        1.09%            1.09%      9.77%       -1.73%
MAR INDEX               1.86%            1.86%      6.61%        0.25%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               CHARTER WELTON VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  Inception-to-date     2 Year     1 Year     Year-to-date
CHARTER WELTON        -13.16%          -13.15%    -11.71%       -8.05%
MAR INDEX               1.86%            1.86%      6.61%        0.25%

                               CHARTER DWFCM VS.
                                   MAR INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                 Inception-to-date  5 Year  3 Year  2 Year  1 Year  Year-to-date

CHARTER GRAHAM         7.72%        10.37%   5.66%   6.12%  20.56%     -3.89%
MAR INDEX              5.83%         6.71%   3.97%   1.86%   6.62%      0.25%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH FEBRUARY 28, 2001, THE "HISTORICAL PERFORMANCE" CHARTS ON PAGES 153 - 155.


                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       -8.00%        9.20        -8.00%
     Apr-99        4.24%        9.59
     May-99       -5.94%        9.02
     Jun-99        6.65%        9.62         4.57%
     Jul-99       -2.60%        9.37
     Aug-99        4.70%        9.81
     Sep-99        1.22%        9.93         3.22%
     Oct-99       -6.04%        9.33
     Nov-99        1.82%        9.50
     Dec-99        8.32%       10.29         3.63%        2.90%
     Jan-00        2.53%       10.55
     Feb-00       -2.37%       10.30                                   3.00%
     Mar-00        0.29%       10.33         0.39%                    12.28%
     Apr-00       -4.94%        9.82                                   2.40%
     May-00       -3.97%        9.43                                   4.55%
     Jun-00       -5.51%        8.91       -13.75%                    -7.38%
     Jul-00       -1.80%        8.75                                  -6.62%
     Aug-00        7.09%        9.37                                  -4.49%
     Sep-00       -1.60%        9.22         3.48%                    -7.15%
     Oct-00        2.93%        9.49                                   1.71%
     Nov-00       16.54%       11.06                                  16.42%
     Dec-00       13.47%       12.55        36.12%       21.96%       21.96%
     Jan-01       -1.99%       12.30                                  16.59%
     Feb-01        3.41%       12.72         1.35%        1.35%       23.50%       27.20%

    COMPOUNDED ANNUAL ROR:                  12.77%
    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    6.20%

                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       -0.50%        9.95        -0.50%
     Apr-99        5.03%       10.45
     May-99       -3.54%       10.08
     Jun-99        5.16%       10.60         6.53%
     Jul-99       -3.77%       10.20
     Aug-99        0.98%       10.30
     Sep-99        0.19%       10.32        -2.64%
     Oct-99      -12.69%        9.01
     Nov-99        1.44%        9.14
     Dec-99        1.53%        9.28       -10.08%       -7.20%
     Jan-00        2.16%        9.48
     Feb-00       -1.79%        9.31                                  -6.90%
     Mar-00       -5.26%        8.82        -4.96%                   -11.36%
     Apr-00        0.68%        8.88                                 -15.02%
     May-00       -2.25%        8.68                                 -13.89%
     Jun-00       -4.72%        8.27        -6.24%                   -21.98%
     Jul-00       -1.45%        8.15                                 -20.10%
     Aug-00        3.07%        8.40                                 -18.45%
     Sep-00       -2.26%        8.21        -0.73%                   -20.45%
     Oct-00        4.02%        8.54                                  -5.22%
     Nov-00        4.45%        8.92                                  -2.41%
     Dec-00       16.59%       10.40        26.67%       12.07%       12.07%
     Jan-01        0.58%       10.46                                  10.34%
     Feb-01       -2.29%       10.22        -1.73%       -1.73%        9.77%        2.20%

    COMPOUNDED ANNUAL ROR:                   1.09%
    STANDARD DEVIATION
      OF MONTHLY RETURNS:                    5.28%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER WELTON
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period

     Feb-99                    10.00
     Mar-99       -7.70%        9.23        -7.70%
     Apr-99        0.33%        9.26
     May-99       -3.46%        8.94
     Jun-99        3.02%        9.21        -0.22%
     Jul-99       -4.13%        8.83
     Aug-99       -3.17%        8.55
     Sep-99       -2.22%        8.36        -9.23%
     Oct-99       -6.94%        7.78
     Nov-99        6.43%        8.28
     Dec-99        7.85%        8.93         6.82%      -10.70%
     Jan-00       -6.05%        8.39
     Feb-00        1.79%        8.54                                 -14.60%
     Mar-00        3.75%        8.86        -0.78%                    -4.01%
     Apr-00       -6.43%        8.29                                 -10.48%
     May-00       -3.02%        8.04                                 -10.07%
     Jun-00       -2.61%        7.83       -11.63%                   -14.98%
     Jul-00       -4.85%        7.45                                 -15.63%
     Aug-00        2.68%        7.65                                 -10.53%
     Sep-00       -7.32%        7.09        -9.45%                   -15.19%
     Oct-00        2.12%        7.24                                  -6.94%
     Nov-00        1.93%        7.38                                 -10.87%
     Dec-00       11.11%        8.20        15.66%       -8.17%       -8.17%
     Jan-01       -5.37%        7.76                                  -7.51%
     Feb-01       -2.84%        7.54        -8.05%       -8.05%      -11.71%      -24.60%

    COMPOUNDED ANNUAL ROR:                 -13.16%
    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      5.11%

                                 CHARTER DWFCM
                             HISTORICAL PERFORMANCE

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Feb-94                    10.00
     Mar-94        2.28%       10.23         2.28%
     Apr-94       -2.36%        9.99
     May-94        2.58%       10.24
     Jun-94        2.15%       10.46         2.31%
     Jul-94       -4.57%        9.99
     Aug-94       -5.22%        9.46
     Sep-94       -1.44%        9.33       -10.86%
     Oct-94        4.96%        9.79
     Nov-94        1.72%        9.96
     Dec-94       -6.95%        9.27        -0.65%       -7.32%
     Jan-95      -12.87%        8.07
     Feb-95       11.47%        9.00                                  -9.99%
     Mar-95       28.77%       11.59        25.06%                    13.32%
     Apr-95        4.41%       12.10                                  21.18%
     May-95        1.21%       12.25                                  19.56%
     Jun-95       -2.60%       11.93         2.92%                    14.00%
     Jul-95        0.48%       11.99                                  20.03%
     Aug-95        3.58%       12.41                                  31.17%
     Sep-95       -4.93%       11.80        -1.06%                    26.53%
     Oct-95       -1.79%       11.59                                  18.39%
     Nov-95       -4.17%       11.11                                  11.54%
     Dec-95        1.68%       11.30        -4.30%       21.88%       21.88%
     Jan-96        2.85%       11.62                                  43.87%
     Feb-96      -11.64%       10.27                                  14.05%        2.65%
     Mar-96        0.89%       10.36        -8.31%                   -10.65%        1.25%
     Apr-96        3.90%       10.76                                 -11.08%        7.75%
     May-96       -4.67%       10.26                                 -16.24%        0.14%
     Jun-96       -1.55%       10.10        -2.48%                   -15.34%       -3.49%
     Jul-96        5.97%       10.70                                 -10.71%        7.18%
     Aug-96       -2.48%       10.44                                 -15.93%       10.27%
     Sep-96        4.88%       10.95         8.38%                    -7.26%       17.34%
     Oct-96        8.88%       11.92                                   2.82%       21.72%
     Nov-96        7.53%       12.82                                  15.37%       28.68%
     Dec-96       -8.37%       11.74         7.29%        3.97%        3.97%       26.71%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER DWFCM
                       HISTORICAL PERFORMANCE (CONTINUED)

                                                                     12 Mo.       24 Mo.
                Monthly                    Qrtly        Annual      Holding      Holding
    Month        Return      NAV/Unit      Return       Return       Period       Period
     Jan-97       10.03%       12.92                                  11.23%       60.02%
     Feb-97        6.10%       13.71                                  33.56%       52.32%
     Mar-97       -8.05%       12.61         7.34%                    21.72%        8.76%
     Apr-97       -5.89%       11.86                                  10.25%       -1.97%
     May-97        0.37%       11.91                                  16.07%       -2.78%
     Jun-97        0.41%       11.96        -5.15%                    18.38%        0.23%
     Jul-97       15.17%       13.77                                  28.65%       14.88%
     Aug-97       -3.21%       13.33                                  27.70%        7.36%
     Sep-97        4.51%       13.93        16.50%                    27.25%       18.01%
     Oct-97       -4.59%       13.29                                  11.50%       14.64%
     Nov-97        6.81%       14.19                                  10.75%       27.77%
     Dec-97        4.43%       14.82         6.42%       26.22%       26.22%       31.23%
     Jan-98       -1.65%       14.58                                  12.82%       25.49%
     Feb-98       -2.21%       14.26                                   3.98%       38.88%
     Mar-98       -0.69%       14.16        -4.49%                    12.31%       36.70%
     Apr-98       -5.90%       13.32                                  12.29%       23.80%
     May-98        6.70%       14.21                                  19.38%       38.57%
     Jun-98       -0.81%       14.10        -0.41%                    17.92%       39.60%
     Jul-98       -4.53%       13.46                                  -2.24%       25.77%
     Aug-98       15.33%       15.52                                  16.48%       48.74%
     Sep-98        1.62%       15.78        11.89%                    13.26%       44.12%
     Oct-98        1.57%       16.02                                  20.58%       34.45%
     Nov-98       -5.12%       15.20                                   7.11%       18.62%
     Dec-98        2.44%       15.57        -1.28%        5.07%        5.07%       32.62%
     Jan-99       -5.38%       14.74                                   1.08%       14.04%
     Feb-99        1.34%       14.93                                   4.76%        8.93%
     Mar-99       -3.27%       14.45        -7.25%                     2.04%       14.60%
     Apr-99        2.78%       14.85                                  11.45%       25.15%
     May-99       -4.36%       14.20                                  -0.10%       19.26%
     Jun-99        0.54%       14.28        -1.17%                     1.26%       19.41%
     Jul-99       -0.47%       14.21                                   5.56%        3.19%
     Aug-99        5.00%       14.92                                  -3.89%       11.95%
     Sep-99        0.14%       14.94         4.66%                    -5.29%        7.27%
     Oct-99       -9.69%       13.49                                 -15.79%        1.54%
     Nov-99        2.39%       13.82                                  -9.12%       -2.66%
     Dec-99        2.35%       14.14        -5.36%       -9.21%       -9.21%       -4.60%
     Jan-00       -0.68%       14.04                                  -4.69%       -3.66%
     Feb-00       -0.66%       13.95                                  -6.58%       -2.13%
     Mar-00        4.72%       14.61         3.33%                     1.14%        3.20%
     Apr-00        2.15%       14.92                                   0.52%       12.03%
     May-00        2.34%       15.27                                   7.56%        7.45%
     Jun-00       -4.32%       14.61         0.03%                     2.37%        3.65%
     Jul-00       -7.75%       13.48                                  -5.12%        0.16%
     Aug-00        3.32%       13.93                                  -6.64%      -10.28%
     Sep-00       -1.33%       13.74        -5.96%                    -8.02%      -12.89%
     Oct-00        1.29%       13.92                                   3.16%      -13.13%
     Nov-00        4.31%       14.52                                   5.10%       -4.49%
     Dec-00       20.52%       17.50        27.34%       23.77%       23.77%       12.37%
     Jan-01       -4.29%       16.75                                  19.27%       13.67%
     Feb-01        0.42%       16.82        -3.89%       -3.89%       20.56%       12.63%

    COMPOUNDED ANNUAL ROR:                   7.72%

    STANDARD DEVIATION
    OF MONTHLY RETURNS:                      6.50%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Dean Witter Charter DWFCM L.P.
     (formerly, DWFCM International Access Fund L.P.)
  Morgan Stanley Dean Witter Charter Graham L.P.
  Morgan Stanley Dean Witter Charter Millburn L.P.
  Morgan Stanley Dean Witter Charter Welton L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter DWFCM L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of December 31, 2000 and 1999 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2000 for Morgan Stanley Dean Witter Charter DWFCM L.P., and for the period from March 1, 1999 (commencement of operations) to December 31, 1999 and the year ended December 31, 2000 for Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter DWFCM L.P., Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P. and Morgan Stanley Dean Witter Charter Welton L.P. at December 31, 2000 and 1999 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2000 for Morgan Stanley Dean Witter Charter DWFCM L.P., and for the year ended December 31, 2000 and the period from March 1, 1999 (commencement of operations) to December 31, 1999 for Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 16, 2001
New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                                ---------------------------------
                                                                    2000                 1999
                                                                    ----                 ----
                                                                     $                    $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................     26,570,361           19,067,800
  Net unrealized gain on open contracts (Morgan Stanley)....      3,586,880                   --
  Net unrealized loss on open contracts
     (Morgan Stanley International).........................       (160,517)                  --
  Net unrealized gain (loss) on open contracts (Carr).......        (10,863)           1,070,531
                                                                 ----------           ----------
  Total net unrealized gain on open contracts...............      3,415,500            1,070,531
                                                                 ----------           ----------
     Total Trading Equity...................................     29,985,861           20,138,331
Subscriptions receivable....................................        252,518              811,200
Interest receivable (Dean Witter Reynolds)..................        142,031               78,774
                                                                 ----------           ----------
     Total Assets...........................................     30,380,410           21,028,305
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Accrued incentive fees payable............................        860,827                   --
  Redemptions payable.......................................        556,261              228,143
  Accrued brokerage fees (Dean Witter Reynolds).............        149,461              108,150
  Accrued management fees...................................         42,703               30,900
                                                                 ----------           ----------
     Total Liabilities......................................      1,609,252              367,193
                                                                 ----------           ----------
PARTNERS' CAPITAL
Limited Partners (2,265,759.190 and 1,984,358.367 Units,
  respectively).............................................     28,446,182           20,424,608
General Partner (25,884.600 and 22,977.618 Units,
respectively)...............................................        324,976              236,504
                                                                 ----------           ----------
  Total Partners' Capital...................................     28,771,158           20,661,112
                                                                 ----------           ----------
  Total Liabilities and Partners' Capital...................     30,380,410           21,028,305
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT....................................          12.55                10.29
                                                                 ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                                ---------------------------------
                                                                    2000                 1999
                                                                    ----                 ----
                                                                     $                    $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................     25,080,303           21,677,769
  Net unrealized gain open contracts (Morgan Stanley).......      5,085,160                   --
  Net unrealized loss on open contracts
     (Morgan Stanley International).........................       (114,319)                  --
  Net unrealized gain on open contracts (Carr)..............             --              920,823
                                                                 ----------           ----------
  Total net unrealized gain on open contracts...............      4,970,841              920,823
                                                                 ----------           ----------
     Total Trading Equity...................................     30,051,144           22,598,592
Subscriptions receivable....................................        402,325            1,013,235
Interest receivable (Dean Witter Reynolds)..................        141,550               96,202
                                                                 ----------           ----------
     Total Assets...........................................     30,595,019           23,708,029
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.......................................        619,297              237,975
  Accrued brokerage fees (Dean Witter Reynolds).............        150,207              129,371
  Accrued management fees...................................         42,916               36,963
                                                                 ----------           ----------
     Total Liabilities......................................        812,420              404,309
                                                                 ----------           ----------
PARTNERS' CAPITAL
Limited Partners (2,833,265.854 and 2,481,763.344 Units,
  respectively).............................................     29,457,979           23,039,629
General Partner (31,221.881 and 28,447.087 Units,
respectively)...............................................        324,620              264,091
                                                                 ----------           ----------
  Total Partners' Capital...................................     29,782,599           23,303,720
                                                                 ----------           ----------
  Total Liabilities and Partners' Capital...................     30,595,019           23,708,029
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT....................................          10.40                 9.28
                                                                 ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                                ---------------------------------
                                                                    2000                 1999
                                                                    ----                 ----
                                                                     $                    $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................     19,614,103           20,297,239
  Net unrealized gain on open contracts (Morgan Stanley)....      3,456,472                   --
  Net unrealized loss on open contracts (Morgan Stanley
     International).........................................       (155,033)                  --
  Net unrealized gain on open contracts (Carr)..............             --            1,722,849
                                                                 ----------           ----------
  Total net unrealized gain on open contracts...............      3,301,439            1,722,849
                                                                 ----------           ----------
  Net option premiums.......................................        (55,994)             403,312
                                                                 ----------           ----------
     Total Trading Equity...................................     22,859,548           22,423,400
Subscriptions receivable....................................        265,050              948,424
Interest receivable (Dean Witter Reynolds)..................        110,806               83,547
                                                                 ----------           ----------
     Total Assets...........................................     23,235,404           23,455,371
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.......................................        771,830              222,634
  Accrued brokerage fees (Dean Witter Reynolds).............        119,881              120,848
  Accrued management fees...................................         34,252               34,528
                                                                 ----------           ----------
     Total Liabilities......................................        925,963              378,010
                                                                 ----------           ----------
PARTNERS' CAPITAL
Limited Partners (2,688,816.221 and 2,554,572.061 Units,
  respectively).............................................     22,043,879           22,813,660
General Partner (32,392.072 and 29,528.110 Units,
respectively)...............................................        265,562              263,701
                                                                 ----------           ----------
  Total Partners' Capital...................................     22,309,441           23,077,361
                                                                 ----------           ----------
  Total Liabilities and Partners' Capital...................     23,235,404           23,455,371
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT....................................           8.20                 8.93
                                                                 ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)

                       STATEMENTS OF FINANCIAL CONDITION

                                                                          DECEMBER 31,
                                                                ---------------------------------
                                                                    2000                 1999
                                                                    ----                 ----
                                                                     $                    $
ASSETS
Equity in futures interests trading accounts:
  Cash......................................................     34,507,098           36,135,527
  Net unrealized gain on open contracts (Morgan Stanley)....      4,714,032                   --
  Net unrealized loss on open contracts
     (Morgan Stanley International).........................       (842,031)                  --
  Net unrealized gain on open contracts (Carr)..............             --              608,697
                                                                 ----------           ----------
  Total net unrealized gain on open contracts...............      3,872,001              608,697
                                                                 ----------           ----------
     Total Trading Equity...................................     38,379,099           36,744,224
Subscriptions receivable....................................        193,359                   --
Interest receivable (Dean Witter Reynolds)..................        182,914              130,006
                                                                 ----------           ----------
     Total Assets...........................................     38,755,372           36,874,230
                                                                 ==========           ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.......................................        930,780              526,756
  Accrued incentive fees....................................        205,168                   --
  Accrued brokerage fees (Dean Witter Reynolds).............        184,421                   --
  Accrued management fees
     (Dean Witter Futures & Currency Management.............         52,692               92,010
  Accrued administrative expenses...........................             --               70,250
                                                                 ----------           ----------
     Total Liabilities......................................      1,373,061              689,016
                                                                 ----------           ----------
PARTNERS' CAPITAL
Limited Partners (2,102,258.734 and 2,525,575.500 Units,
  respectively).............................................     36,795,254           35,710,955
General Partner (33,540.900 Units)..........................        587,057              474,259
                                                                 ----------           ----------
  Total Partners' Capital...................................     37,382,311           36,185,214
                                                                 ----------           ----------
  Total Liabilities and Partners' Capital...................     38,755,372           36,874,230
                                                                 ==========           ==========
NET ASSET VALUE PER UNIT....................................          17.50                14.14
                                                                 ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE PERIOD
                                                                                        FROM
                                                                                    MARCH 1, 1999
                                                             FOR THE YEAR         (COMMENCEMENT OF
                                                                 ENDED             OPERATIONS) TO
                                                           DECEMBER 31, 2000      DECEMBER 31, 1999
                                                           -----------------      -----------------
                                                                 $                      $
REVENUES
  Trading profit:
     Realized............................................      4,638,274                839,458
     Net change in unrealized............................      2,344,969              1,070,531
                                                              ----------             ----------
       Total Trading Results.............................      6,983,243              1,909,989
  Interest income (Dean Witter Reynolds).................      1,242,395                444,815
                                                              ----------             ----------
       Total Revenues....................................      8,225,638              2,354,804
                                                              ----------             ----------
EXPENSES
  Brokerage fees (Dean Witter Reynolds)..................      1,517,906                723,042
  Incentive fees.........................................        950,165               --
  Management fees........................................        433,688                206,583
                                                              ----------             ----------
       Total Expenses....................................      2,901,759                929,625
                                                              ----------             ----------
NET INCOME...............................................      5,323,879              1,425,179
                                                              ==========             ==========
Net Income Allocation:
  Limited Partners.......................................      5,265,407              1,408,675
  General Partner........................................         58,472                 16,504
Net Income per Unit:
  Limited Partners.......................................           2.26                    .29
  General Partner........................................           2.26                    .29

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE PERIOD
                                                                                        FROM
                                                                                    MARCH 1, 1999
                                                             FOR THE YEAR         (COMMENCEMENT OF
                                                                 ENDED             OPERATIONS) TO
                                                           DECEMBER 31, 2000      DECEMBER 31, 1999
                                                           -----------------      -----------------
                                                                 $                      $
REVENUES
  Trading profit (loss):
     Realized............................................         76,367             (2,134,562)
     Net change in unrealized............................      4,050,018                920,823
                                                              ----------             ----------
       Total Trading Results.............................      4,126,385             (1,213,739)
  Interest income (Dean Witter Reynolds).................      1,404,756                559,942
                                                              ----------             ----------
       Total Revenues....................................      5,531,141               (653,797)
                                                              ----------             ----------
EXPENSES
  Brokerage fees (Dean Witter Reynolds)..................      1,699,726                912,182
  Management fees........................................        485,636                260,624
  Incentive fees.........................................       --                      103,350
                                                              ----------             ----------
       Total Expenses....................................      2,185,362              1,276,156
                                                              ----------             ----------
NET INCOME (LOSS)........................................      3,345,779             (1,929,953)
                                                              ==========             ==========
Net Income (Loss) Allocation:
  Limited Partners.......................................      3,310,250             (1,909,044)
  General Partner........................................         35,529                (20,909)
Net Income (Loss) per Unit:
  Limited Partners.......................................           1.12                   (.72)
  General Partner........................................           1.12                   (.72)

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                            STATEMENTS OF OPERATIONS

                                                                                   FOR THE PERIOD
                                                                                        FROM
                                                                                    MARCH 1, 1999
                                                             FOR THE YEAR         (COMMENCEMENT OF
                                                                 ENDED             OPERATIONS) TO
                                                           DECEMBER 31, 2000      DECEMBER 31, 1999
                                                           -----------------      -----------------
                                                                 $                      $
REVENUES
  Trading profit (loss):
     Realized............................................     (2,859,783)            (1,636,293)
     Net change in unrealized............................      1,578,590              1,722,849
                                                              ----------             ----------
       Total Trading Results.............................     (1,281,193)                86,556
  Interest income (Dean Witter Reynolds).................      1,274,899                521,699
                                                              ----------             ----------
       Total Revenues....................................         (6,294)               608,255
                                                              ----------             ----------
EXPENSES
  Brokerage fees (Dean Witter Reynolds)..................      1,547,098                852,522
  Management fees........................................        442,028                243,578
                                                              ----------             ----------
       Total Expenses....................................      1,989,126              1,096,100
                                                              ----------             ----------
NET LOSS.................................................     (1,995,420)              (487,845)
                                                              ==========             ==========
Net Loss Allocation:
  Limited Partners.......................................     (1,972,281)              (481,546)
  General Partner........................................        (23,139)                (6,299)
Net Loss per Unit:
  Limited Partners.......................................          (0.73)                 (1.07)
  General Partner........................................          (0.73)                 (1.07)

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)

                            STATEMENTS OF OPERATIONS

                                                              FOR THE YEARS ENDED
                                                                 DECEMBER 31,
                                        ---------------------------------------------------------------
                                              2000                   1999                   1998
                                              ----                   ----                   ----
                                              $                      $                      $
REVENUES
  Trading profit (loss):
     Realized.........................      5,655,002             (3,118,414)            10,745,170
     Net change in unrealized.........      3,263,304              1,054,886             (6,135,777)
                                           ----------             ----------             ----------
       Total Trading Results..........      8,918,306             (2,063,528)             4,609,393
  Interest income (Dean Witter
     Reynolds)........................      1,611,060              1,492,539              1,722,659
                                           ----------             ----------             ----------
       Total Revenues.................     10,529,366               (570,989)             6,332,052
                                           ----------             ----------             ----------
EXPENSES
  Brokerage fees (Dean Witter
     Reynolds)........................      1,821,573              2,089,386              2,293,998
  Management fees (Dean Witter Futures
     & Currency Management)...........        982,932              1,194,754              1,365,216
  Incentive fees (Dean Witter Futures
     & Currency Management)...........        205,168               --                      284,832
  Transaction fees and costs..........         83,748                134,354                154,590
  Administrative expenses.............         66,000                 72,000                 74,000
                                           ----------             ----------             ----------
       Total Expenses.................      3,159,421              3,490,494              4,172,636
                                           ----------             ----------             ----------
NET INCOME (LOSS).....................      7,369,945             (4,061,483)             2,159,416
                                           ==========             ==========             ==========
Net Income (Loss) Allocation:
  Limited Partners....................      7,257,147             (4,013,384)             2,098,465
  General Partner.....................        112,798                (48,099)                60,951
Net Income (Loss) per Unit (Note 1):
  Limited Partners....................           3.36                  (1.43)                   .75
  General Partner.....................           3.36                  (1.43)                   .75

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                      For the Year Ended December 31, 2000
                     and for the Period from March 1, 1999
                          (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY DEAN WITTER
  CHARTER GRAHAM L.P.
Partners' Capital,
  Initial Offering......................      436,313.664         4,303,136         60,000         4,363,136
Offering of Units.......................    1,612,075.766        15,122,352        160,000        15,282,352
Net income..............................         --               1,408,675         16,504         1,425,179
Redemptions.............................      (41,053.445)         (409,555)         --             (409,555)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,007,335.985        20,424,608        236,504        20,661,112
Offering of Units.......................      768,712.178         7,657,343         30,000         7,687,343
Net income..............................         --               5,265,407         58,472         5,323,879
Redemptions.............................     (484,404.373)       (4,901,176)         --           (4,901,176)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,291,643.790        28,446,182        324,976        28,771,158
                                            =============       ===========       ========       ===========

MORGAN STANLEY DEAN WITTER
  CHARTER MILLBURN L.P.
Partners' Capital,
  Initial Offering......................      483,488.295         4,774,883         60,000         4,834,883
Offering of Units.......................    2,079,748.071        20,678,854        225,000        20,903,854
Net loss................................         --              (1,909,044)       (20,909)       (1,929,953)
Redemptions.............................      (53,025.935)         (505,064)         --             (505,064)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,510,210.431        23,039,629        264,091        23,303,720
Offering of Units.......................      993,751.374         8,793,482         25,000         8,818,482
Net income..............................         --               3,310,250         35,529         3,345,779
Redemptions.............................     (639,474.070)       (5,685,382)         --           (5,685,382)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,864,487.735        29,457,979        324,620        29,782,599
                                            =============       ===========       ========       ===========

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                      For the Year Ended December 31, 2000
                     and for the Period from March 1, 1999
                          (commencement of operations)
                              to December 31, 1999

                                              UNITS OF
                                             PARTNERSHIP          LIMITED         GENERAL
                                              INTEREST           PARTNERS         PARTNER           TOTAL
                                            -------------       -----------       --------       -----------
                                                                     $               $                $
MORGAN STANLEY DEAN WITTER
  CHARTER WELTON L.P.
Partners' Capital,
  Initial Offering......................      580,145.052         5,731,450         70,000         5,801,450
Offering of Units.......................    2,067,456.248        18,109,078        200,000        18,309,078
Net loss................................         --                (481,546)        (6,299)         (487,845)
Redemptions.............................      (63,501.129)         (545,322)         --             (545,322)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 1999....    2,584,100.171        22,813,660        263,701        23,077,361
Offering of Units.......................      866,731.444         7,100,282         25,000         7,125,282
Net loss................................         --              (1,972,281)       (23,139)       (1,995,420)
Redemptions.............................     (729,623.322)       (5,897,782)         --           (5,897,782)
                                            -------------       -----------       --------       -----------
Partners' Capital, December 31, 2000....    2,721,208.293        22,043,879        265,562        22,309,441
                                            =============       ===========       ========       ===========

              For the Years Ended December 31, 2000, 1999 and 1998

                                               UNITS OF
                                              PARTNERSHIP         LIMITED          GENERAL
                                               INTEREST           PARTNERS         PARTNER          TOTAL
                                             -------------       ----------       ---------       ----------
                                               (NOTE 1)              $                $               $
MORGAN STANLEY DEAN WITTER
  CHARTER DWFCM L.P. (FORMERLY, DWFCM
  INTERNATIONAL ACCESS FUND L.P.)
Partners' Capital, December 31, 1997.....    3,238,553.900       46,949,644       1,052,985       48,002,629
Net income...............................         --              2,098,465          60,951        2,159,416
Redemptions..............................     (318,764.000)      (4,098,299)       (591,578)      (4,689,877)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 1998.....    2,919,789.900       44,949,810         522,358       45,472,168
Net loss.................................         --             (4,013,384)        (48,099)      (4,061,483)
Redemptions..............................     (360,673.500)      (5,225,471)         --           (5,225,471)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 1999.....    2,559,116.400       35,710,955         474,259       36,185,214
Offering of Units                               21,412.187          343,831          --              343,831
Net income...............................         --              7,257,147         112,798        7,369,945
Redemptions..............................     (444,728.953)      (6,516,679)         --           (6,516,679)
                                             -------------       ----------       ---------       ----------
Partners' Capital, December 31, 2000.....    2,135,799.634       36,795,254         587,057       37,382,311
                                             =============       ==========       =========       ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                      MARCH 1, 1999
                                                              FOR THE                (COMMENCEMENT OF
                                                             YEAR ENDED               OPERATIONS) TO
                                                         DECEMBER 31, 2000          DECEMBER 31, 1999
                                                         ------------------         ------------------
                                                                 $                          $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.........................................           5,323,879                  1,425,179
Noncash item included in net income:
     Net change in unrealized......................          (2,344,969)                (1,070,531)
Increase in operating assets:
     Interest receivable (Dean Witter Reynolds)....             (63,257)                   (78,774)
Increase in operating liabilities:
     Incentive fees payable........................             860,827                   --
     Accrued brokerage fees (Dean Witter
     Reynolds).....................................              41,311                    108,150
     Accrued management fees.......................              11,803                     30,900
                                                             ----------                 ----------
Net cash provided by operating activities..........           3,829,594                    414,924
                                                             ----------                 ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.................................            --                        4,363,136
  Offering of Units................................           7,687,343                 15,282,352
  (Increase) decrease in subscriptions
     receivable....................................             558,682                   (811,200)
  Increase in redemptions payable..................             328,118                    228,143
  Redemptions of Units.............................          (4,901,176)                  (409,555)
                                                             ----------                 ----------
Net cash provided by financing activities..........           3,672,967                 18,652,876
                                                             ----------                 ----------
Net increase in cash...............................           7,502,561                 19,067,800
Balance at beginning of period.....................          19,067,800                   --
                                                             ----------                 ----------
Balance at end of period...........................          26,570,361                 19,067,800
                                                             ==========                 ==========

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                      MARCH 1, 1999
                                                              FOR THE                (COMMENCEMENT OF
                                                             YEAR ENDED               OPERATIONS) TO
                                                         DECEMBER 31, 2000          DECEMBER 31, 1999
                                                         ------------------         ------------------
                                                                 $                          $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..................................           3,345,779                 (1,929,953)
Noncash item included in net income (loss):
     Net change in unrealized......................          (4,050,018)                  (920,823)
Increase in operating assets:
     Interest receivable (Dean Witter Reynolds)....             (45,348)                   (96,202)
Increase in operating liabilities:
     Accrued brokerage fees (Dean Witter Reynolds)               20,836                    129,371
     Accrued management fees.......................               5,953                     36,963
                                                             ----------                 ----------
Net cash used for operating activities.............            (722,798)                (2,780,644)
                                                             ----------                 ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.................................            --                        4,834,883
  Offering of Units................................           8,818,482                 20,903,854
  (Increase) decrease in subscriptions
     receivable....................................             610,910                 (1,013,235)
  Increase in redemptions payable..................             381,322                    237,975
  Redemptions of Units.............................          (5,685,382)                  (505,064)
                                                             ----------                 ----------
Net cash provided by financing activities..........           4,125,332                 24,458,413
                                                             ----------                 ----------
Net increase in cash...............................           3,402,534                 21,677,769
Balance at beginning of period.....................          21,677,769                   --
                                                             ----------                 ----------
Balance at end of period...........................          25,080,303                 21,677,769
                                                             ==========                 ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                            STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                                      MARCH 1, 1999
                                                              FOR THE                (COMMENCEMENT OF
                                                             YEAR ENDED               OPERATIONS) TO
                                                         DECEMBER 31, 2000          DECEMBER 31, 1999
                                                         ------------------         ------------------
                                                                 $                          $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss...........................................          (1,995,420)                  (487,845)
Noncash item included in net loss:
     Net change in unrealized......................          (1,578,590)                (1,722,849)
(Increase) decrease in operating assets:
     Net option premiums...........................             459,306                   (403,312)
     Interest receivable (Dean Witter Reynolds)....             (27,259)                   (83,547)
Increase in operating liabilities:
     Accrued brokerage fees (Dean Witter
     Reynolds).....................................                (967)                   120,848
     Accrued management fees.......................                (276)                    34,528
                                                             ----------                 ----------
Net cash used for operating activities.............          (3,143,206)                (2,542,177)
                                                             ----------                 ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering.................................            --                        5,801,450
  Offering of Units................................           7,125,282                 18,309,078
  (Increase) decrease in subscriptions
     receivable....................................             683,374                   (948,424)
  Increase in redemptions payable..................             549,196                    222,634
  Redemptions of Units.............................          (5,897,782)                  (545,322)
                                                             ----------                 ----------
Net cash provided by financing activities..........           2,460,070                 22,839,416
                                                             ----------                 ----------
Net increase (decrease) in cash....................            (683,136)                20,297,239
Balance at beginning of period.....................          20,297,239                   --
                                                             ----------                 ----------
Balance at end of period...........................          19,614,103                 20,297,239
                                                             ==========                 ==========

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.
                (FORMERLY, DWFCM INTERNATIONAL ACCESS FUND L.P.)

                            STATEMENTS OF CASH FLOWS

                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                      ---------------------------------------------
                                                         2000             1999             1998
                                                      -----------      -----------      -----------
                                                           $                $                $
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).................................     7,369,945        (4,061,483)      2,159,416
Noncash item included in net
  income (loss):
     Net change in unrealized.....................    (3,263,304)       (1,054,886)      6,135,777
(Increase) decrease in operating assets:
     Interest receivable (Dean Witter Reynolds)...       (52,908)            8,818          16,471
Increase (decrease) in operating liabilities:
     Incentive fees payable (Dean Witter Futures &
       Currency Management).......................       205,168           --             (437,418)
     Accrued brokerage fees (Dean Witter
       Reynolds)..................................       184,421           --               --
     Accrued management fees (Dean Witter Futures
       & Currency Management).....................       (39,318)          (22,557)         (7,697)
     Accrued administrative expenses..............       (70,250)           (7,619)         (7,476)
                                                      ----------       -----------      ----------
Net cash provided by (used for)
  operating activities............................     4,333,754        (5,137,727)      7,859,073
                                                      ----------       -----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in redemptions payable........       404,024           286,839        (103,533)
Offering of Units.................................       343,831           --               --
Redemptions of Units..............................    (6,516,679)       (5,225,471)     (4,689,877)
Increase in subscriptions receivable..............      (193,359)          --               --
                                                      ----------       -----------      ----------
Net cash used for financing activities............    (5,962,183)       (4,938,632)     (4,793,410)
                                                      ----------       -----------      ----------
Net increase (decrease) in cash...................    (1,628,429)      (10,076,359)      3,065,663
Balance at beginning of period....................    36,135,527        46,211,886      43,146,223
                                                      ----------       -----------      ----------
Balance at end of period..........................    34,507,098        36,135,527      46,211,886
                                                      ==========       ===========      ==========

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION -- Morgan Stanley Dean Witter Charter DWFCM L.P. ("Charter DWFCM") (formerly, DWFCM International Access Fund L P.), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"), (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Dean Witter Reynolds Inc. ("DWR"). Morgan Stanley & Co., Inc. ("MS&Co.") and Morgan Stanley & Co. International Limited ("MSIL") provide clearing and execution services. The trading advisor for Charter DWFCM is Dean Witter Futures & Currency Management Inc. ("DWFCM"). Prior to November 2000, Carr Futures Inc. ("Carr") provided clearing and execution services to the Partnerships. Demeter, DWR, MS&Co., MSIL and DWFCM are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

Charter DWFCM became one of the Charter Series of funds effective December 1, 2000. Each outstanding unit of limited partnership interest ("Unit(s)") in DWFCM International Access Fund L.P. was converted to 100 Units of Charter DWFCM. The number of Units outstanding, net income or loss per Unit and Net Asset Value per Unit have been adjusted for all reporting periods prior to this conversion.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based on their proportional ownership interests.

USE OF ESTIMATES -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit
(loss) on open contracts from one period to the next in the statement of operations. Monthly, DWR credits each Partnership with interest income on 100% of its average daily funds held at DWR. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from MS&Co. and MSIL with respect to such Partnership's assets deposited as margin. The interest rates used are equal to that earned by DWR on its U.S. Treasury bill investments. Prior to December 1, 2000, Charter DWFCM was credited with interest income based on 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills. For purposes of such interest payments Net Assets do not include monies due the Partnerships on forward contracts and other futures interests, but not actually received.

NET INCOME (LOSS) PER UNIT -- Net income (loss) per unit of limited partnership interest ("Unit(s)") is computed using the weighted average number of Units outstanding during the period.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with DWR and MS&Co. and MSIL to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS&Co. acting as their commodity broker. Pursuant to brokerage agreements with MS&Co., to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreements with MS&Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.

Prior to December 1, 2000, Charter DWFCM accrued brokerage commissions on a half-turn basis at 80% of DWR's published non-member rates and transaction fees and costs were accrued on a half-turn basis. Brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's adjusted month-end Net Assets.

OPERATING EXPENSES -- Each of the Partnerships incur monthly management fees and may incur incentive fees. Demeter bears all other operating expenses.

Prior to December 1, 2000, Charter DWFCM paid all operating expenses related to its trading activities, to a maximum 1/4 of 1% annually of its average month-end Net Assets. Charter DWFCM's operating expenses included filing fees, legal, auditing, accounting, mailing, printing and other incidental expenses as permitted by the Limited Partnership Agreement.

INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month.

REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnerships.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge.

EXCHANGES -- On the last day of the first month which occurs more than 180 days after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS -- Charter DWFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn and Charter Welton will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to DWR as described in Note 1. Each Partnership's cash is on deposit with DWR and MS&Co. and MSIL in futures interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter DWFCM and itself, entered into a management agreement with DWFCM to make all trading decisions for the Partnership. Charter DWFCM pays management and incentive fees (if any) to DWFCM.

3. TRADING ADVISORS

Demeter, on behalf of Charter DWFCM, Charter Graham, Charter Millburn and Charter Welton, retains certain commodity trading advisors to make all trading decision for the Partnerships. The trading advisors for each Partnership as of December 31, 2000 were as follows:

Morgan Stanley Dean Witter Charter DWFCM L.P.
  Dean Witter Futures & Currency Management Inc.

Morgan Stanley Dean Witter Charter Graham L.P.
  Graham Capital Management, L.P.

Morgan Stanley Dean Witter Charter Millburn L.P.
  Millburn Ridgefield Corporation

Morgan Stanley Dean Witter Charter Welton L.P.
  Welton Investment Corporation

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE -- Each Partnership pays a flat-rate monthly fee of 1/12 of 2% of the Net Assets under management by each trading advisor as of the first day of each month (a 2% annual rate).

Prior to December 1, 2000, Charter DWFCM paid a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement, as of the last day of each month.

INCENTIVE FEE -- Each Partnership's incentive fee is equal to 20% of trading profits, which is paid on a quarterly basis for Charter DWFCM, and paid on a monthly basis for Charter Graham, Charter Millburn, and Charter Welton.

Prior to December 1, 2000, Charter DWFCM paid a quarterly incentive fee equal to 15% of the trading profits earned by the Partnership as of the end of each calendar quarter.

Trading profits represent the amount by which profits from futures, forward and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month (quarterly in the case of Charter DWFCM), the trading advisor must earn back such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures and forward contracts, options on futures contracts and on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. Charter DWFCM adopted the provisions of SFAS No. 133 beginning with the fiscal year ended December 31, 1998 and Charter Graham, Charter Millburn and Charter Welton adopted SFAS No. 133 beginning with their first fiscal year ended December 31,1999. SFAS No. 133 superceded SFAS Nos. 119 and 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity that carries its assets at fair value. SFAS No. 133 was further amended by SFAS No. 138, which clarifies issues surrounding interest rate risk, foreign currency denominations, normal purchases and sales and net hedging. The application of SFAS No. 133, as amended by SFAS No. 137, did not have a significant effect on the Partnerships' financial statements, nor did the application of the provisions of SFAS No. 138 have a significant effect on the Partnerships' financial statements.

SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.

Generally derivatives include futures, forwards, swaps or option contracts, or other financial instruments with similar characteristics such as caps, floors and collars.

The net unrealized gains on open contracts are reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition and totaled $3,872,001 and $608,697 for Charter DWFCM, $3,415,500 and $1,070,531 for Charter Graham, $4,970,841 and $920,823 for Charter Millburn, and $3,301,439 and $1,722,849 for Charter Welton at December 31, 2000 and 1999, respectively.

For Charter DWFCM, of the $3,872,001 net unrealized gain on open contracts at December 31, 2000, $2,307,848 related to exchange-traded futures contracts and $1,564,153 related to off-exchange-traded forward currency contracts. Of the $608,697 net unrealized gain on open contracts at December 31, 1999, $465,072 related to exchange-traded futures contracts and $143,625 related to off-exchange-traded forward currency contracts.

For Charter Graham, of the $3,415,500 net unrealized gain on open contracts at December 31, 2000, $3,043,579 related to exchange-traded futures contracts and $371,921 related to off-exchange-traded forward currency contracts. Of the $1,070,531 net unrealized gain on open contracts at December 31,1999, $1,133,461 related to exchange-traded futures contracts and $(62,930) related to off-exchange-traded forward currency contracts.

For Charter Millburn, of the $4,970,841 net unrealized gain on open contracts at December 31, 2000, $2,734,201 related to exchange-traded futures contracts and $2,236,640 related to off-exchange-traded forward currency contracts. Of the $920,823 net unrealized gain on open contracts at December 31,1999, $983,771 related to exchange-traded futures contracts and $(62,948) related to off-exchange-traded forward currency contracts.

For Charter Welton, the net unrealized gain of $3,301,439 and $1,722,849 on open contracts at December 31, 2000 and 1999, respectively, related to exchange-traded futures and futures-styled options contracts.

Exchange-traded contracts and off-exchange-traded forward currency contracts held by the Partnerships at December 31, 2000 and 1999 mature as follows:

                                                          2000                    1999
                                                          ----                    ----
CHARTER DWFCM
     Exchange-Traded Contracts..................      June 2002               September 2000
     Off-Exchange-Traded Forward
       Currency Contracts.......................      March 2001              March 2000

CHARTER GRAHAM
     Exchange-Traded Contracts..................      June 2002               June 2001
     Off-Exchange-Traded Forward
       Currency Contracts.......................      March 2001              April 2000

CHARTER MILLBURN
     Exchange-Traded Contracts..................      June 2001               June 2000
     Off-Exchange-Traded Forward Currency
       Contracts................................      March 2001              March 2000

CHARTER WELTON
     Exchange-Traded Contracts..................      September 2001          May 2000

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because DWR, MS&Co. and MSIL act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. DWR, MS&Co. and MSIL, each as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled $36,814,946 and $36,600,599 for Charter DWFCM, $29,613,940 and $20,201,261 for Charter Graham,
$27,814,504 and $22,661,540 for Charter Millburn, and $22,915,542 and
$22,020,088 for Charter Welton at December 31, 2000 and 1999, respectively. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gain on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS&Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS&Co. These agreements, which seek to reduce both the Partnerships' and MS&Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS&Co.'s bankruptcy or insolvency.

5. LEGAL MATTERS

Similar class actions were filed in 1996 in California and New York State courts. Each of the actions were dismissed in 1999. However, the New York State class action discussed below is still pending because plaintiffs appealed the trial court's dismissal of their case on March 3, 2000.

On September 18 and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR. Named defendants include DWR, Demeter, DWFCM, MSDW, certain limited partnership commodity pools of which Demeter is the general partner and certain trading advisors to those pools. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The complaints sought unspecified amounts of compensatory and punitive damages and other relief. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1,1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. However, on March 3, 2000, plaintiffs appealed the trial court's dismissal of their case.

                     [This Page Intentionally Left Blank]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co., as of November 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

January 12, 2001
New York, New York

                         DEMETER MANAGEMENT CORPORATION

                       STATEMENTS OF FINANCIAL CONDITION

                                                                         NOVEMBER 30,
                                                                ------------------------------
                                                                    2000              1999
                                                                ------------      ------------
                                                                     $                 $
ASSETS
Investments in affiliated partnerships......................      22,094,121        17,825,316
Income taxes receivable.....................................         578,533           803,778
Receivable from affiliated partnerships.....................             723            20,428
                                                                ------------      ------------
     Total Assets...........................................      22,673,377        18,649,522
                                                                ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
  Payable to Parent.........................................      17,082,188        13,033,208
  Accrued expenses..........................................             451            29,293
                                                                ------------      ------------
     Total Liabilities......................................      17,082,639        13,062,501
                                                                ------------      ------------

STOCKHOLDER'S EQUITY:
  Common stock, no par value:
     Authorized 1,000 shares; outstanding 100 shares at
       stated value of $500 per share.......................          50,000            50,000
  Additional paid-in capital................................     123,170,000       123,170,000
  Retained earnings.........................................       5,440,738         5,437,021
                                                                ------------      ------------
                                                                 128,660,738       128,657,021
  Less: Notes receivable from Parent........................    (123,070,000)     (123,070,000)
                                                                ------------      ------------

     Total Stockholder's Equity.............................       5,590,738         5,587,021
                                                                ------------      ------------

     Total Liabilities and Stockholder's Equity.............      22,673,377        18,649,522
                                                                ============      ============

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                 FOR THE YEARS ENDED NOVEMBER 30, 2000 AND 1999

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW" or "Parent").

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Dean Witter Spectrum Currency L.P. ("Spectrum Currency"), Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan Stanley Tangible Asset Fund L.P.) ("Spectrum Commodity"), Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Global Balanced L.P.), Morgan Stanley Dean Witter Spectrum Strategic L.P. (formerly, Dean Witter Spectrum Strategic L.P.), Morgan Stanley Dean Witter Spectrum Technical L.P. (formerly, Dean Witter Spectrum Technical L.P.), Morgan Stanley Dean Witter Spectrum Select L.P. (formerly, Dean Witter Spectrum Select L.P.), Morgan Stanley Dean Witter/Chesapeake L.P. (formerly, DWR Chesapeake L.P.), Morgan Stanley Dean Witter/JWH Futures Fund L.P. (formerly, DWR/JWH Futures Fund L.P.), Morgan Stanley Dean Witter/Market Street Futures Fund L.P. (formerly, DWR/Market Street Futures Fund L.P.), Morgan Stanley Dean Witter Charter DWFCM L.P. (formerly, DWFCM International Access Fund L.P.) ("Charter DWFCM"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") and Morgan Stanley Dean Witter Strategic Alternatives Fund L.P. ("SAFLP").

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Charter Graham, Charter Millburn and Charter Welton. On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors in a continuing public offering. Charter Graham, Charter Millburn and Charter Welton each commenced trading on March 1, 1999.

On February 3, 1999, DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P.

On February 3, 1999, DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

On April 30, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P.

On April 30, 1999, Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P.

On April 30, 1999, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P.

On April 30, 1999, Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P.

On May 4, 1999, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Strategic Alternatives L.P. ("SAFLP"). SAFLP is the domestic vehicle for investment of client assets. Morgan Stanley Dean Witter Strategic Alternatives Fund ("SAFFI"), is an umbrella unit trust, which is the offshore investment vehicle for client assets. Together SAFLP and SAFFI are members of and invest 100% of their proceeds into Morgan Stanley Dean Witter Strategic Alternatives L.L.C. which is the investment vehicle organized to engage in the speculative trading of futures interests which commenced trading on May 4, 2000.

On July 6, 1999, DWR/Market Street Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/Market Street Futures Fund L.P.

On March 7, 2000, Morgan Stanley Tangible Asset Fund L.P. changed its name to Morgan Stanley Dean Witter Spectrum Commodity L.P. ("Spectrum Commodity"). Spectrum Commodity registered 7,000,000 Units on March 6, 2000 and became open to new investment on a continuous basis as of that date. Effective March 6, 2000, Spectrum Commodity became part of the Morgan Stanley Dean Witter Spectrum Series of Funds.

On March 6, 2000, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Dean Witter Spectrum Currency L.P. ("Spectrum Currency") and registered 12,000,000 Units to be offered to investors in a continuing public offering. Spectrum Currency commenced trading on July 5, 2000.

On March 27, 2000, the Charter Series individually registered additional Units with the SEC; 6,000,000 Units of Charter Graham, 6,000,000 Units of Charter Millburn and 6,000,000 Units of Charter Welton to be offered to investors in a continuing public offering.

Effective with the April 30, 2000 monthly closing, the exchange privilege among the Cornerstone Funds (a "Series Exchange") was terminated.

On October 11, 2000, DWFCM International Access Fund L.P. changed its name to Morgan Stanley Dean Witter Charter DWFCM L.P. ("Charter DWFCM"). Charter DWFCM registered 1,750,000 Units on October 11, 2000 and became open to new investment on a continuous basis starting November 1, 2000. Effective December 1, 2000, Charter DWFCM became part of the Morgan Stanley Dean Witter Charter Series.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of MSDW. Income taxes are computed on a separate company basis and are due to MSDW.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at November 30, 2000 and 1999 were as follows:

                                                                        NOVEMBER 30,
                                                              ---------------------------------
                                                                  2000                1999
                                                              -------------       -------------
                                                                    $                   $
        Total assets...................................       1,244,513,096       1,355,594,817
        Total liabilities..............................          27,380,688          28,406,267
        Total partners' capital........................       1,217,132,408       1,327,188,550

Demeter's investments in such limited partnerships are carried at market value.

4. PAYABLE TO MORGAN STANLEY DEAN WITTER & CO.

Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

5. NET WORTH REQUIREMENT

At November 30, 2000 and 1999, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $123,070,000 at November 30, 2000 and 1999.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation.

6. LITIGATION

Similar class actions were filed in 1996 in California and New York State courts. Each of the actions were dismissed in 1999. However, the New York State class action discussed below is still pending because plaintiffs appealed the trial court's dismissal of their case on March 3, 2000.

On September 18, and 20, 1996, purported class actions were filed in the Supreme Court of the State of New York, New York County, on behalf of all purchasers of interests in limited partnership commodity pools sold by Dean Witter Reynolds Inc. ("DWR"). Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW, certain limited partnership commodity pools of which Demeter is the general partner and certain trading advisors to those pools. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools. The complaints sought unspecified amounts of compensatory and punitive damages and other relief. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. By decision dated December 21, 1999, the New York Supreme Court dismissed the case with prejudice. However, on March 3, 2000, plaintiffs appealed the trial court's dismissal of their case.

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NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO
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     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT
TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
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                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                 MORGAN STANLEY DEAN WITTER CHARTER DWFCM L.P.

              SUPPLEMENT TO THE PROSPECTUS DATED OCTOBER 11, 2000
                AND SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY



     The prospectus dated October 11, 2000 is supplemented by a supplement dated April 12, 2001. The supplement is an integral part of, and must be read together with, the prospectus. All references in the Subscription Agreement and Power of Attorney to the prospectus dated October 11, 2000 shall be deemed to include the supplement dated April 12, 2001.



April 12, 2001